EXHIBIT 10.14

                      AMENDED AND RESTATED CREDIT AGREEMENT

                                   dated as of

                                  April 1, 1997

                                      among

                          PATINA OIL & GAS CORPORATION,

                                  as Borrower,

             The Financial Institutions Listed on Schedule 1 hereto,
                                    as Banks,

                    TEXAS COMMERCE BANK NATIONAL ASSOCIATION,
                            as Administrative Agent,

                           NATIONSBANK OF TEXAS, N.A.,
                              as Documentary Agent,

                                       and

                     WELLS FARGO BANK, N.A., CIBC, INC., and
                        CREDIT LYONNAIS NEW YORK BRANCH,

                                  as Co-Agents

                                  $140,000,000

                                TABLE OF CONTENTS

                                                                           PAGE

ARTICLE I TERMS DEFINED....................................................... 2

     SECTION 1.1. DEFINITIONS................................................. 2
                  -----------
     SECTION 1.2. ACCOUNTING TERMS AND DETERMINATIONS........................ 20
                  -----------------------------------

ARTICLE II THE CREDIT FACILITIES............................................. 20

     SECTION 2.1. COMMITMENT................................................. 20
                  ----------
     SECTION 2.2. METHOD OF BORROWING........................................ 22
                  -------------------
     SECTION 2.3. METHOD OF REQUESTING LETTERS OF CREDIT..................... 23
                  --------------------------------------
     SECTION 2.4. NOTES...................................................... 24
                  -----
     SECTION 2.5. INTEREST RATES; PAYMENTS................................... 24
                      ------------------------
     SECTION 2.6. MANDATORY TERMINATION OF COMMITMENTS; TERMINATION DATE AND
                  ----------------------------------------------------------
                  MATURITY................................................... 26
     SECTION 2.7. VOLUNTARY REDUCTION OF TOTAL COMMITMENT.................... 26
     SECTION 2.8. APPLICATION OF PAYMENTS.................................... 26
     SECTION 2.9. COMMITMENT FEE............................................. 26
     SECTION 2.10. AGENCY AND OTHER FEES..................................... 26

ARTICLE III GENERAL PROVISIONS............................................... 27

     SECTION 3.1. DELIVERY AND ENDORSEMENT OF NOTES...........................27
                  ---------------------------------
     SECTION 3.2. GENERAL PROVISIONS AS TO PAYMENTS...........................27
                  ---------------------------------
     SECTION 3.3. FUNDING LOSSES............................................. 28
                  --------------
SECTION 3.4. FOREIGN LENDERS, PARTICIPANTS, AND ASSIGNEES.................... 28
             --------------------------------------------

ARTICLE IV BORROWING BASE.................................................... 29

     SECTION 4.1. RESERVE AND RELATED ASSET REPORT; PROPOSED BORROWING BASE.. 29
                  ---------------------------------------------------------
SECTION 4.2. DETERMINATION OF BORROWING BASE................................. 29
                  -------------------------------
SECTION 4.3. SPECIAL DETERMINATION OF BORROWING BASE......................... 30
             ---------------------------------------
SECTION 4.4. BORROWING BASE DEFICIENCY....................................... 30
             -------------------------
SECTION 4.5. INITIAL BORROWING BASE.......................................... 31
             ----------------------

ARTICLE V COLLATERAL......................................................... 31

     SECTION 5.1. SECURITY................................................... 31
                  --------
     SECTION 5.2. GUARANTEE.................................................. 31
                  ---------


1/230128.7

ARTICLE VI CONDITIONS TO BORROWINGS.......................................... 32

     SECTION 6.1. RESTATEMENT OF EXISTING CREDIT AGREEMENT/CONDITIONS TO INITIAL
                  EXTENSION OF CREDIT........................................ 32

     SECTION 6.2. CONDITIONS TO EACH BORROWING AND EACH LETTER OF CREDIT..... 34
                  ------------------------------------------------------

     SECTION 6.3. AGREEMENTS REGARDING INITIAL BORROWING..................... 35
                  --------------------------------------

ARTICLE VII REPRESENTATIONS AND WARRANTIES................................... 35

     SECTION 7.1. CORPORATE EXISTENCE AND POWER.............................. 35
                  -----------------------------
     SECTION 7.2. EXISTENCE AND POWER (OTHER COMPANIES)...................... 36
                  -------------------------------------
     SECTION 7.3. CORPORATE, LIMITED LIABILITY COMPANY, PARTNERSHIP AND
               GOVERNMENTAL AUTHORIZATION; CONTRAVENTION..................... 36

     SECTION 7.4. BINDING EFFECT............................................. 36
     SECTION 7.5. FINANCIAL INFORMATION...................................... 36
     SECTION 7.6. LITIGATION................................................. 37
     SECTION 7.7. ERISA...................................................... 37
     SECTION 7.8. TAXES AND FILING OF TAX RETURNS............................ 37
     SECTION 7.9. TITLE TO PROPERTIES; LIENS................................. 37
     SECTION 7.10. BUSINESS; COMPLIANCE...................................... 37
     SECTION 7.11. LICENSES, PERMITS, ETC.................................... 38
     SECTION 7.12. COMPLIANCE WITH LAW....................................... 38
     SECTION 7.13. OWNERSHIP INTERESTS....................................... 38
     SECTION 7.14. FULL DISCLOSURE........................................... 38
     SECTION 7.15. SUBSIDIARIES.............................................. 39
     SECTION 7.16. OBLIGATIONS OF UNRESTRICTED SUBSIDIARIES.................. 39
     SECTION 7.17. ENVIRONMENTAL MATTERS..................................... 39
     SECTION 7.18. MERGER DOCUMENTS.......................................... 40
     SECTION 7.19. BURDENSOME OBLIGATIONS.................................... 40
     SECTION 7.20. GOVERNMENT REGULATIONS.................................... 40

     ARTICLE VIII AFFIRMATIVE COVENANTS...................................... 40

     SECTION 8.1. INFORMATION................................................ 40
                  -----------
     SECTION 8.2. BUSINESS OF BORROWER....................................... 42
                  --------------------
     SECTION 8.3. MAINTENANCE OF EXISTENCE................................... 42
                  ------------------------
     SECTION 8.4. TITLE DATA................................................. 43
                  ----------
     SECTION 8.5. RIGHT OF INSPECTION........................................ 43
                  -------------------
     SECTION 8.6. MAINTENANCE OF INSURANCE................................... 43
                  ------------------------
     SECTION 8.7. PAYMENT OF TAXES AND CLAIMS................................ 44
                  ---------------------------
     SECTION 8.8. COMPLIANCE WITH LAWS AND DOCUMENTS......................... 44
                  ----------------------------------
     SECTION 8.9. OPERATION OF PROPERTIES AND EQUIPMENT...................... 44
                  ------------------------------------

1/230128.7

     SECTION 8.10. FURTHER ASSURANCES........................................ 45
                   ------------------
     SECTION 8.11. ENVIRONMENTAL LAW COMPLIANCE AND INDEMNITY................ 45
                   ------------------------------------------

ARTICLE IX NEGATIVE COVENANTS................................................ 46

     SECTION 9.1. DEBT OF BORROWER AND ITS RESTRICTED SUBSIDIARIES........... 46
     SECTION 9.2. RESTRICTED PAYMENTS........................................ 46
     SECTION 9.3. NEGATIVE PLEDGE............................................ 47
     SECTION 9.4. CONSOLIDATIONS AND MERGERS................................. 47
     SECTION 9.5. ASSET DISPOSITIONS......................................... 47
     SECTION 9.6. AMENDMENTS TO MATERIAL DOCUMENTS........................... 47
     SECTION 9.7. USE OF PROCEEDS............................................ 48
     SECTION 9.8. INVESTMENTS................................................ 48
     SECTION 9.9. TRANSACTIONS WITH AFFILIATES............................... 48
     SECTION 9.10. PLANS..................................................... 48
     SECTION 9.11. OIL AND GAS HEDGE TRANSACTIONS............................ 48
     SECTION 9.12. OBLIGATIONS OF UNRESTRICTED SUBSIDIARIES.................. 49
     SECTION 9.13. ACQUISITIONS.............................................. 49
     SECTION 9.14. OPERATING LEASES.......................................... 49
     SECTION 9.15. SPECULATIVE HEDGE TRANSACTIONS............................ 49

ARTICLE X FINANCIAL COVENANTS................................................ 49

ARTICLE XI DEFAULTS.......................................................... 50

     SECTION 11.1. EVENTS OF DEFAULT......................................... 50
                   -----------------

ARTICLE XII AGENTS........................................................... 53

     SECTION 12.1. APPOINTMENT AND AUTHORIZATION............................. 53
                   -----------------------------
     SECTION 12.2. AGENTS AND AFFILIATES..................................... 53
                   ---------------------
     SECTION 12.3. ACTION BY AGENTS.......................................... 53
                   ----------------
     SECTION 12.4. CONSULTATION WITH EXPERTS................................. 54
                   -------------------------
     SECTION 12.5. LIABILITY OF AGENTS....................................... 54
                   -------------------
     SECTION 12.6. DELEGATION OF DUTIES...................................... 54
                   --------------------
     SECTION 12.7. INDEMNIFICATION........................................... 54
                   ---------------
     SECTION 12.8. CREDIT DECISION........................................... 54
                   ---------------
     SECTION 12.9. SUCCESSOR AGENT........................................... 55
                   ---------------

ARTICLE XIII PROTECTION OF YIELD; CHANGE IN LAWS............................. 55

     SECTION 13.1. BASIS FOR DETERMINING INTEREST RATE APPLICABLE TO EURODOLLAR
     TRANCHES INADEQUATE..................................................... 55

1/230128.7

     SECTION 13.2. ILLEGALITY OF EURODOLLAR LOANS............................ 56
                   ------------------------------
     SECTION 13.3. INCREASED COST OF EURODOLLAR TRANCHE...................... 56
                   ------------------------------------
     SECTION 13.4. ADJUSTED BASE RATE TRANCHE SUBSTITUTED FOR AFFECTED
                   EURODOLLAR TRANCHE........................................ 57

     SECTION 13.5. CAPITAL ADEQUACY.......................................... 58
                   ----------------
     SECTION 13.6. TAXES..................................................... 59
                   -----
     SECTION 13.7. DISCRETION OF BANKS AS TO MANNER OF FUNDING............... 59
                   -------------------------------------------

ARTICLE XIV MISCELLANEOUS.................................................... 59

     SECTION 14.1. NOTICES................................................... 59
     SECTION 14.2. NO WAIVERS................................................ 60
     SECTION 14.3. EXPENSES; DOCUMENTARY TAXES; INDEMNIFICATION.............. 60
     SECTION 14.4. RIGHT AND SHARING OF SET-OFFS............................. 60
     SECTION 14.5. AMENDMENTS AND WAIVERS.................................... 61
     SECTION 14.6. SURVIVAL.................................................. 61
     SECTION 14.7. LIMITATION ON INTEREST.................................... 62
     SECTION 14.8. INVALID PROVISIONS........................................ 62
     SECTION 14.9. WAIVER OF CONSUMER CREDIT LAWS............................ 62
     SECTION 14.10. SUCCESSORS AND ASSIGNS................................... 62
     SECTION 14.11. TEXAS LAW................................................ 64
     SECTION 14.12. CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES............ 64
     SECTION 14.13. COUNTERPARTS; EFFECTIVENESS.............................. 64
     SECTION 14.14. NO THIRD PARTY BENEFICIARIES............................. 65
     SECTION 14.15. COMPLETE AGREEMENT....................................... 65
     SECTION 14.16. WAIVER OF JURY TRIAL..................................... 65

1/230128.7

                                    EXHIBITS

Exhibit A      Note
Exhibit B      Pledge Agreement
Exhibit C      Restricted Subsidiary Guaranty
Exhibit D      Request for Borrowing
Exhibit E      Request for Letter of Credit
Exhibit F      Rollover Notice
Exhibit G      Assignment and Assumption Agreement
Exhibit H      Certificate of Ownership Interests

1/230128.7

                                    SCHEDULES

Schedule 1     Financial Institutions
Schedule 2     Investments
Schedule 3     Taxes
Schedule 4     Subsidiaries
Schedule 5     Obligations
Schedule 6     Debt

1/230128.7

                      AMENDED AND RESTATED CREDIT AGREEMENT

     THIS AMENDED AND RESTATED CREDIT AGREEMENT (this "AGREEMENT") is entered into effective as of the 1st day of April, 1997, among Patina Oil & Gas Corporation, a Delaware corporation ("BORROWER"), Texas Commerce Bank National Association, as Administrative Agent ("ADMINISTRATIVE AGENT"), NationsBank of Texas, N.A., as Documentary Agent ("DOCUMENTARY AGENT"), Wells Fargo Bank, N.A., CIBC, Inc. and Credit Lyonnais New York Branch, as Co-Agents ("CO-AGENTS") and the financial institutions listed on SCHEDULE 1 hereto as Banks (individually a "BANK" and collectively "BANKS")

                                W I T N E S E T H

     WHEREAS, Borrower, Gerrity Oil & Gas Corporation, a Delaware corporation ("GERRITY") and SOCO Wattenberg Corporation, a Delaware corporation ("SWAT"), as Borrowers (collectively, referred to herein as the "EXISTING BORROWERS"), Agents and the financial institutions listed on Schedule 1 thereto as Banks (collectively referred to herein as "EXISTING BANKS") are parties to that certain Credit Agreement dated as of May 2, 1996, as heretofore amended (the "EXISTING CREDIT AGREEMENT"), pursuant to which credit is outstanding to the Existing Borrowers; and

     WHEREAS, pursuant to that certain Merger Certificate (as hereinafter defined), Gerrity will merge with and into Borrower with Borrower being the surviving corporation; and

     WHEREAS, pursuant to an Assignment and Assumption Agreement dated effective as of April 1, 1997 (the "BANK ASSIGNMENT AGREEMENT"), Bank One, Texas, N.A., a national banking association ("BANK ONE") has purchased and assumed certain rights and interests of Existing Banks under the Existing Credit Agreement; and

     WHEREAS, immediately after giving effect to the Merger and the Bank Assignment (as each term is hereinafter defined), but subject to the conditions precedent set forth herein, Borrower, Banks (including Bank One) and Agents desire to amend and restate the Existing Credit Agreement in it entirety in order, among other things, (a) to amend and restate the aggregate Commitments of Banks, and (b) to modify certain other provisions of the Existing Credit Agreement.

     NOW, THEREFORE, in consideration of the premises, the representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Administrative Agent, Documentary Agent, Co-Agents and Banks hereby agree that the Existing Credit Agreement is hereby amended and restated in its entirety on the terms and conditions set forth herein. It is the intention of Borrower, Agents and Banks that this Agreement supersede and replace the Existing Credit Agreement in its entirety; provided, that (a) such amendment and restatement shall operate to renew, amend and modify the rights and obligations of the parties under the Existing Credit Agreement as provided herein, but shall not effect a novation thereof, and (b) except for such Liens securing the Obligations under and as defined in the Existing Credit Agreement which are no longer required

1/230128.7
pursuant to the terms of this Agreement (and which are being terminated and released pursuant to express written instruments to such effect duly filed and recorded in the appropriate jurisdictions), the Liens securing the Obligations under and as defined in the Existing Credit Agreement shall not be extinguished, but shall be carried forward and shall secure such Obligations as renewed, amended, restated and modified hereby. Borrower, Administrative Agent, Documentary Agent, Co-Agents and Banks hereby further agree as follows:

                                    ARTICLE I

                                  TERMS DEFINED

     SECTION 1.1. DEFINITIONS. The following terms, as used herein, have the following meanings:

     "Adjusted Base Rate" means, on any day, the greater of (a) the Base Rate in effect on such day, or (b) the sum of (i) the Federal Funds Rate in effect on such day, plus (ii) one half of one percent (.5%). Each change in the Adjusted Base Rate shall become effective automatically and without notice to Borrower or any Bank upon the effective date of each change in the Federal Funds Rate or the Base Rate, as the case may be.

     "Adjusted Base Rate Tranche" means the portion of the principal of the Loan bearing interest with reference to the Adjusted Base Rate.

     "Adjusted Consolidated EBITDA" means, with respect to any Person for any period, Consolidated EBITDA of such Person for such period, adjusted to reflect all revenues and expenses (including lease operating expense, severance Taxes, additional overhead and other expenses) attributable to material oil and gas properties purchased by such Person or any of its Subsidiaries after the first day of such period as if such properties had been owned by such Person or such Subsidiaries on the first day of such period. As used in this definition, "material oil and gas properties" means oil and gas properties purchased for a purchase price of not less than $25,000,000.

     "Adjusted Eurodollar Rate" applicable to any Interest Period, means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/16 of 1%) by dividing (a) the applicable Eurodollar Rate by (b)
1.00 minus the Eurodollar Reserve Percentage.

     "Administrative Agent" means Texas Commerce Bank National Association in its capacity as Administrative Agent for Banks hereunder or any successor thereto.

     "Affiliate" means, as to any Person, any Subsidiary of such Person, or any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management

1/230128.7
and policies of such Person, whether through the ownership of voting securities or partnership interests, or by contract or otherwise.

     "Agent" means any of the Administrative Agent, the Documentary Agent or any Co-Agent, and "Agents" means the Administrative Agent, the Documentary Agent and the Co-Agents collectively.

     "Agreement" means this Amended and Restated Credit Agreement, including the Schedules and Exhibits hereto, as the same may be amended or supplemented from time to time.

     "Annualized" means, with respect to Adjusted Consolidated EBITDA of any Person for a period of less than four (4) complete Fiscal Quarters, the Adjusted Consolidated EBITDA of such Person for the number of complete Fiscal Quarters in such period multiplied times a fraction, the numerator of which is four (4) and the denominator of which is the number of complete Fiscal Quarters in such period.

     "Applicable Environmental Law" means any law, statute, ordinance, rule, regulation, order or determination of any governmental authority or any board of fire underwriters (or other body exercising similar functions), affecting any real or personal property owned, operated or leased by any Company or any other operation of any Company in any way pertaining to health, safety or the environment, including, without limitation, all applicable zoning ordinances and building codes, flood disaster laws and health, safety and environmental laws and regulations, and further including without limitation, (a) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended from time to time, herein referred to as "CERCLA"), (b) the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Recovery Act of 1976, as amended by the Solid Waste Disposal Act of 1980, and the Hazardous and Solid Waste Amendments of 1984 (as amended from time to time, herein referred to as "RCRA"), (c) the Safe Drinking Water Act, as amended, (d) the Toxic Substances Control Act, as amended, (e) the Clean Air Act, as amended, (f) the Occupational Safety and Health Act of 1970, as amended,
(g) the laws, rules and regulations of any state having jurisdiction over any real or personal property owned, operated or leased by any Company or any other operation of any Company which relate to health, safety or the environment, as each may be amended from time to time, and (h) any federal, state or municipal laws, ordinances or regulations which may now or hereafter require removal of asbestos or other hazardous wastes or impose any liability related to asbestos or other hazardous wastes. The terms "HAZARDOUS SUBSTANCE", "PETROLEUM", "RELEASE" and "THREATENED RELEASE" have the meanings specified in CERCLA, and the terms "SOLID WASTE" and "DISPOSAL" (or "DISPOSED") have the meanings specified in RCRA; PROVIDED, HOWEVER, in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment with respect to all provisions of this Agreement; and PROVIDED FURTHER THAT, to the extent the laws of the state in which any real or personal property owned, operated or leased by any Company is located establish a meaning for "hazardous substance", "petroleum", "release", "solid waste" or "disposal" which is broader than that specified

1/230128.7
                                        3
in either CERCLA or RCRA, such broader meaning shall apply in so far as such broader meaning is applicable to the real or personal property owned, operated or leased by such Company and located in such state.

     "Applicable Margin" means, for purposes of determining the interest rate applicable to the Loan at any time, the amount set forth in the table below under the applicable Type of Tranche and opposite the applicable Ratio of Consolidated Funded Debt to Adjusted Consolidated EBITDA. The Applicable Margin in effect at any time shall be based on the Ratio of Consolidated Funded Debt to Adjusted Consolidated EBITDA as of the last day of the Fiscal Quarter then most recently ended for which Borrower has provided to Banks the financial statements required by SECTION 8.1(B) hereof (in the case of the first three (3) Fiscal Quarters of each Fiscal Year) or SECTION 8.1(A) hereof (in the case of the fourth Fiscal Quarter of each Fiscal Year).


      Ratio of Consolidated Funded Debt to                    Adjusted Base Rate          Eurodollar
          Adjusted Consolidated EBITDA                             Tranches                Tranches

less than or equal to 1.5 to 1                                        0                      .625%
greater than 1.5 to 1 less than or equal to 2.0 to 1                  0                       .75%
greater than 2.0 to 1 less than or equal to 2.5 to 1                  0                      .875%
greater than 2.5 to 1 less than or equal to 3.0 to 1                  0                     1.000%
greater than 3.0 to 1                                                 0                     1.125%
=======================================================             ====                   =======


     "Approved Petroleum Engineer" means any one or more of Netherland, Sewell & Associates, Inc., Ryder Scott Company, Williamson Petroleum Consultants, Inc., Barnes and Click, Inc., or such other reputable firm(s) of independent petroleum engineers as shall be approved by Required Banks and, as to oil and gas properties aggregating not more than twenty percent (20%) of the total value of Borrower's and its Restricted Subsidiaries' oil and gas properties (based on the Recognized Value), Borrower's in-house staff shall be deemed an Approved Petroleum Engineer.

     "Assignee" has the meaning given such term in SECTION 14.10(C).

     "Assignment  and  Assumption  Agreement" has the meaning given such term in
SECTION 14.10(C).

     "Authorized Officer" means, as to any Person, its Chairman, Vice-Chairman, President, Executive Vice President(s), Senior Vice President(s) or Vice President duly authorized to act on behalf of such Person.

     "Availability" means, at any time, (a) the Borrowing Base in effect at such time, minus (b) the Outstanding Credit at such time.

1/230128.7

     "Bank" means any financial institution listed on SCHEDULE 1 hereto as having a Commitment, and its successors and assigns, and "Banks" shall mean all Banks.

     "Bank Assignment Agreement" means that certain Assignment and Assumption Agreement dated effective as of April 1, 1997, entered into by and among Bank One and Existing Banks, pursuant to which Bank One purchased and assumed certain rights and interests of Existing Banks under the Existing Credit Agreement.

     "Bank One" means Bank One, Texas, N.A., a national banking association.

     "Base Rate" means the floating rate of interest established from time to time by Administrative Agent as its "prime rate" of interest, which rate is not the lowest rate of interest which Administrative Agent charges, each change in the Base Rate to become effective without notice to Borrower on the effective date of each such change.

     "Borrower" means Patina Oil & Gas Corporation, a Delaware corporation.

     "Borrowing" means any disbursement to Borrower under, or to satisfy the obligations of any Company under, any of the Loan Papers. Any Borrowing which will constitute an Adjusted Base Rate Tranche is referred to herein as a "Base Rate Borrowing," and any Borrowing which will constitute a Eurodollar Tranche is referred to herein as a "Eurodollar Borrowing."

     "Borrowing Base" has the meaning set forth in SECTION 4.2 hereof.

     "Borrowing Base Deficiency" means, as of any date, the amount, if any, by which (a) the Outstanding Credit on such date, exceeds (b) the Borrowing Base in effect on such date; provided, that, for purposes of computing the existence and amount of any Borrowing Base Deficiency, Letter of Credit Exposure will not constitute Outstanding Credit to the extent funds have been deposited with Administrative Agent to secure such Letter of Credit Exposure pursuant to
SECTION 2.1(B).

     "Borrowing Date" means the Eurodollar Business Day or the Domestic Business Day, as the case may be, upon which the proceeds of any Borrowing are made available to Borrower or to satisfy the obligation of any Company.

     "Capital Lease" means, for any Person as of any date, any lease of property, real or personal, which would be capitalized on a balance sheet of the lessee prepared as of such date in accordance with generally accepted accounting principles.

     "Closing Date" means April 1, 1997.

     "Co-Agents" means Wells Fargo Bank, N.A., CIBC, Inc. and Credit Lyonnais New York Branch in their capacities as Co-Agents hereunder or any successor thereto, and "Co-Agent" means any one of the foregoing. 1/230128.7

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commitment" means, with respect to any Bank, the amount set forth opposite such Bank's name on SCHEDULE 1 hereto, as such amount may be terminated or reduced from time to time in accordance with the provisions hereof.

     "Commitment Fee Percentage" means, at any time, the amount set forth in the table below opposite the applicable Ratio of Consolidated Funded Debt to Adjusted Consolidated Cash Flow. The Commitment Fee Percentage in effect at any time pursuant to the table below shall be based on the Ratio of Consolidated Funded Debt to Adjusted Consolidated EBITDA as of the last day of the Fiscal Quarter then most recently ended for which Borrower has provided to Banks the financial statements required by SECTION 8.1(B) hereof (in the case of the first three (3) Fiscal Quarters of each Fiscal Year) or SECTION 8.1(A) hereof (in the case of the fourth Fiscal Quarter of each Fiscal Year).


     Ratio of Consolidated Funded Debt to                      Commitment Fee
          Adjusted Consolidated EBITDA                            Percentage
less than or equal to 2.5 to 1                                      .25%
greater than 2.5 to 1 less than or equal to 3.0 to 1                .30%
greater than 3 to 1                                                .375%
=======================================================          =======

     "Commitment Percentage" means, with respect to any Bank at any time, the Commitment Percentage for such Bank set forth on SCHEDULE 1 hereto.

     "Common Stock" means Borrower's Common Stock, par value $.01 per share.

     "Companies" means Borrower and all direct and indirect Subsidiaries of Borrower whether existing on the date hereof or hereafter acquired or created, and "Company" means any one of the foregoing.

     "Consolidated Current Assets" means, for any Person at any time, the sum of
(a) consolidated current assets of such Person and its Consolidated Subsidiaries including accounts or notes receivable (if properly reserved in accordance with generally accepted accounting principles), but excluding (i) prepaid expenses, and (ii) assets held for resale, plus (b) the Availability.

     "Consolidated Current Liabilities" means, for any Person at any time, the current liabilities of such Person and its Consolidated Subsidiaries at such time, but excluding the current portion of the principal outstanding under the Loan.

     "Consolidated   EBITDA"  means,   for  any  Person  for  any  period,   the
Consolidated Net Income of such Person for such period, plus each of the following determined for such Person and its

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
Consolidated Subsidiaries on a consolidated basis for such period: (a) any provision for (or less any benefit from) income or franchise Taxes included in determining Consolidated Net Income; (b) Consolidated Net Interest Expense deducted in determining Consolidated Net Income; (c) depreciation, depletion and amortization expense deducted in determining Consolidated Net Income; and (d) other noncash charges deducted in determining Consolidated Net Income and not already deducted in accordance with clauses (b) and (c) of this definition.

     "Consolidated Free Cash Flow" means, for Borrower for any period, the remainder of (a) Borrower's Consolidated EBITDA for such period, minus (b) Borrower's Consolidated Net Interest Expense for such period, minus (c) all income and franchise Taxes actually paid in cash by Borrower and its Consolidated Subsidiaries during such period, minus (d) all dividends on the Preferred Stock paid during such period.

     "Consolidated Funded Debt" means, for Borrower at any time, all Debt of Borrower and its Consolidated Subsidiaries at such time.

     "Consolidated Net Income" means, for any Person as of any period, the net income (or loss) of such Person and its Consolidated Subsidiaries for such period determined in accordance with generally accepted accounting principles, but excluding: (a) the income of any other Person (other than its Consolidated Subsidiaries) in which such Person or any of its Subsidiaries has an ownership interest, unless received by such Person or its Consolidated Subsidiaries in a cash distribution; (b) any after-tax gains attributable to asset dispositions;
(c) to the extent not included in clauses (a) and (b) above, any after-tax (i) extraordinary gains, (ii) non-cash gains or (iii) nonrecurring gains; and (d) non-cash or nonrecurring charges due to changes in accounting principles required by generally accepted accounting principles.

     "Consolidated Net Interest Expense" means, for any Person for any period, the remainder of the following for such Person and its Consolidated Subsidiaries for such period: (a) interest expense, minus (b) interest income.

     "Consolidated Subsidiary" or "Consolidated Subsidiaries" means, for any Person, at any time, any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements as of such time.

     "Consolidated Total Capital" means, for any Person as of any date, the sum of (a) the Consolidated Funded Debt of such Person and its Consolidated Subsidiaries as of such date, and (b) the shareholders' equity of such Person which would be reflected on a consolidated balance sheet of such Person and its Consolidated Subsidiaries prepared as of such date in accordance with generally accepted accounting principles.

     "Conversion Date" has the meaning set forth in SECTION 2.5(C).

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
     "Credit Period" means the period commencing on the date hereof and ending on the Termination Date.

     "Current Financials" means the consolidated balance sheet of Borrower as of December 31, 1996, and the related consolidated statements of operations and cash flow for the Fiscal Year then ended, reported on by Arthur Anderson, LLP, copies of which have been provided to Banks.

     "Current Reserve Report" means that certain Estimate of Reserves and Future Revenue dated February 5, 1997, prepared as of December 31, 1996 by Netherland, Sewell & Associates, Inc. setting forth Netherland, Sewell & Associates, Inc.'s analysis of certain oil and gas properties owned by Borrower (after giving effect to the Merger) and its Restricted Subsidiaries as of December 31, 1996.

     "Debt" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all other indebtedness (including obligations under Capital Leases, other than Capital Leases which are usual and customary oil and gas leases) of such Person on which interest charges are customarily paid or accrued, (d) all Guarantees by such Person, (e) the unfunded or unreimbursed portion of all letters of credit issued for the account of such Person, and (f) all liability of such Person as a general partner of a partnership for obligations of such partnership of the nature described in (a) through (e) preceding.

     "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "Determination" means any Periodic Determination or Special Determination.

     "Determination Date" means (a) each May 1 and November 1, and (b) with respect to any Special Determination, the first day of the first month which is not less than twenty (20) Domestic Business Days following the date of a request for a Special Determination. The Closing Date shall also constitute a Determination Date for purposes of this Agreement.

     "Distribution" by any Person, means (a) with respect to any stock issued by such Person or any partnership interest of such Person, the retirement, redemption, purchase, or other acquisition for value of any such stock or partnership interest, (b) the declaration or payment of any dividend or other distribution on or with respect to any stock or any partnership interest of any Person, and (c) any other payment by such Person with respect to such stock or partnership interest.

     "Documentary Agent" means NationsBank of Texas, N.A. in its capacity as Documentary Agent for Banks hereunder or any successor thereto.

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
        "Domestic Business Day" means any day except a Saturday, Sunday or other day on which national banks in Houston, Texas, are authorized by law to close.

     "Domestic  Lending Office" means, as to each Bank, its office identified on
SCHEDULE 1 hereto as its Domestic Lending Office or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to Borrower and Administrative Agent.

     "Environmental Liability" means any liability, loss, fine, penalty, charge, lien, damage, cost, or expense of any kind that results directly or indirectly, in whole or in part (a) from the violation of any Applicable Environmental Law,
(b) from the release or threatened release of any hazardous substance, (c) from removal, remediation, or other actions in response to the release or threatened release of any hazardous substance, (d) from actual or threatened damages to natural resources, (e) from the imposition of injunctive relief or other orders,
(f) from personal injury, death, or property damage which occurs as a result of any Company's use, storage, handling, or the release or threatened release of a hazardous substance, or (g) from any environmental investigation performed at, on, or for any real property owned by any Company.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Eurodollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in the applicable Eurodollar interbank market.

     "Eurodollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address identified on SCHEDULE 1 hereto as its Eurodollar Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Eurodollar Lending Office by notice to Borrower and Administrative Agent.

     "Eurodollar Rate" applicable to any Interest Period means the rate per annum determined by Administrative Agent (rounded upward, if necessary, to the next higher 1/16 of 1%) at which deposits in dollars are offered to Administrative Agent by first class banks in the eurodollar interbank market which has been selected by Administrative Agent at approximately 10:00 a.m. (Houston, Texas time) two (2) Eurodollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Eurodollar Tranche to which such Interest Period is to apply and for a period of time comparable to such Interest Period. Administrative Agent shall determine the Eurodollar Rate and shall notify Borrower and Banks as soon as practicable.

     "Eurodollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in Houston, Texas in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on

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
Eurodollar Tranches is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

     "Eurodollar Tranche" means, with respect to any Interest Period, any portion of the principal amount outstanding under the Loan which bears interest at a rate computed by reference to the Adjusted Eurodollar Rate for such Interest Period.

     "Event of Default" has the meaning set forth in SECTION 11.1 hereof.

     "Exempt Transfer" means any transfer of oil and gas properties or Related Assets (a) by Borrower to any of its Restricted Subsidiaries, or (b) by any of the Restricted Subsidiaries of Borrower to Borrower or to any other Restricted Subsidiary of Borrower.

     "Exhibit" refers to an exhibit attached to this Agreement and incorporated herein by reference, unless specifically provided otherwise.

     "Existing Banks" means the financial institutions listed on SCHEDULE 1 of the Existing Credit Agreement.

     "Existing Borrowers" means the Borrowers under and as defined in the Existing Credit Agreement.

     "Existing Credit Agreement" means that certain Credit Agreement dated as of May 2, 1996, by and among Existing Borrowers, Agents and Existing Banks as amended by that certain (i) First Amendment to Credit Agreement dated as of June 28, 1996, by and among Existing Borrowers, Agents and Existing Banks, (ii) Second Amendment to Credit Agreement dated as of October 8, 1996, by and among Existing Borrowers, Agents and Existing Banks, (iii) Third Amendment to Credit Agreement dated as of November 1, 1996, by and among Existing Borrowers, Agents and Existing Banks, and (iv) Fourth Amendment to Credit Agreement dated as of February 18, 1997, by and among Existing Borrowers, Agents and Existing Banks.

     "Existing Mortgages" means the mortgages, deeds of trust, security agreements, assignments, pledges and other documents, instruments and agreements which establish Liens on oil and gas properties owned by Gerrity and its Restricted Subsidiaries and on Gerrity Related Assets (as defined in the Existing Credit Agreement) to secure certain obligations under the Existing Credit Agreement.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a

1/230128.7

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
Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (b) if such rate is not so published on such next succeeding Domestic Business Day, the Federal Funds Rate for any day shall be the average rate charged to Administrative Agent on such day on such transactions as determined by Administrative Agent.

     "Fiscal Quarter" means the three (3) month periods ending March 31, June 30, September 30 or December 31 of each Fiscal Year.

     "Fiscal Year" means a twelve (12) month period ending December 31.

     "Gerrity" means Gerrity Oil & Gas Corporation, a Delaware corporation, which will be merged with an into Borrower pursuant to the Merger with Borrower being the surviving corporation.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions, by "comfort letter" or other similar undertaking of support or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

     "Indenture" means that certain Indenture dated as of June 30, 1994, by and between Gerrity and Chemical Bank as Trustee, as supplemented and amended by that certain Supplemental Indenture dated as of March 31, 1997, by and among Borrower, Gerrity and The Chase Manhattan Bank (formerly known as Chemical
Bank), as Trustee, which Indenture sets forth certain terms applicable to the Subordinate Notes.

     "Initial Borrowing Base" means a Borrowing Base in the amount of $120,000,000, which shall be in effect during the period commencing on the Closing Date and continuing until the first Special Determination or Periodic Determination after the Closing Date.

     "Interest Option" has the meaning given such term in SECTION 2.5(C).

     "Interest Period" means, with respect to each Eurodollar Tranche, the period commencing on the Borrowing or Conversion Date applicable to such Tranche and ending one (1), two (2), three (3) or six (6) months thereafter, as Borrower may elect in the applicable Request for Borrowing; provided that: (a) any Interest Period which would otherwise end on a day which is not a Eurodollar

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
Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day; (b) any Interest Period which begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Eurodollar Business Day of a calendar month;
(c) if any Interest Period includes a date on which any payment of principal of the Loan subject to such Eurodollar Tranche is required to be made hereunder, but does not end on such date, then (i) the principal amount of each Eurodollar Tranche required to be repaid on such date shall have an Interest Period ending on such date, and (ii) the remainder of each such Eurodollar Tranche shall have an Interest Period determined as set forth above; and (d) no Interest Period shall extend past the expiration of the Credit Period.

     "Investment" means, with respect to any Person, any loan, advance, extension of credit, capital contribution to, investment in or purchase of the stock securities of, or interests in, any other Person; provided, that "Investment" shall not include current customer and trade accounts which are payable in accordance with customary trade terms.

     "Lending Office" means, as to any Bank, its Domestic Lending Office or its Eurodollar Lending Office, as the context may require.

     "Letter of Credit Exposure" of any Bank means, collectively, such Bank's aggregate participation in the unfunded portion of Letters of Credit outstanding at any time.

     "Letter of Credit Issuer" has the meaning set forth in SECTION 2.1(B).

     "Letters of Credit" means, collectively, letters of credit issued for the account of Borrower and its Restricted Subsidiaries pursuant to SECTION 2.1(B).

     "Lien" means with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For purposes of this Agreement, Borrower and its Subsidiaries shall be deemed to own subject to a Lien any asset which is acquired or held subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "Loan" means the revolving credit loan made by Banks to Borrower pursuant to the Commitment.

     "Loan Papers" means this Agreement, the Notes, the SWAT Guarantee, the Pledge Agreement, and all other certificates, documents or instruments delivered in connection with this Agreement, as the foregoing may be amended from time to time.

     "Margin Regulations" mean Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

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
     "Margin Stock" means "margin stock" as defined in Regulation U.

     "Material Agreement" means any material written or oral agreement, contract, commitment, or understanding to which a Person is a party, by which such Person is directly or indirectly bound, or to which any assets of such Person may be subject, which is not cancelable by such Person upon notice of ninety (90) days or less without liability for further payment other than nominal penalty.

     "Material Debt" means Debt of Borrower or any of its Subsidiaries issued under one or more related or unrelated agreements or instruments in an aggregate principal amount exceeding $2,500,000.

     "Maximum Lawful Rate" means, for each Bank, the maximum rate (or, if the context so permits or requires, an amount calculated at such rate) of interest which, at the time in question would not cause the interest charged on the portion of the Loan owed to such Bank at such time to exceed the maximum amount which such Bank would be allowed to contract for, charge, take, reserve, or receive under applicable law after taking into account, to the extent required by applicable law, any and all relevant payments or charges under the Loan Papers. To the extent the laws of the State of Texas are applicable for purposes of determining the "Maximum Lawful Rate," such term shall mean the "indicated rate ceiling" from time to time in effect under Article 1.04, Title 79, Revised Civil Statutes of Texas, 1925, as amended, or, if permitted by applicable law and effective upon the giving of the notices required by such Article 1.04 (or effective upon any other date otherwise specified by applicable law), the "quarterly ceiling" or "annualized ceiling" from time to time in effect under such Article 1.04, whichever Administrative Agent (with the approval of Required Banks) shall elect to substitute for the "indicated rate ceiling," and VICE VERSA, each such substitution to have the effect provided in such Article 1.04, and Administrative Agent (with the approval of Required Banks) shall be entitled to make such election from time to time and one or more times and, without notice to Borrower, to leave any such substitute rate in effect for subsequent periods in accordance with subsection (h)(1) of such Article 1.04.

     "Merger" means the merger of Gerrity with and into Borrower pursuant to, and in accordance with, the Merger Certificate, with Borrower being the surviving corporation.

     "Merger Certificate" means that certain Certificate of Ownership and Merger of Gerrity Oil & Gas Corporation with and into Patina Oil & Gas Corporation dated March 21, 1997, and filed on March 26, 1997 with the Secretary of State of Delaware.

     "Merger Documents" means (a) the Merger Certificate, and (b) all other material documents, instruments and agreements executed or delivered by any Company pursuant to the Merger Certificate or the Merger.

     "Mortgages" means all mortgages, deeds of trust, security agreements, pledge agreements and similar documents, instruments and agreements creating, evidencing, perfecting or otherwise

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                                       13
establishing the Liens required by ARTICLE V hereof as may have been heretofore or may hereafter be granted or assigned to Administrative Agent to secure payment of the Obligations or any part thereof.

     "Nonrecourse Debt" means Debt (a) secured solely by the assets acquired with the proceeds of such Debt, (b) with respect to which neither Borrower nor any of its Subsidiaries have any liability for repayment beyond the assets pledged, and (c) with respect to which Borrower has delivered to Banks an opinion in a form satisfactory to Required Banks of counsel acceptable to Administrative Agent stating that such indebtedness meets the criteria set forth in (a) and (b) preceding.

     "Note" means a promissory note of Borrower, payable to the order of a Bank, in substantially the form of EXHIBIT A hereto, evidencing the obligation of Borrower to repay to such Bank its Commitment Percentage of the Loan, together with all modifications, extensions, renewals and rearrangements thereof, and "Notes" means all of such Notes.

     "Obligations" means, collectively, all present and future indebtedness, obligations and liabilities, and all renewals and extensions thereof, or any part thereof, of Borrower and its Restricted Subsidiaries (including obligations under the SWAT Guarantee) to any Bank or to any Affiliate of any Bank (a) arising pursuant to the Existing Credit Agreement, (b) arising pursuant to the Loan Papers, and all interest accrued thereon and costs, expenses and attorneys' fees incurred in the enforcement or collection thereof, (c) arising under or in connection with any Oil and Gas Hedge Transaction entered into between Borrower or any of its Restricted Subsidiaries and any Bank or any Affiliate of any Bank,
(d) arising under or in connection with any interest rate swap, cap, collar, hedge or other interest rate protection device entered into between Borrower or any of its Restricted Subsidiaries and any Bank or any Affiliate of any Bank, and (e) arising under or in connection with any other financial "derivative" product provided by any Bank or any Affiliate of any Bank to any Company, regardless of whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several or joint and several. It is the intention of Borrower, Agents and Banks that Borrower and its Restricted Subsidiaries shall be jointly and severally liable for all obligations of each other.

     "Oil and Gas Hedge Transactions" means transactions pursuant to which Borrower or any of its Subsidiaries hedge the price to be received by them for future production of hydrocarbons, including price swap agreements under which Borrower or any of its Subsidiaries agree to pay a price for a specified amount of hydrocarbons determined by reference to a recognized market on a specified future date and the contracting party agrees to pay Borrower or its Subsidiaries a fixed price for the same or similar amount of hydrocarbons.

     "Operating Lease" means any lease, sublease, license or similar arrangement (other than a Capital Lease and other than leases with a primary term of one year or less or which can be terminated by the lessee upon notice of one year or less without incurring a penalty) pursuant to which a Person leases, subleases or otherwise is granted the right to occupy, take possession of, or

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
use property whether real, personal or mixed; provided, that "Operating Lease" shall not include oil, gas or mineral leases entered into or assigned to any Company in the ordinary course of such Company's business.

     "Outstanding Credit" means, at any time, the sum of (i) the aggregate Letter of Credit Exposure at such time plus (ii) the aggregate principal balance of the Loan.

     "Participant" has the meaning given such term in SECTION 14.10(B).

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Periodic Determination" means any determination of the Borrowing Base pursuant to SECTION 4.2.

     "Permitted Encumbrances" means with respect to any asset:

     (a) Liens in favor of Banks or their Affiliates under the Loan Papers;

     (b) Minor defects in title which do not secure the payment of money and otherwise have no material adverse effect on the value or operation of oil and gas properties, and for the purposes of this Agreement, a minor defect in title shall include (i) those instances where record title to an oil and gas lease is in a predecessor in title to Borrower or any of its Subsidiaries, but where Borrower or any of its Subsidiaries, by reason of a farmout or other instrument is presently entitled to receive an assignment of its interest or other evidence of title and the appropriate Person is proceeding diligently to obtain such assignment, and (ii) easements, rights-of-way, servitudes, permits, surface leases and other similar rights in respect of surface operations, and easements for pipelines, streets, alleys, highways, telephone lines, power lines, railways and other easements and rights-of-way, on, over or in respect of any of the properties of Borrower (or its Subsidiaries, as applicable) that are customarily granted in the oil and gas industry; so long as, with respect to any of such minor defects in title, the same are minor defects which are customary and usual in the oil and gas industry and which are customarily accepted by a reasonably prudent operator dealing with its properties;

     (c) Inchoate statutory or operators' liens securing obligations for labor, services, materials and supplies furnished to oil and gas properties which are not delinquent (except to the extent permitted by SECTION 8.7);

     (d) Mechanic's, materialmen's, warehouseman's, journeyman's and carrier's liens and other similar liens arising by operation of law or statute in the ordinary course of business which are not delinquent (except to the extent permitted by SECTION 8.7);

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
     (e) Production sales contracts, gas balancing agreements and joint operating agreements; provided, that the amount of all gas imbalances known to any Authorized Officer of Borrower and the amount of all production which has been paid for but not delivered shall have been disclosed or otherwise taken into account in the Reserve Reports delivered to Banks hereunder;

     (f) Liens for Taxes or assessments not yet due or not yet delinquent, or, if delinquent, that are being contested in good faith in the normal course of business by appropriate action, as permitted by SECTION 8.7;

     (g) All rights to consent by, required notices to, filings with, or other actions by, governmental entities in connection with the sale or conveyance of oil and gas leases or interests therein if Borrower (or its Subsidiaries, as applicable) is entitled to such consent, the same are customarily obtained subsequent to such sale or conveyance and the appropriate Person is proceeding diligently to obtain such consent, notice or filing;

     (h) The terms and provisions of any of the oil and gas leases pursuant to which Borrower (or its Subsidiaries, as applicable) derives its interests;

     (i) Lease burdens payable to third parties which are deducted in the calculation of discounted present value in the Reserve Reports including, without limitation, any royalty, overriding royalty, net profits interest, production payment, carried interest or reversionary working interest and which have been disclosed to the Administrative Agent in writing; PROVIDED, HOWEVER, that Borrower shall not be required to disclose such lease burdens unless the same are lease burdens which are not customarily and usually found in the oil and gas industry or unless the same are lease burdens which obligate Borrower and/or its Subsidiaries, as applicable, in a fashion not customarily and usually found in the oil and gas industry;

     (j) All applicable laws, rules and orders of governmental authorities having jurisdiction over the affairs of Borrower;

     (k) Liens securing Debt incurred to finance the acquisition of the assets which are the subject of such Liens (to the extent permitted by SECTION 9.1 hereof); and

     (l) Liens securing the obligations due and owing under the Existing Credit Agreement (to the extent such Liens are carried forward pursuant to the terms of this Agreement).

     "Permitted Investment" means, with respect to Borrower or any Restricted Subsidiary, (a) readily marketable direct obligations of the United States of America, (b) fully insured time deposits and certificates of deposit with maturities of one (1) year or less of any commercial bank operating in the United States having capital and surplus in excess of $50,000,000.00, (c) commercial paper of a domestic issuer if at the time of purchase such paper is rated in one of the two highest ratings categories of Standard and Poor's Corporation or Moody's Investors Service, (d) any reverse repurchase agreement entered into with a commercial bank meeting the criteria described

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                                       16
in clause (b) preceding which is secured by a fully perfected security interest in a security of the type described in clauses (a) through (c) preceding and which security has a market value at the time such reverse repurchase agreement is entered into of not less than 100% of the obligation of such commercial bank under such reverse repurchase agreement, (e) Investments by Borrower and its Restricted Subsidiaries in Borrower or Restricted Subsidiaries of Borrower, (f) Investments outstanding as of the date hereof described on SCHEDULE 2 hereof, and (g) Investments by Borrower and its Restricted Subsidiaries which when made, together with all other Investments made pursuant to this clause (g) do not exceed an amount (measured at cost) greater than five percent (5%) of the Borrowing Base then in effect.

     "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Plan" means at any time an employee pension benefit plan which is now or was previously covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code.

     "Preferred Stock" means Borrower's Series A Convertible Preferred Stock containing the rights and preferences set forth in, and issued pursuant to, the Preferred Stock Designation.

     "Preferred Stock Designation" means the Certificate of Designation of Rights and Preferences of Series A Preferred Stock filed with the Secretary of State of Delaware on or about May 1, 1996, setting forth the rights and preferences of the Preferred Stock.

     "Process Agent" has the meaning set forth in SECTION 14.12.

     "Ratio of Consolidated Funded Debt to Adjusted Consolidated EBITDA" means, for any Person as of the last day of any Fiscal Quarter, such Person's ratio of Consolidated Funded Debt on such day to its Adjusted Consolidated EBITDA for the period of four (4) Fiscal Quarters ended on such day (or to its Annualized Adjusted Consolidated EBITDA for the period from July 1, 1996 to (a) December 31, 1996 to the extent such ratio is being calculated as of December 31, 1996, or (b) March 31, 1997 to the extent such ratio is being calculated as of March 31, 1997.

     "Recognized Value" means, with respect to oil and gas properties, the pre-tax value of such properties determined in accordance with Financial Accounting Standards Board Statement 69, generally known as the "standardized measure of discounted cash flow".

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

     "Related Assets" means all pipelines, gathering systems, gas processing plants and similar assets owned by Borrower and its Restricted Subsidiaries, including, related personal property or

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                                       17
other fixed assets and all easements, servitudes and similar real property interests owned by Borrower and its Restricted Subsidiaries on which such systems are located.

     "Related Assets Reports" means reports to be delivered by Borrower to Banks simultaneously with each delivery by Borrower of a Reserve Report pursuant to SECTIONS 4.1 AND 4.3 which shall (a) be in form and substance acceptable to Required Banks, (b) be prepared by the Approved Petroleum Engineer (with the exception of the Related Asset Report required to be delivered on or before September 15 of each year or pursuant to any Special Determination which may be prepared by Borrower's in-house staff) in accordance with customary and prudent practices of the petroleum engineering industry, and (c) which shall set forth the discounted present value of the Related Assets owned by Borrower (which valuation shall be determined as of the same date as the discounted present value of the oil and gas properties which are the subject of the Reserve Report delivered simultaneously therewith pursuant to SECTIONS 4.1 AND 4.3 as applicable) as determined by the Approved Petroleum Engineer or Borrower's in-house staff (as applicable). Each Related Asset Report shall also designate the owner (either Borrower, or one of its Restricted Subsidiaries) of each Related Asset which is the subject of such report.

     "Rentals" means amounts payable by a lessee under an Operating Lease.

     "Request for Borrowing" has the meaning set forth in SECTION 2.2.

     "Request for Letter of Credit" has the meaning given such term in SECTION 2.3.

     "Required Banks" means Banks holding greater than sixty-six and two-thirds percent (66 2/3%) of the Total Commitment.

     "Reserve Report" means an engineering analysis of the oil and gas properties owned by Borrower and its Restricted Subsidiaries in form and substance acceptable to Required Banks prepared by the Approved Petroleum Engineer or reviewed and approved by the Approved Petroleum Engineer (with the exception of the Reserve Reports required to be delivered on or before September 15 of each year pursuant to SECTION 4.1 or pursuant to any Special Determination pursuant to SECTION 4.3 which may be prepared by Borrower's in-house staff) in accordance with customary and prudent practices in the petroleum engineering industry and Financial Accounting Standards Board Statement 69.

     "Restricted Payment" means (a) any Distribution by Borrower or any of its Restricted Subsidiaries other than Distributions by such Restricted Subsidiaries to Borrower, and (b) the retirement, redemption or prepayment prior to the scheduled maturity by Borrower or a Restricted Subsidiary of Borrower of Debt of Borrower or any Restricted Subsidiary of Borrower (including without limitation, retirement, redemption or prepayment prior to the scheduled maturity of any of the Subordinate Notes).

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
     "Restricted Payment Limit" means (a) as of any date during the period from the Closing Date through the date of delivery to Banks of Borrower's consolidated financial statements required by SECTION 8.1(B) for the Fiscal Quarter ending March 31, 1997, an amount equal to $10,000,000, and (b) as of any date (the "MEASUREMENT DATE") on and after the date of delivery to Banks of Borrower's consolidated financial statements required by SECTION 8.1(B) for the Fiscal Quarter ending March 31, 1997, the sum of (i) $10,000,000, plus (ii) an amount equal to twenty percent (20%) of Borrower's Consolidated Free Cash Flow for the period commencing January 1, 1997 and ending on the last day of the Fiscal Quarter most recently ended as of the measurement date for which Borrower's consolidated financial statements required by SECTION 8.1(B) (in the case of the first three quarters of each Fiscal Year, and SECTION 8.1(A) in the case of the fourth Fiscal Quarter of each Fiscal Year) have been delivered to Banks.

     "Restricted Subsidiary" means, as of the date hereof, SWAT. "Restricted Subsidiary" shall also refer to any other Subsidiary of Borrower which Required Banks and Borrower hereafter, in their sole discretion, designate as a "Restricted Subsidiary;" provided, that no Subsidiary of Borrower will be a Restricted Subsidiary unless (a) one hundred percent (100%) of its issued and outstanding capital stock has been pledged to Administrative Agent to secure the Obligations pursuant to a Restricted Subsidiary Pledge Agreement, and (b) it has executed a Restricted Subsidiary Guaranty.

     "Restricted Subsidiary Guarantee" means a Guarantee in the form of EXHIBIT C attached hereto to be executed by each Restricted Subsidiary of Borrower pursuant to which such Restricted Subsidiary shall guarantee payment and performance of the Obligations.

     "Restricted Subsidiary Pledge Agreement" means a Pledge Agreement substantially in the form of EXHIBIT B attached hereto to be executed by Borrower or a Restricted Subsidiary pursuant to which Borrower or such Restricted Subsidiary pledges the issued and outstanding capital stock of each Restricted Subsidiary owned by Borrower or such Restricted Subsidiary of every class to Administrative Agent to secure the Obligations.

     "Rollover Notice" has the meaning given such term in SECTION 2.5(C).

     "Schedule" means a "schedule" attached to this Agreement and incorporated herein by reference, unless specifically indicated otherwise.

     "Section" refers to a "section" or "subsection" of this Agreement unless specifically indicated otherwise.

     "SOCO" means Snyder Oil Corporation, a Delaware corporation, which is the legal and beneficial owner of seventy four percent (74%) of the issued and outstanding Common Stock (on a non-diluted basis).

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                                       19

     "Subordinate Notes" means those certain 11 3/4% Senior Subordinate Notes due July 15, 2004, as the same are more particularly described in the Indenture.

     "Subsidiary" means, for any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions (including that of a general partner) are at the time directly or indirectly owned, collectively, by such Person and any Subsidiaries of such Person. The term Subsidiary shall include Subsidiaries of Subsidiaries (and so on).

     "Surplus Commitment" has the meaning set forth in SECTION 13.5.

     "SWAT" means SOCO Wattenberg Corporation, a Delaware corporation, which is a wholly owned Subsidiary of Borrower.

     "Taxes" means all taxes, assessments, filing or other fees, levies, imposts, duties, deductions, withholdings, stamp taxes, interest equalization taxes, capital transaction taxes, foreign exchange taxes or other charges, or other charges of any nature whatsoever, from time to time or at any time imposed by law or any federal, state or local governmental agency. "Tax" means any one of the foregoing.

     "Termination Date" means July 15, 1999.

     "Total Commitment" means the aggregate of all Banks' Commitments.

     "Tranche" means an Adjusted Base Rate Tranche or a Eurodollar Tranche and "Tranches" means Adjusted Base Rate Tranches or Eurodollar Tranches or any combination thereof.

     "Type" means with reference to a Tranche, the characterization of such Tranche as an Adjusted Base Rate Tranche or a Eurodollar Tranche based on the method by which the accrual of interest on such Tranche is calculated.

     "Unrestricted Subsidiary" shall mean any Subsidiary of Borrower which is not a Restricted Subsidiary.

     SECTION 1.2. ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statements of Borrower and its Consolidated Subsidiaries delivered to Banks except for changes in which Borrower's independent certified public accountants concur and which are disclosed to Administrative Agent on the next date on which financial statements are required to be delivered to Banks pursuant to SECTIONS 8.1(A) and (B); PROVIDED THAT, unless Borrower and Required Banks shall otherwise agree

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                                       20
in writing, no such change shall modify or affect the manner in which compliance with the covenants contained in ARTICLE X are computed such that all such computations shall be conducted utilizing financial information presented consistently with prior periods.

                                   ARTICLE II

                              THE CREDIT FACILITIES

     SECTION 2.1. COMMITMENT. (a) Each Bank severally agrees, subject to SECTION 2.1(C) and the other terms and conditions set forth in this Agreement, to lend to Borrower from time to time during the Credit Period amounts not to exceed in the aggregate at any one time outstanding, the amount of such Bank's Commitment reduced by an amount equal to such Bank's Letter of Credit Exposure. Each Borrowing shall (i) be in an aggregate principal amount of $500,000 or any larger integral multiple of $100,000 (except that any Adjusted Base Rate Borrowing may be in an amount equal to the Availability at such time), and (ii) be made from each Bank ratably in accordance with its respective Commitment Percentage. Subject to the foregoing limitations and the other provisions of this Agreement, Borrower may borrow under this SECTION 2.1(A), repay amounts borrowed under this SECTION 2.1(A) and request new Borrowings under this SECTION 2.1(A).

     (b) Administrative Agent, or such Bank designated by Administrative Agent which (without obligation to do so) consents to the same ("LETTER OF CREDIT ISSUER"), will issue Letters of Credit, from time to time during the Credit Period, upon request by Borrower, for the account of Borrower or any Restricted Subsidiary designated by Borrower, so long as (i) the sum of (A) the total Letter of Credit Exposure then existing, and (B) the amount of the requested Letter of Credit does not exceed $10,000,000, and (ii) Borrower would be entitled to a Borrowing under SECTIONS 2.1(A) AND (C) in the amount of the requested Letter of Credit. Not less than three (3) Domestic Business Days prior to the requested date of issuance of any such Letter of Credit, Borrower (and any Restricted Subsidiary of Borrower for whose account such Letter of Credit is being issued) shall execute and deliver to Letter of Credit Issuer, Letter of Credit Issuer's customary letter of credit application. Each Letter of Credit shall be in form and substance acceptable to Letter of Credit Issuer. No Letter of Credit shall have an expiration date later than the earlier of (i) the Termination Date, or (ii) one (1) year from the date of issuance. Upon the date of issuance of a Letter of Credit, Letter of Credit Issuer shall be deemed to have sold to each other Bank, and each other Bank shall be deemed to have unconditionally and irrevocably purchased from Letter of Credit Issuer, a non-recourse participation in the related Letter of Credit and Letter of Credit Exposure equal to such Bank's Commitment Percentage of such Letter of Credit and Letter of Credit Exposure. Upon request of any Bank, but not less often than quarterly, Administrative Agent shall provide notice to each Bank by telephone, teletransmission or telex setting forth each Letter of Credit issued and outstanding pursuant to the terms hereof and specifying the Letter of Credit Issuer, beneficiary and expiration date of each such Letter of Credit, each Bank's participation percentage of each such Letter of Credit and the actual dollar amount of each Bank's participation held by Letter of Credit

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
Issuer(s) thereof for such Bank's account and risk. If any Letter of Credit is presented for payment by the beneficiary thereof, Administrative Agent shall cause an Adjusted Base Rate Borrowing to be made from each Bank participating in such Letter of Credit and Letter of Credit Exposure to reimburse Letter of Credit Issuer for the payment under the Letter of Credit, whether or not Borrower would then be entitled to a Borrowing pursuant to the terms hereof, and each Bank which participated in such Letter of Credit and Letter of Credit Exposure shall be obligated to lend its Commitment Percentage of such Adjusted Base Rate Borrowing. At the time of issuance of each Letter of Credit, Borrower shall pay to Administrative Agent a fee equal to the sum of (i) the greater of
(A) $500, or (B) one-eighth of one percent (1/8%) per annum (based on the face amount and term of such Letter of Credit), plus (ii) the greater of (A) $500, or
(B) a per annum percentage equal to the Applicable Margin in effect on the date of issuance of such Letter of Credit (based upon the amount and term of such Letter of Credit). Administrative Agent shall distribute the fee described in subclause (i) of the preceding sentence paid on issuance of such Letter of Credit to the Letter of Credit Issuer which issued such Letter of Credit. The remaining portion of such fee shall be paid to Banks participating in such Letter of Credit and Letter of Credit Exposure based on the relative amounts of their participation in such Letter of Credit and Letter of Credit Exposure.

     Upon the occurrence of an Event of Default, Borrower shall, on the next succeeding Domestic Business Day, deposit with Administrative Agent such funds as Administrative Agent may request, up to a maximum amount equal to the aggregate existing Letter of Credit Exposure of all Banks. Any funds so deposited shall be held by Administrative Agent for the ratable benefit of all Banks as security for the outstanding Letter of Credit Exposure and the other Obligations, and Borrower will, in connection therewith, execute and deliver such security agreements in form and substance satisfactory to Administrative Agent which it may, in its discretion, require. As drafts or demands for payment are presented under any Letter of Credit, Administrative Agent shall apply such funds to satisfy such drafts or demands. When all Letters of Credit have expired and the Obligations have been repaid in full (and the Commitments of all Banks have terminated) or such Event of Default has been cured to the satisfaction of Required Banks, Administrative Agent shall release to Borrower any remaining funds deposited under this SECTION 2.1(B). Whenever Borrower is required to make deposits under this SECTION 2.1(B) and fails to do so on the day such deposit is due, Administrative Agent or any Bank may, without notice to Borrower, make such deposit (whether by application of proceeds of any collateral for the Obligations, by transfers from other accounts maintained with any Bank or otherwise) using any funds then available to any Bank of Borrower, and of its Restricted Subsidiaries, any guarantor, or any other Person liable for all or any part of the Obligations.

     (c) No Bank will be obligated to lend to Borrower under this SECTION 2.1 or incur Letter of Credit Exposure, and Borrower shall not be entitled to borrow hereunder or obtain Letters of Credit hereunder (i) during the existence of any Borrowing Base Deficiency, or (ii) in an amount which would cause a Borrowing Base Deficiency. Nothing in this SECTION 2.1(C) shall be deemed to limit any Bank's obligation to fund its ratable share of Adjusted Base Rate Borrowings with respect to its participation in Letters of Credit made as a result of any drawing under any Letter of Credit.

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
     SECTION 2.2. METHOD OF BORROWING. (a) In order to request any Borrowing hereunder, Borrower shall hand deliver, telex or telecopy to Administrative Agent a duly completed Request for Borrowing (herein so called) prior to 12:00 noon (Houston, Texas time), (i) at least one (1) Domestic Business Day before the Borrowing Date specified for a proposed Adjusted Base Rate Borrowing, and
(ii) at least three (3) Eurodollar Business Days before the Borrowing Date of a proposed Eurodollar Borrowing. Each such Request for Borrowing shall be substantially in the form of EXHIBIT D hereto, and shall specify:

          (i) whether such Borrowing is to be an Adjusted Base Rate Borrowing or a Eurodollar Borrowing;

          (ii) the Borrowing Date of such Borrowing, which shall be a Domestic Business Day in the case of an Adjusted Base Rate Borrowing, or a Eurodollar Business Day in the case of a Eurodollar Borrowing;

          (iii) the aggregate amount of such Borrowing; and

          (iv) in the case of a Eurodollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

     (b) Upon receipt of a Request for Borrowing described in SECTION 2.2(A) above, Administrative Agent shall promptly notify each Bank of the contents thereof and the amount of the Borrowing to be loaned by such Bank pursuant thereto, and such Request for Borrowing shall not thereafter be revocable by Borrower.

     (c) Not later than 12:00 noon (Houston, Texas time) on the date of each Borrowing, each Bank shall make available its Commitment Percentage of such Borrowing, in Federal or other funds immediately available in Houston, Texas to Administrative Agent at its address set forth on SCHEDULE 1 hereto.
Notwithstanding the foregoing, if Borrower delivers to Administrative Agent a Request for Borrowing prior to 10:00 a.m. (Houston, Texas time) on a Domestic Business Day requesting an Adjusted Base Rate Borrowing on such day, each Bank shall use its best efforts to make available to Administrative Agent its Commitment Percentage of such Borrowing by 1:00 p.m. (Houston, Texas time) on the same day. Unless Administrative Agent determines that any applicable condition specified in SECTION 6.2 has not been satisfied, Administrative Agent will make the funds so received from Banks available to Borrower at Administrative Agent's aforesaid address.

     SECTION 2.3. METHOD OF REQUESTING LETTERS OF CREDIT. (a) In order to request any Letter of Credit hereunder, Borrower shall hand deliver, telex or telecopy to Administrative Agent a duly completed Request for Letter of Credit (herein so called) prior to 12:00 noon (Houston, Texas time) at least three (3) Domestic Business Days before the date specified for issuance of such Letter of Credit. Each Request for Letters of Credit shall be substantially in the form of EXHIBIT E hereto,

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                                       23
shall be accompanied by the applicable Letter of Credit Issuer's duly completed and executed letter of credit application and agreement and shall specify:

               (i)  the requested date for issuance of such Letter of Credit;

               (ii) the terms of such requested Letter of Credit, including the name and address of the beneficiary, the stated amount, the expiration date and the conditions under which drafts under such Letter of Credit are to be available; and

               (iii)  the purpose of such Letter of Credit.

     (b) Upon receipt of a Request for Letter of Credit described in SECTION 2.3(A) above, Administrative Agent shall promptly notify each Bank and the proposed Letter of Credit Issuer of the contents thereof, including the amount of the requested Letter of Credit, and such Request for Letter of Credit shall not thereafter be revocable by Borrower.

     (c) No later than 12:00 noon (Houston, Texas time) on the date each Letter of Credit is requested, unless Administrative Agent or the applicable Letter of Credit Issuer determines that any applicable condition precedent set forth in
SECTION 6.2 hereof has not been satisfied, the applicable Letter of Credit Issuer will issue and deliver such Letter of Credit pursuant to the instructions of Borrower.

     SECTION 2.4. NOTES. Each Bank's Commitment Percentage of the Loan shall be evidenced by a single Note payable to the order of such Bank in an amount equal to such Bank's Commitment.

     SECTION 2.5. INTEREST RATES; PAYMENTS. (a) The principal amount of the Loan outstanding from day to day which is the subject of an Adjusted Base Rate Tranche shall bear interest at a rate per annum equal to the sum of the Applicable Margin plus the Adjusted Base Rate in effect from day to day; PROVIDED THAT in no event shall the rate charged hereunder or under the Notes exceed the Maximum Lawful Rate. Interest on any portion of the principal of the Loan subject to an Adjusted Base Rate Tranche shall be payable as it accrues on the last day of each calendar month.

     (b) The principal amount of the Loan outstanding from day to day which is the subject of a Eurodollar Tranche shall bear interest for the Interest Period applicable thereto at a rate per annum equal to the sum of the Applicable Margin plus the applicable Adjusted Eurodollar Rate; PROVIDED THAT in no event shall the rate charged hereunder or under the Notes exceed the Maximum Lawful Rate. Interest on any portion of the principal of the Loan subject to a Eurodollar Tranche having an Interest Period of one (1), two (2) or three (3) months shall be payable on the last day of the Interest Period applicable thereto. Interest on any portion of the principal of the Loan subject to a Eurodollar Tranche having an Interest Period of six (6) months shall be payable on the last day of the Interest Period applicable thereto and on the last day of each Fiscal Quarter during such Interest Period.

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
     (c) So long as no Default or Event of Default shall be continuing, subject to the provisions of this SECTION 2.5, Borrower shall have the option of having all or any portion of the principal outstanding under the Loan borrowed by it be the subject of an Adjusted Base Rate Tranche or one (1) or more Eurodollar Tranches, which shall bear interest at rates based upon the Adjusted Base Rate and the Adjusted Eurodollar Rate, respectively (each such option is referred to herein as an "INTEREST OPTION"); provided, that each Eurodollar Tranche shall be in a minimum amount of $500,000 and shall be in an amount which is an integral multiple of $100,000. Each change in an Interest Option made pursuant to this
SECTION 2.5(C) shall be deemed both a payment in full of the portion of the principal of the Loan which was the subject of the Adjusted Base Rate Tranche or Eurodollar Tranche from which such change was made and a Borrowing (notwithstanding that the unpaid principal amount of the Loan is not changed thereby) of the portion of the principal of the Loan which is the subject of the Adjusted Base Rate Tranche or Eurodollar Tranche into which such change was made. Prior to the termination of each Interest Period with respect to each Eurodollar Tranche, Borrower shall give written notice (a "ROLLOVER NOTICE") in the form of EXHIBIT F attached hereto to Administrative Agent of the Interest Option which shall be applicable to such portion of the principal of the Loan upon the expiration of such Interest Period. Such Rollover Notice shall be given to Administrative Agent at least one (1) Domestic Business Day, in the case of an Adjusted Base Rate Tranche selection and three (3) Eurodollar Business Days, in the case of a Eurodollar Tranche selection, prior to the termination of the Interest Period then expiring. If Borrower shall specify a Eurodollar Tranche, such Rollover Notice shall also specify the length of the succeeding Interest Period (subject to the provisions of the definitions of such term), selected by Borrower. Each Rollover Notice shall be irrevocable and effective upon notification thereof to Administrative Agent. If the required Rollover Notice shall not have been timely received by Administrative Agent, Borrower shall be deemed to have elected that the principal of the Loan subject to the Interest Period then expiring be the subject of an Adjusted Base Rate Tranche upon the expiration of such Interest Period and Borrower will be deemed to have given Administrative Agent notice of such election. Subject to the limitations set forth in this SECTION 2.5(C) on the minimum amount of Eurodollar Tranches, Borrower shall have the right to convert each Adjusted Base Rate Tranche to a Eurodollar Tranche by giving Administrative Agent a Rollover Notice of such election at least three (3) Eurodollar Business Days prior to the date on which Borrower elects to make such conversion (a "CONVERSION DATE"). The Conversion Date selected by Borrower shall be a Eurodollar Business Day. Notwithstanding anything in this SECTION 2.5 to the contrary, no portion of the principal of the Loan which is the subject of an Adjusted Base Rate Tranche may be converted to a Eurodollar Tranche and no Eurodollar Tranche may be continued as such when any Default or Event of Default has occurred and is continuing, but each such Tranche shall be automatically converted to an Adjusted Base Rate Tranche on the last day of each applicable Interest Period. In no event shall more than four
(4) Interest Options be in effect with respect to the Loan at any time.

     (d) Notwithstanding anything to the contrary set forth in SECTION 2.5(A) or
(B) above, all overdue principal of and, to the extent permitted by law, overdue interest on the Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the lesser of

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
(a) the sum of (i) two percent (2%), plus (ii) the Adjusted Base Rate in effect from day to day, and (b) the Maximum Lawful Rate.

     (e) Administrative Agent shall determine each interest rate applicable to the Loan in accordance with the terms hereof. Administrative Agent shall promptly notify Borrower and Banks by telex, telecopy or cable of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

     (f) Notwithstanding the foregoing, if at any time the rate of interest calculated with reference to the Adjusted Base Rate or the Eurodollar Rate hereunder (the "CONTRACT RATE") is limited to the Maximum Lawful Rate, any subsequent reductions in the contract rate shall not reduce the rate of interest on the Loan below the Maximum Lawful Rate until the total amount of interest accrued equals the amount of interest which would have accrued if the contract rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of any Note, the total amount of interest paid or accrued on such Note is less than the amount of interest which would have accrued if the contract rate had at all times been in effect with respect thereto, then at such time, to the extent permitted by law, Borrower shall pay to the holder of such Note an amount equal to the difference between (i) the lesser of the amount of interest which would have accrued if the contract rate had at all times been in effect and the amount of interest which would have accrued if the Maximum Lawful Rate had at all times been in effect, and (ii) the amount of interest actually paid on such Note.

     (g) Interest payable on the principal of any portion of the Loan subject to a Eurodollar Tranche shall be computed based on the number of actual days elapsed assuming that each calendar year consisted of 360 days. Interest payable on the principal of any portion of the Loan subject to an Adjusted Base Rate Tranche shall be computed based on the number of actual days elapsed and based on the actual number of days in the calendar year for which accrued interest is being computed.

     SECTION 2.6. MANDATORY TERMINATION OF COMMITMENTS; TERMINATION DATE AND MATURITY. The Commitment of each Bank shall terminate on the Termination Date. The outstanding principal balance of the Loan, all accrued but unpaid interest thereon and all other Obligations shall be due and payable in full on the Termination Date.

     SECTION 2.7. VOLUNTARY REDUCTION OF TOTAL COMMITMENT. (a) Borrower may, by notice to Administrative Agent one (1) Domestic Business Day prior to the effective date of any such reduction, permanently reduce the Total Commitment (and thereby permanently reduce the Commitment of each Bank ratably in accordance with such Bank's Commitment Percentage) in amounts not less than $1,000,000 or any larger multiple of $100,000. On the effective date of any such reduction in the Total Commitment, Borrower shall, to the extent required as a result of such reduction, make a principal payment on the Loan in an amount sufficient to cause the Outstanding Credit to be equal to or less than the Total Commitment as thereby reduced. Notwithstanding the foregoing, Borrower shall not be permitted to voluntarily reduce the Total Commitment (a) if, as a

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
result of such reduction, Borrower would be required to prepay all or any portion of the principal amount of any Eurodollar Tranche prior to the last day of the Interest Period applicable thereto, or (b) to an amount less than the aggregate Letter of Credit Exposure of all Banks.

     SECTION 2.8. APPLICATION OF PAYMENTS. Each repayment pursuant to SECTIONS 2.6, 2.7, 4.4 and 4.5 shall be made together with accrued interest to the date of payment, and shall be applied to payment of the Loan in accordance with
SECTION 3.2 and the other provisions of this Agreement.

     SECTION 2.9. COMMITMENT FEE. On the Termination Date and on the last day of each Fiscal Quarter until the Termination Date, commencing on June 30, 1997, Borrower shall pay to Administrative Agent, for the ratable benefit of each Bank, a commitment fee equal to the Commitment Fee Percentage (computed on the basis of actual days elapsed and as if each calendar year consisted of 360 days) of the average daily Availability for the Fiscal Quarter (or portion thereof) ending on such date.

     SECTION 2.10. AGENCY AND OTHER FEES. Borrower shall pay to each Agent and its Affiliates such fees and other amounts as Borrower shall be required to pay to such Agent and its Affiliates from time to time pursuant to any separate agreement between Borrower and such Agent or any of its Affiliates setting forth the compensation to be paid to such Agent and its Affiliates in consideration for acting as Agent hereunder and for providing other services in connection with the credit facilities provided pursuant hereto. Such fees and other amounts shall be retained by the applicable Agent and its Affiliates, and no Bank (other than the applicable Agents) shall have any interest therein.

                                   ARTICLE III

                               GENERAL PROVISIONS

     SECTION 3.1. DELIVERY AND ENDORSEMENT OF NOTES. Simultaneously with the execution of this Agreement, Administrative Agent shall deliver to each Bank the Note payable to such Bank. Each Bank may endorse (and prior to any transfer of its Note shall endorse) on the schedule attached to its Note appropriate notations to evidence the date and amount of each advance of funds made by it in respect of any Borrowing, the Interest Period applicable thereto, and the date and amount of each payment of principal received by such Bank with respect to the Loan; PROVIDED that the failure by any Bank to so endorse its Note shall not affect the liability of Borrower for the repayment of all amounts outstanding under such Notes together with interest thereon. Each Bank is hereby irrevocably authorized by Borrower to endorse its Note and to attach to and make a part of any Note a continuation of any such schedule as required.

     SECTION 3.2. GENERAL PROVISIONS AS TO PAYMENTS. (a) Borrower shall make each payment of principal of, and interest on, the Loan and all fees payable by Borrower hereunder not later than 12:00 noon (Houston, Texas time) on the date when due, in Federal or other funds immediately

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
available in Houston, Texas, to Administrative Agent at its address set forth on
SCHEDULE 1 hereto. Administrative Agent will promptly (and if such payment is received by Administrative Agent by 10:00 a.m., and otherwise if reasonably possible, on the same Domestic Business Day) distribute to each Bank its Commitment Percentage of each such payment received by Administrative Agent for the account of Banks. Whenever any payment of principal of, or interest on, that portion of the Loan subject to an Adjusted Base Rate Tranche or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day (subject to the definition of Interest Period). Whenever any payment of principal of, or interest on, that portion of the Loan subject to a Eurodollar Tranche shall be due on a day which is not a Eurodollar Business Day, the date for payment thereof shall be extended to the next succeeding Eurodollar Business Day (subject to the definition of Interest Period). If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time. Borrower hereby authorizes Administrative Agent to charge from time to time against Borrower's account or accounts with Administrative Agent any amount then due by Borrower.

     (b) Prior to the occurrence of an Event of Default, all principal payments received by Banks with respect to the Loan shall be applied first to Eurodollar Tranches outstanding under the Loan with Interest Periods ending on the date of such payment, then to the Adjusted Base Rate Tranches outstanding under the Loan, and then to Eurodollar Tranches outstanding under the Loan next maturing until such principal payment is fully applied.

     (c) After the occurrence of an Event of Default, all amounts collected or received by Administrative Agent or any Bank from Borrower and its Restricted Subsidiaries or in respect of any of the Assets of Borrower or any of its Restricted Subsidiaries shall be applied first to the payment of all proper costs incurred by Administrative Agent in connection with the collection thereof (including reasonable expenses and disbursements of counsel to Administrative Agent), second to the payment of all proper costs incurred by Banks in connection with the collection thereof (including reasonable expenses and disbursements of counsel to Banks), third to the reimbursement of any advances made by Banks to effect performance of any unperformed covenants of Borrower or any of its Restricted Subsidiaries under any of the Loan Papers, fourth to the payment of any unpaid fees required pursuant to SECTION 2.10, fifth to the payment of any unpaid fees required pursuant to SECTIONS 2.1(B) and 2.9, sixth, to each Bank for application to its Commitment Percentage of the outstanding balance of the Loan then outstanding (including accrued but unpaid interest thereon) in accordance with their respective Commitment Percentages, and seventh to establish the deposits required by SECTION 2.1(B) if any. All payments received by a Bank after the occurrence of an Event of Default for application to the principal of the Loan pursuant to this SECTION 3.2(C) shall be applied by such Bank in the manner provided in SECTION 3.2(B).

     SECTION 3.3. FUNDING LOSSES. If Borrower makes any payment of principal subject to a Eurodollar Tranche (whether pursuant to SECTION 2.6, 2.7, 4.4, 4.5,
ARTICLE XI or XIII and whether as a voluntary or mandatory prepayment or otherwise) on any day other than the last day of an Interest Period applicable thereto, or if Borrower fails to borrow any Eurodollar Borrowing, after

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
notice has been given to any Bank in accordance with SECTION 2.2, Borrower shall reimburse each Bank on demand for any resulting loss or expense incurred by it, including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, or any loss arising from the reemployment of funds at rates lower than the cost to such Bank of such funds and related costs, which in the case of the payment or prepayment prior to the end of the Interest Period for any Eurodollar Tranche, shall include the amount, if any, by which (a) the interest which such Bank would have received absent such payment or prepayment for the applicable Interest Period exceeds (b) the interest which such Bank would receive if its Commitment Percentage of the amount of such Eurodollar Borrowing were deposited, loaned, or placed by such Bank in the interbank eurodollar market on the date of such payment or prepayment for the remainder of the applicable Interest Period. Such Bank shall promptly deliver to Borrower and Administrative Agent a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

     SECTION 3.4. FOREIGN LENDERS, PARTICIPANTS, AND ASSIGNEES. Each Bank, Participant (by accepting a participation interest under this Agreement), and Assignee (by executing an Assignment and Assumption Agreement) that is not organized under the laws of the United States of America or one of its states
(a) represents to Administrative Agent and Borrower that (i) no Taxes are required to be withheld by Administrative Agent or Borrower with respect to any payments to be made to it in respect of the Obligations, and (ii) it has furnished to Administrative Agent and Borrower two (2) duly completed copies of either U.S. Internal Revenue Service Form 4224, Form 1001, Form W-8, or other form acceptable to Administrative Agent that entitles it to exemption from U.S. federal withholding Tax on all interest payments under the Loan Papers, and (b) covenants to (i) provide Administrative Agent and Borrower a new Form 4224, Form 1001, Form W-8, or other form acceptable to Administrative Agent upon the expiration or obsolescence of any previously delivered form according to applicable laws and regulations, duly executed and completed by it, and (ii) comply from time to time with all applicable laws and regulations with regard to the withholding Tax exemption. If any of the foregoing is not true or the applicable forms are not provided, then Borrower and Administrative Agent (but without duplication) may deduct and withhold from interest payments under the Loan Papers any United States federal-income Tax at the maximum rate under the Code.

                                   ARTICLE IV

                                 BORROWING BASE

     SECTION 4.1. RESERVE AND RELATED ASSET REPORT; PROPOSED BORROWING BASE. As soon as available and in any event by March 15 and September 15 of each year commencing September 15, 1997, Borrower shall deliver to each Bank a Reserve Report and Related Asset Report prepared as of the immediately preceding December 31 and June 30, respectively; provided, that Borrower shall not be required to deliver a Related Asset Report unless Borrower intends to request Administrative Agent and Banks to take the value of Related Assets into account for purposes of establishing the

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
Borrowing Base. On or before each April 10 and October 10 of each year commencing April 10, 1997, Borrower shall notify each Bank of the Borrowing Base and Borrower requests for the period commencing on the next Determination Date.

     SECTION 4.2. DETERMINATION OF BORROWING BASE. Based in part on the Reserve Reports and Related Asset Reports delivered pursuant to SECTION 4.1 (and in the case of the Scheduled Determination scheduled to occur on or around May 1, 1997 based on the Current Reserve Report), Administrative Agent shall, not later than ten (10) days prior to each Determination Date commencing with the Determination Date falling on May 1, 1997, submit a proposed Borrowing Base to become effective on such Determination Date to Banks for their approval. In the event Required Banks, or all Banks in the event of a proposed increase in the
Borrowing Base, fail to promptly approve such proposed Borrowing Base, Administrative Agent shall propose one or more alternative Borrowing Bases to Banks and shall consult with Banks regarding the proposed Borrowing Base until such time as Required Banks, or all Banks in the event of a proposed increase in the Borrowing Base, approve a Borrowing Base and proposed by Administrative Agent. Promptly upon the approval by Required Banks, or all Banks in the event of a proposed increase in the Borrowing Base to become effective on a Determination Date, Administrative Agent shall provide written notice of the amount of such Borrowing Base to Borrower. In the event Administrative Agent and Required Banks, or all Banks in the event of a proposed increase in the Borrowing Base, fail to approve a Borrowing Base (and notify Borrower of the amount thereof) on or prior to any applicable Determination Date, the Borrowing Base in effect prior to such Determination Date shall remain in effect thereafter until such time as Administrative Agent and Required Banks, or all Banks in the event of a proposed increase in the Borrowing Base, approve such Borrowing Base (which shall each become effective immediately upon notice to Borrower from Administrative Agent setting forth the amounts thereof). Any determination of a proposed Borrowing Base by Administrative Agent and any decision by Banks regarding the approval or disapproval of any Borrowing Base shall be made by Administrative Agent and Banks in their sole discretion in accordance with their respective standards for oil and gas loans, which may vary between Administrative Agent and Banks and from Bank to Bank. Without limiting the right of Administrative Agent to propose the amount of any Borrowing Base or the right of Banks to approve or disapprove such proposed Borrowing Base in their sole discretion, Borrower acknowledges and agrees that subject to Administrative Agent's and Banks' consistent application of their respective standards for similar loans, Administrative Agent and Banks (i) may make such assumptions regarding appropriate existing and projected pricing for hydrocarbons as they deem appropriate in their sole discretion, (ii) may make such assumptions regarding projected rates and quantities of future production of hydrocarbons from oil and gas properties and Related Assets owned by Borrower and its Restricted Subsidiaries as they deem appropriate in their sole discretion, (iii) may consider the projected cash requirements of Borrower and its Subsidiaries, including, without limitation, obligations under the Preferred Stock, obligations under the Subordinate Notes, and debt service and lease obligations of Borrower and its Subsidiaries, further including, without limitation, the full amount Borrower may be required to pay in connection with any redemption or repurchase of the Subordinate Notes, (iv) will not consider any asset other than oil and gas reserves and Related Assets, (v) will not consider any asset owned by an entity other than Borrower and its Restricted

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
Subsidiaries, and (vi) may make such other assumptions, considerations and exclusions as each Bank deems appropriate in the exercise of its sole discretion.

     SECTION 4.3. SPECIAL DETERMINATION OF BORROWING BASE. In addition to the redeterminations of the Borrowing Base pursuant to SECTION 4.2, Borrower, Administrative Agent or Required Banks may each request Special Determinations of the Borrowing Base from time to time; provided, that Borrower shall not request more than two (2) Special Determinations in any Fiscal Year. In the event Administrative Agent or Required Banks request such a Special
Determination, Administrative Agent shall promptly deliver notice of such request to Borrower and Borrower shall, within ten (10) days following the date of such request, deliver to Banks a Related Asset Report and a Reserve Report prepared as of the last day of the calendar month preceding the date of such request. In the event Borrower requests a Special Determination, Borrower shall deliver written notice of such request to Banks which shall include (i) a Related Asset Report and a Reserve Report prepared as of a date not more than thirty (30) days prior to the date of such request, and (ii) the amount of the Borrowing Base requested by Borrower and to become effective on the Determination Date applicable to such Special Determination. Upon receipt of such Reserve Report and Related Asset Report, Administrative Agent shall, subject to approval of Required Banks, or all Banks in the event of a proposed increase in the Borrowing Base, redetermine the Borrowing Base in accordance with the procedure set forth in SECTION 4.2 which Borrowing Base shall become effective on the Determination Date applicable to such Special Determination (or as soon thereafter as Administrative Agent and Required Banks, or all Banks in the event of a proposed increase in the Borrowing Base, approve such Borrowing Base and provide notice thereof to Borrower).

     SECTION 4.4. BORROWING BASE DEFICIENCY. If a Borrowing Base Deficiency exists at any time, Borrower shall, within ninety (90) days following the date such Borrowing Base Deficiency first occurs, at its option, either (a) make a prepayment of principal on the Loan in an amount sufficient to eliminate such Borrowing Base Deficiency, and if such Borrowing Base Deficiency cannot be eliminated by prepaying the Loan in full (as a result of outstanding Letter of Credit Exposure), Borrower jointly and severally shall also deposit with Administrative Agent sufficient funds to be held by Administrative Agent as security for outstanding Letter of Credit Exposure in the manner contemplated by
SECTION 2.1(B) as necessary to eliminate such Borrowing Base Deficiency, (b) submit additional oil and gas properties owned by Borrower and its Restricted Subsidiaries for consideration in connection with the determination of the Borrowing Base which Administrative Agent and Required Banks deem sufficient in their sole discretion to eliminate such Borrowing Base Deficiency, or (c) take such other action as Administrative Agent and Required Banks shall deem
appropriate   in  their  sole   discretion  to  eliminate  such  Borrowing  Base
Deficiency.

     SECTION 4.5. INITIAL BORROWING BASE. Notwithstanding anything contained herein to the contrary, the Borrowing Base in effect during the period from the Closing Date until the date of the first Special or Periodic Determination after the Closing Date shall be the Initial Borrowing Base.

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
                                    ARTICLE V

                            COLLATERAL AND GUARANTEE

     SECTION 5.1. SECURITY. (a) The Obligations shall be secured by first and prior Liens (subject only to Permitted Encumbrances) encumbering one hundred percent (100%) of the issued and outstanding capital stock of every class of each Restricted Subsidiary of Borrower. On or before the Closing Date, Borrower shall (i) execute and deliver to Administrative Agent (a) a Restricted
Subsidiary Pledge Agreement, and (b) such UCC-1 financing statements as Administrative Agent shall request to fully evidence and perfect the Liens created by such Restricted Subsidiary Pledge Agreement, and (ii) deliver to Administrative Agent the certificate(s) evidencing the issued and outstanding capital stock of SWAT, duly endorsed or accompanied by appropriate blank stock powers.

     (b) The Obligations shall be further secured by first and prior Liens (subject only to Permitted Encumbrances) encumbering (i) certain oil and gas properties owned by Borrower and its Restricted Subsidiaries designated by Administrative Agent and Required Banks, and (ii) all Related Assets (to the extent Borrower has requested that the value of such Related Assets be taken into account by Administrative Agent and Required Banks for purposes of establishing the Borrowing Base). Within sixty (60) days after the Closing Date, Borrower shall deliver to Administrative Agent for the ratable benefit of each Bank, such assignments, conveyances, amendments, agreements and other writings, including, without limitation, UCC-3 amendments and assignments (each duly authorized and executed) as Administrative Agent shall deem necessary or appropriate to assign and convey the Existing Mortgages to Administrative Agent for the benefit of each Bank and to confirm, evidence and perfect the Liens created by the Existing Mortgages in favor of Administrative Agent for the ratable benefit of the Banks.

     SECTION 5.2. GUARANTEE. Payment and performance of the Obligations shall be fully guaranteed by each Restricted Subsidiary of Borrower pursuant to a Restricted Subsidiary Guarantee. On or before the Closing Date, Borrower shall deliver to Administrative Agent a Restricted Subsidiary Guarantee, duly authorized and executed by SWAT.

                                   ARTICLE VI

                            CONDITIONS TO BORROWINGS

     SECTION 6.1. RESTATEMENT OF EXISTING CREDIT AGREEMENT/CONDITIONS TO INITIAL EXTENSION OF CREDIT. Borrower hereby acknowledges that Administrative Agent and each Bank have relied on the documents, instruments, agreements and actions referred to in this ARTICLE VI in amending and restating the Existing Credit Agreement on the terms set forth herein, and but for Borrower's execution and/or delivery and/or performance (as applicable) of the documents, instruments, agreements, conditions and obligations referred to in this ARTICLE VI, Banks and Agents would not

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have amended and restated the Existing  Credit  Agreement on the terms set forth herein. The obligation of each Bank to loan its Commitment Percentage of the initial Borrowing hereunder, and the obligation of Administrative Agent to issue (or cause another Bank to issue), the initial Letter of Credit issued hereunder is subject to the satisfaction of each of the following conditions:

     (a) CLOSING DELIVERIES. Administrative Agent shall have received each of the following documents, instruments and agreements, each of which shall be in form and substance and executed in such counterparts as shall be acceptable to Administrative Agent and Required Banks and each of which shall, unless otherwise indicated, be dated the Closing Date:

     (i) a Note payable to the order of each Bank in the amount of such Bank's Commitment, duly executed by Borrower;

     (ii) a Restricted Subsidiary Guarantee duly executed by SWAT;

     (iii)a Restricted Subsidiary Pledge Agreement duly executed by Borrower together with (A) certificates evidencing one hundred percent of the issued and outstanding capital stock of SWAT of every class (all certificates delivered pursuant to this SECTION 6.1(A)(III) shall be duly endorsed or accompanied by duly executed blank stock powers), and
          (B) such financing statements executed by Borrower as Administrative Agent shall request to perfect the Liens granted pursuant to such Pledge Agreement;

     (iv) a Certificate of Ownership Interests substantially in the form of EXHIBIT H, duly executed and delivered by an Authorized Officer of Borrower;

     (v) an opinion of Keith Crouch, Vice President and Corporate Counsel for Borrower, favorably opining as to such matters as Administrative Agent or Required Banks may request;

     (vi) an   opinion  of  Gardere  &  Wynne,   L.L.P.,   special   counsel  to
          Administrative   Agent,   in  form  and  substance   satisfactory   to
          Administrative Agent;

     (vii)a Certificate executed by an Authorized Officer of Borrower stating that (A) the representations and warranties of Borrower contained in this Agreement and the other Loan Papers are true and correct in all respects, (B) no Default or Event of Default has occurred which is continuing, and (C) all conditions set forth in this SECTION 6.1 and
          SECTION 6.2 have been satisfied;

     (viii) such resolutions, certificates and other documents relating to the existence of the Companies, the corporate authority for the execution, delivery and performance of this Agreement, the Notes, the other Loan Papers, the Merger Documents, and certain other matters relevant hereto, in form and substance satisfactory to

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           Administrative   Agent,  which   resolutions,   certificates  and
          documents include resolutions of the directors of each of the Companies authorizing the execution, delivery and performance of the Loan Papers and certificates of incumbency for each Company;

     (ix) a Certificate executed by an Authorized Officer of Borrower confirming that the Merger has been consummated;

     (x) a copy of each Merger Document, together with a certificate executed by an Authorized Officer of Borrower certifying that such copies are accurate and complete and represent the complete understanding and agreement of the parties with respect to the subject matter thereof; and

     (xi) a copy of a notice from Borrower to the Indenture Trustee delivered pursuant to the definition of "Bank Credit Agreement" contained in the Indenture specifying that this Agreement is the "Bank Credit
          Agreement" as defined in the Indenture, together with evidence that such notice has been delivered to the Indenture Trustee.

     (b) MERGER. The Merger shall have occurred (or Administrative Agent shall be satisfied that such transactions will occur simultaneously therewith). Without limiting the foregoing, the Merger shall have been completed pursuant to the terms of the Merger Documents, and pursuant thereto the Merger Certificate shall have been duly filed with the Secretary of State of Delaware.

     (c) REFINANCING OF EXISTING CREDIT AGREEMENT. Borrower shall have refinanced in full (or simultaneously with the initial Borrowing hereunder, Borrower shall refinance in full) with proceeds of a Borrowing under this Agreement, all Obligations accrued and outstanding under the Existing Credit Agreement as of the Closing Date, including, without limitation, (i) the entire outstanding principal balance of the Loans made thereunder, (ii) all accrued but unpaid interest, (iii) all accrued but unpaid commitment and other fees, and
(iv) all amounts payable under SECTION 3.3 of the Existing Credit Agreement as a result of the prepayment of the other Obligations thereunder.

     (d) NO MATERIAL ADVERSE CHANGE. In the sole discretion of each Bank, no material adverse change shall have occurred in the assets, liabilities, financial condition or prospects of any of the Companies.

     (e) NO LEGAL PROHIBITION. The transactions contemplated by this Agreement, the other Loan Papers and the Merger Documents shall be permitted by applicable law and regulation and shall not subject Agents, any Bank, Borrower or any of its Subsidiaries to any material adverse change in their assets, liabilities, financial condition or prospects.

     (f) NO LITIGATION. No litigation, arbitration or similar proceeding shall be pending which calls into question the validity or enforceability of this Agreement, the other Loan Papers, the Merger Documents or the Merger.

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
     (g) OTHER MATTERS. All matters related to this Agreement, the other Loan Papers, the Merger Documents, the Borrower, its Subsidiaries and the Merger shall be acceptable to Administrative Agent and each Bank in their sole discretion, and Borrower shall have delivered to Administrative Agent and each Bank such evidence as they shall request to substantiate any matters related to this Agreement, the other Loan Papers, the Merger Documents, the Borrower, its Subsidiaries and the Merger as Administrative Agent or any Bank shall request.

     (h) CLOSING FEES. Borrower shall have paid to each Agent any fees payable to such Agent pursuant to SECTION 2.10.

     SECTION 6.2. CONDITIONS TO EACH BORROWING AND EACH LETTER OF CREDIT. The obligation of each Bank to loan its Commitment Percentage of each Borrowing and the obligation of any Letter of Credit Issuer to issue Letters of Credit on the date any Letter of Credit is to be issued is subject to the further satisfaction of the following conditions:

     (a) timely receipt by Administrative Agent of a Request for Borrowing or Request for Letter(s) of Credit;

     (b) immediately before and after giving effect to such Borrowing or issuance of such Letter(s) of Credit, no Default or Event of Default shall have occurred and be continuing and neither such Borrowing nor the issuance of such Letter(s) of Credit shall cause a Default or Event of Default;

     (c) the representations and warranties of Borrower contained in this Agreement shall be true and correct on and as of the date of such Borrowing or the issuance of such Letter(s) of Credit;

     (d) the funding of such Borrowing or the issuance of such Letter(s) of Credit and all other Borrowings to be made and/or Letter(s) of Credit to be issued on the same day under this Agreement, shall not cause a Borrowing Base Deficiency;

     (e) following the issuance of any Letter(s) of Credit, the aggregate Letter of Credit Exposure shall not exceed $10,000,000; and

     (f) within sixty (60) days after the Closing Date, Borrower shall have executed and delivered to Administrative Agent for the ratable benefit of each Bank, the Mortgages and other instruments required by SECTION 5.1(B) hereof.

     Each Borrowing and the issuance of each Letter of Credit hereunder shall constitute a representation and warranty by Borrower that on the date of such Borrowing or issuance of such Letter of Credit the statements contained in subclauses (b), (c), (d) and (e) above are true.

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
     SECTION 6.3. AGREEMENTS REGARDING INITIAL BORROWING. Borrower, Agent and each Bank acknowledge and agree that Borrower has requested a Borrowing to be made on the Closing Date in the aggregate amount of $87,450,000 ($10,450,000 of which will constitute a Base Rate Borrowing, and $77,000,000 of which will constitute a Eurodollar Borrowing), all the proceeds of which are to be applied to refinance all Obligations outstanding under and as defined in the Existing Credit Agreement (the "REFINANCING BORROWING"). Each Agent and each Bank hereby waive the requirements of SECTIONS 2.2 and 6.2(A) hereof with respect to the Refinancing Borrowing to the extent, but only to the extent, such Sections require the delivery of a Notice of Borrowing as a condition precedent. Each Bank, each Agent and Borrower further acknowledge and agree that, notwithstanding the contrary provisions of SECTION 2.2(C), each Bank shall only be required to fund as part of such Borrowing the remainder, if any, of (a) its Commitment Percentage of such Refinancing Borrowing, minus (b) the amount it is to receive as a result of the application of the proceeds of the Refinancing Borrowing to refinance all Obligations outstanding under the Existing Credit Agreement.

                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

     Borrower represents and warrants that each of the following statements is true and correct on the date hereof, will be true and correct on the Closing Date (before and immediately after giving effect to the Merger) and will be true and correct on the occasion of each Borrowing and the issuance of each Letter of
Credit:

     SECTION 7.1. CORPORATE EXISTENCE AND POWER. Borrower (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, (b) has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its businesses as now conducted and as proposed to be conducted, and (c) is duly qualified to transact business as a foreign corporation in each jurisdiction where a failure to be so qualified could have a material adverse effect on its financial condition or operations.

     SECTION 7.2. EXISTENCE AND POWER (OTHER COMPANIES). Each Company other than Borrower (a) is a corporation, limited liability company or partnership duly incorporated or organized (as applicable), validly existing and in good standing under the laws of its state of incorporation or organization (as applicable),
(b) has all corporate, limited liability company or partnership power (as applicable) and all material governmental licenses, authorizations, consents and approvals required to carry on its businesses as now conducted and as proposed to be conducted, and (c) is duly qualified to transact business as foreign corporations, foreign limited liability companies or foreign partnerships (as applicable) in each jurisdiction where a failure to be so qualified could have a material adverse effect on their respective financial condition or operations.

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
     SECTION 7.3. CORPORATE, LIMITED LIABILITY COMPANY, PARTNERSHIP AND GOVERNMENTAL AUTHORIZATION; CONTRAVENTION. The execution, delivery and performance of this Agreement, the Notes, and the other Loan Papers by each Company purporting to execute the same are within such Company's corporate, limited liability company or partnership powers (as applicable), when executed will be duly authorized by all necessary corporate, limited liability company or partnership action (as applicable), require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulations
(including, without limitation, the Margin Regulations) or of the partnership agreement, articles of incorporation, certificate of incorporation, bylaws, regulations or other organizational documents (as applicable) of such Companies or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Company or result in the creation or imposition of any Lien on any asset of any such Company except Liens securing the Notes.

     SECTION 7.4. BINDING EFFECT. This Agreement constitutes a valid and binding agreement of Borrower; the Notes and the other Loan Papers when executed and delivered in accordance with this Agreement, will then constitute valid and binding obligations of each Company executing the same; and each Loan Paper is enforceable against each Company executing the same in accordance with its terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors rights generally, and (b) the availability of equitable remedies may be limited by equitable principles of general applicability.

     SECTION 7.5. FINANCIAL INFORMATION. (a) The Current Financials fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of Borrower as of December 31, 1996 and its consolidated results of operations and cash flows for the periods covered thereby.

     (b) There has been no material adverse change in the business, financial position, results of operations or prospects of any Company since (i) December 31, 1996 to the extent this representation and warranty is made or deemed to be made as of any date prior to the receipt by Banks of the financial statements for Borrower and its Subsidiaries required to be delivered by Borrower to Banks pursuant to SECTIONS 8.1(A) and (B) hereof, prepared as of the end of the first complete Fiscal Quarter following the Closing Date, or (ii) since the date of the most recent financial statements delivered to Banks pursuant to SECTIONS 8.1(A) and (B) hereof to the extent this representation and warranty is made or deemed made as of any date after receipt by Banks of the financial statements prepared as of the end of the first complete Fiscal Quarter following the Closing Date required to be delivered by Borrower to Banks pursuant to SECTIONS 8.1(A) and (B) hereof.

     SECTION 7.6. LITIGATION. Except for matters disclosed in the Existing Credit Agreement or arising after the date of this Agreement which are promptly disclosed in writing to Banks, there is no action, suit or proceeding pending against, or to the knowledge of Borrower, threatened against or affecting any Company before any court or arbitrator, any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely

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affect the business,  consolidated financial position or consolidated results of operations of any Company or which could in any manner draw into question the validity of the Loan Papers.

     SECTION 7.7. ERISA. No Company is a party to or bound by, or at any time prior to the date hereof, has been a party to, or bound by, any Plan.

     SECTION  7.8.  TAXES AND  FILING OF TAX  RETURNS.  Except as  disclosed  on
SCHEDULE 3, each Company and its predecessors have filed all material tax returns required to have been filed and have paid all Taxes shown to be due and payable on such returns, including interest and penalties, and all other Taxes which are payable by such party, to the extent the same have become due and payable other than Taxes with respect to which a failure to pay would not have a material adverse effect on any Company. Except as disclosed on SCHEDULE 3, Borrower does not know of any proposed material Tax assessment against any Company, and all Tax liabilities of each Company and its predecessors are adequately provided for. Except as disclosed on SCHEDULE 3 and except as hereinafter disclosed in writing to Banks, no income tax liability of any Company or any of their respective predecessors or Subsidiaries has been asserted by the Internal Revenue Service for Taxes in excess of those already paid.

     SECTION 7.9. TITLE TO PROPERTIES; LIENS. Borrower and each of its Subsidiaries has good and valid title to all material assets purported to be owned by it subject only to Permitted Encumbrances. Without limiting the foregoing, (a) Borrower and its Restricted Subsidiaries have good and valid title to all oil and gas properties and all Related Assets owned by Borrower and its Restricted Subsidiaries which are included in the most recent Reserve Reports and Related Asset Reports provided to Banks (except for oil and gas properties disposed of in compliance with SECTION 9.5 to the extent this representation and warranty is made or deemed made after the Closing Date) and except for Permitted Encumbrances, and (b) the Companies have good and valid title to all material assets reflected in the Current Financials and any subsequent financial statements delivered to Banks pursuant to SECTIONS 8.1(A) and (B) hereof.

     SECTION 7.10. BUSINESS; COMPLIANCE. Each Company has performed and abided by all obligations required to be performed under each license, permit, order, authorization, grant, contract, agreement, or regulation to which any Company is a party or by which any Company or any of the assets of any Company are bound to the extent a failure to perform and abide by such obligations could have a material adverse effect on the assets, liabilities, financial condition, operations or prospects of such Company individually or the Companies taken as a whole; PROVIDED THAT to the extent oil and gas properties owned by any Company are operated by operators other than a Company or an Affiliate of a Company, Borrower does not have any knowledge that any such obligation remains unperformed and the appropriate Person has diligently enforced all contractual obligations of such operators to insure performance.

     SECTION 7.11. LICENSES, PERMITS, ETC. Each Company possesses such valid franchises, certificates of convenience and necessity, operating rights, licenses, permits, consents, authorizations, exemptions and orders of tribunals, as are necessary to carry on its business as now

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being conducted except to the extent a failure to obtain any such item would not have a material adverse effect on such Company individually or on the Companies taken as a whole; PROVIDED THAT to the extent oil and gas properties owned by any Company are operated by operators other than a Company or an Affiliate of a Company, Borrower does not have any knowledge that possession of such items has not been obtained, and the appropriate Person has diligently enforced all contractual obligations of such operators to obtain such items.

     SECTION 7.12. COMPLIANCE WITH LAW. The business and operations of each Company have been and are being conducted in accordance with all applicable laws, rules and regulations of all tribunals, other than laws, rules and regulations the violation of which could not (either individually or collectively) have a material adverse effect on any Company's individual financial condition or operations or on the financial condition or operations of the Companies taken as a whole (both before and after giving effect to the Merger); PROVIDED THAT to the extent oil and gas properties owned by any Company are operated by operators other than a Company or an Affiliate of a Company, Borrower does not have any knowledge of non-compliance and the appropriate Person has diligently enforced all contractual obligations of such operators to insure compliance.

     SECTION 7.13. OWNERSHIP INTERESTS. The Reserve Reports and Related Asset Reports most recently provided to Banks accurately reflect, and all Reserve Reports and Related Asset Reports hereafter delivered pursuant to this Agreement will reflect, in all material respects, the ownership interests in the oil and gas properties and Related Assets referred to therein (including all before and after payout calculations).

     SECTION 7.14. FULL DISCLOSURE. All information heretofore furnished by any Company (or any other party on any Company's behalf) to any Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by any Company or on behalf of any Company to any Agent or any Bank will be, true, complete and accurate in every material respect or based on reasonable estimates on the date as of which such information is stated or certified. Borrower has disclosed to Banks in writing any and all facts (other than facts of general public knowledge) which might reasonably be expected to materially and adversely affect or might affect (to the extent Borrower can now reasonably foresee), the business, operations, prospects or condition, financial or otherwise, of any Company or the ability of Borrower or any Company to perform its obligations under this Agreement and the other Loan Papers.

     SECTION 7.15. SUBSIDIARIES. SCHEDULE 4 hereto accurately reflects, after giving effect to the Merger (i) the name and jurisdiction of incorporation of each Subsidiary of Borrower, (ii) each jurisdiction in which each Subsidiary of Borrower is qualified to transact business as a foreign corporation, partnership or limited liability company, (iii) the authorized, issued and outstanding capital stock of each such Subsidiary, including, the record (and to Borrower's knowledge, beneficial) owner of such capital stock, and (iv) all outstanding warrants, options, subscription rights, convertible securities or other rights to purchase capital stock of each Subsidiary of Borrower.

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     SECTION 7.16. OBLIGATIONS OF UNRESTRICTED SUBSIDIARIES. Except as set forth on SCHEDULE 5 hereto, neither Borrower nor any of its Restricted Subsidiaries has any obligation of any nature to any Unrestricted Subsidiary of Borrower.

     SECTION 7.17. ENVIRONMENTAL MATTERS. No real or personal property owned or leased by any Company (including without limitation, oil and gas properties and Related Assets) and no operations conducted thereon, and to Borrower's knowledge, no operations of any prior owner, lessee or operator of any such properties, is or has been in violation of any Applicable Environmental Law other than violations which individually and in the aggregate will not have a material adverse effect on any Company individually or the Companies taken as a whole, nor is any such property or operation the subject of any existing, pending or, to Borrower's knowledge, threatened action, suit, investigation, inquiry or preceding with respect to Applicable Environmental Laws which could, individually or in the aggregate, have a material adverse effect on Borrower and its Subsidiaries taken as a whole (both before and after giving effect to the Merger). All notices, permits, licenses, and similar authorizations, if any, required to be obtained or filed in connection with the ownership or operation of any and all real and personal property owned, leased or operated by any of the Companies, including, without limitation, notices, licenses, permits and authorizations required in connection with any past or present treatment, storage, disposal, or release of hazardous substances, petroleums, or solid waste into the environment, have been duly obtained or filed except to the extent the failure to obtain or file such notices, licenses, permits and authorizations would not have a material adverse effect on any Company individually or the Companies taken as a whole (both before and after giving effect to the Merger). To Borrower's knowledge, all hazardous substances, if any, generated at any and all real and personal property owned, leased or operated by the Companies have been transported, treated, and disposed of only by carriers maintaining valid permits under RCRA and any other Applicable Environmental Laws. Except as disclosed in the Existing Credit Agreement, there has been no release or threatened release of any quantity of any hazardous substances or petroleum on, to or from any real or personal property owned, leased, or operated by the Companies which was not in compliance with Applicable Environmental Laws other than releases which would not, individually or in the aggregate, have a material adverse effect on any Company individually or the Companies taken as a whole (both before and after giving effect to the Merger). Except as disclosed in the Existing Credit Agreement, no Company has any contingent liability in connection with any release or threatened release of any hazardous substance, petroleum, or solid waste into the environment which could have a material adverse effect on any Company individually or the Companies taken as a whole.

     SECTION 7.18. MERGER DOCUMENTS. Borrower has provided Administrative Agent with a true and correct copy of each Merger Document. No rights or obligations of any party to any of the Merger Documents have been waived in any material respect, and no party to any of the Merger Documents is in default of its obligations thereunder. Each of the Merger Documents is a valid, binding and enforceable obligation of the parties thereto in accordance with its terms and is in full force and effect.

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     SECTION  7.19.  BURDENSOME  OBLIGATIONS.  Except as disclosed in writing to
Banks prior to the date hereof, neither any Company nor the properties of any Company is subject to any law or regulation or subject to any restriction under the certificate or articles of incorporation, partnership agreement, regulations or other organizational documents of any Company or under any agreement or instrument to which any Company is a party or by which any of their respective properties may be subject or bound, which is so unusual or burdensome as to be likely in the foreseeable future to have a material adverse effect on the assets, liabilities, financial condition, operations or prospects of any Company individually or the Companies taken as a whole.

     SECTION 7.20. GOVERNMENT REGULATIONS. No Company is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, the Investment Company Act of 1940 (as any of the preceding acts have been amended) or any other law or regulation which regulates the incurring by it of Debt, including, but not limited to, laws relating to common carriers or the sale of electricity, gas, steam, water or other public utility services.

                                  ARTICLE VIII

                              AFFIRMATIVE COVENANTS

     Borrower agrees that, so long as any Bank has any commitment to lend or participate in Letter of Credit Exposure hereunder or any amount payable under any Note remains unpaid or any Letter of Credit remains outstanding:

     SECTION 8.1. INFORMATION. Borrower will deliver, or cause to be delivered, to each Bank:

     (a) as soon as available and in any event within ninety (90) days after the end of each Fiscal Year of Borrower, consolidated balance sheets of Borrower as of the end of such Fiscal Year and the related consolidated statements of income and cash flow for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported by Borrower in accordance with generally accepted accounting principles and audited by Arthur Anderson LLP or other independent public accountants of nationally recognized standing acceptable to Administrative Agent;

     (b) as soon as available and in any event within forty-five (45) days after the end of each of the first three (3) Fiscal Quarters of each Fiscal Year of Borrower, consolidated balance sheets of Borrower as of the end of such quarter and the related consolidated statements of income and cash flow for such quarter and for the portion of Borrower's Fiscal Year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of Borrower's previous Fiscal Year. All financial statements delivered pursuant to this SECTION 8.1(B) shall be certified as to fairness of presentation, generally accepted

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accounting  principles  and  consistency by the chief  financial  officer or the chief accounting officer of Borrower;

     (c) simultaneously with the delivery of each set of financial statements referred to in SECTIONS 8.1(A) and (B), a certificate of an Authorized Officer of Borrower, (i) setting forth in reasonable detail the calculations required to establish whether Borrower was in compliance with the requirements of ARTICLE X on the date of such financial statements, (ii) stating whether there exists on the date of such certificate any Default and, if any Default then exists, setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto, and (iii) stating whether or not such financial statements fairly reflect the business and financial condition of Borrower as of the date of the delivery of such financial statements;

     (d) immediately upon any Authorized Officer of Borrower becoming aware of the occurrence of any Default, including, without limitation, a Default under
ARTICLE X, a certificate of an Authorized Officer of Borrower setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto;

     (e) promptly upon the mailing thereof to the stockholders of Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

     (f) promptly upon the filing thereof, copies of all final registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent), post effective amendments thereto and annual, quarterly or special reports which Borrower shall have filed with the Securities and Exchange Commission;

     (g) promptly notify Banks (i) of any material adverse change in the financial condition of Borrower or any of its Subsidiaries, or (ii) of the occurrence of any acceleration of the maturity of any Debt owing by Borrower or any of its Subsidiaries or any default under any indenture, mortgage, agreement, contract or other instrument to which any of them is a party or by which any of them or any of their properties is bound, if such default or acceleration might have a material adverse effect upon their financial condition;

     (h) immediately upon receipt of the same, a copy of any notice received by Borrower of the occurrence of any Event of Default under and as defined in the Indenture or any event which with notice, lapse of time or both, would, unless cured or waived, become an Event of Default;

     (i) promptly upon receipt of same, any notice or other information received by Borrower or any Subsidiary of Borrower indicating any potential, actual or alleged (i) non-compliance with or violation of the requirements of any Applicable Environmental Law which could result in liability to Borrower or any Subsidiary for fines, clean up or any other remediation obligations or any other liability in excess of $250,000 in the aggregate; (ii) release or threatened release of any toxic or hazardous waste, substance, or constituent, or other substance into the

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
environment which release would impose on Borrower or any Subsidiary a duty to report to a governmental authority or to pay cleanup costs or to take remedial action under any Applicable Environmental Law which could result in liability to Borrower or any Subsidiary for fines, clean up and other remediation obligations or any other liability in excess of $250,000 in the aggregate; or (iii) the existence of any Lien arising under any Applicable Environmental Law securing any obligation to pay fines, clean up or other remediation costs or any other liability in excess of $250,000 in the aggregate. Without limiting the foregoing, Borrower shall provide to Banks promptly upon receipt of same copies of all environmental consultants or engineers reports received by Borrower or any Subsidiary of Borrower which would render the representation and warranty contained in SECTION 7.17 untrue or inaccurate in any respect;

     (j) In the event any notification is provided by Borrower to any Bank or Administrative Agent pursuant to SECTION 8.1(I) hereof or Administrative Agent or any Bank otherwise learns of any event or condition under which any such notice would be required, then, upon request of Required Banks, Borrower shall, within ninety (90) days of such request, cause to be furnished to each Bank a report by an environmental consulting firm acceptable to Administrative Agent and Required Banks, stating that a review of such event, condition or circumstance has been undertaken (the scope of which shall be acceptable to
Administrative Agent and Required Banks) and detailing the findings, conclusions, and recommendations of such consultant. Borrower shall bear all expenses and costs associated with such review and updates thereof, as well as all remediation or curative action recommended by any such environmental consultant; and

     (k) from time to time such additional information regarding the financial position or business of Borrower and its Subsidiaries as the Administrative Agent, at the request of any Bank, may reasonably request.

     SECTION 8.2. BUSINESS OF BORROWER. The primary business of Borrower and its Subsidiaries will be the acquisition, exploration for, development, production, transportation, processing and marketing of liquid or gaseous hydrocarbons and accompanying elements and related businesses.

     SECTION 8.3. MAINTENANCE OF EXISTENCE. Borrower shall, and shall cause each Restricted Subsidiary to, at all times (a) maintain its corporate, partnership or limited liability company existence in its state of incorporation or organization except to the extent any Restricted Subsidiary ceases to be in existence as a result of a merger or consolidation expressly permitted pursuant to SECTION 9.4, and (b) maintain its good standing and qualification to transact business in all jurisdictions where the failure to maintain good standing or qualification to transact business could have a material adverse effect on the financial condition or operations of Borrower or any of its Restricted Subsidiaries individually or Borrower and its Restricted Subsidiaries taken as a whole.

     SECTION 8.4. TITLE DATA. Borrower shall, upon the reasonable request of Required Banks, cause to be delivered to Administrative Agent such title opinions and other information in its

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
possession, control or direction regarding title to the oil and gas properties owned by Borrower and its Restricted Subsidiaries as are appropriate to determine the status thereof.

     SECTION 8.5. RIGHT OF INSPECTION. Borrower will permit, and will cause each of its Subsidiaries to permit, any officer, employee or agent of Administrative Agent or any Bank to visit and inspect any of the assets of Borrower and its Subsidiaries, examine Borrower's and its Subsidiaries' books of record and accounts, take copies and extracts therefrom, and discuss the affairs, finances and accounts of Borrower and its Subsidiaries with any of Borrower's and its Subsidiaries' officers, accountants and auditors, all at such reasonable times and as often as Administrative Agent or any Bank may desire, all at the expense of Borrower. Banks covenant and agree to preserve the confidentiality of any information with respect to which Borrower or any of its Subsidiaries have an obligation of confidentiality to a third party (to the extent such obligation has been disclosed to Banks), except to the extent Banks are required to disclose such information pursuant to any applicable law, rule or regulation of any governmental body or pursuant to the order of any court of competent jurisdiction.

     SECTION 8.6. MAINTENANCE OF INSURANCE. Borrower will, and will cause each of its Subsidiaries to (and will use its best efforts to cause all operators of oil and gas properties owned by Borrower and its Subsidiaries and Related Assets
to) at all times maintain or cause to be maintained insurance covering such risks as are customarily carried by businesses similarly situated including, without limitation, the following: (a) workmen's compensation insurance; (b) employer's liability insurance; (c) comprehensive general public liability and property damage insurance in respect of all activities in which Borrower or any of its Subsidiaries might incur personal liability for the death or injury of an employee or third person, or damage to or destruction of another's property; (d) insurance against loss or damage by fire, lightning, hail, tornado, explosion and other similar risk; (e) reservoir damage insurance; and (f) comprehensive automobile liability insurance. All loss payable clauses or provisions in all policies of insurance maintained by Borrower pursuant to this SECTION 8.6 shall be endorsed in favor of and made payable to Administrative Agent for the ratable benefit of Banks, as their interests may appear. Administrative Agent for the ratable benefit of Banks shall have the right to collect, and Borrower hereby assigns to Administrative Agent for the ratable benefit of Banks, any and all monies that may become payable under any such policies of insurance by reason of damage, loss or destruction of any property which stands as security for the Obligations or any part thereof, and Administrative Agent may, at its election, either apply for the ratable benefit of Banks all or any part of the sums so collected toward payment of the Obligations (or the portion thereof with respect to which such property stands as security), whether or not such Obligations are then due and payable, in such manner as Administrative Agent may elect or release same to Borrower.

     SECTION 8.7. PAYMENT OF TAXES AND CLAIMS. Borrower will, and will cause each of its Subsidiaries to, pay (a) all Taxes imposed upon it or any of its assets or with respect to any of its franchises, business, income or profits before any material penalty or interest accrues thereon, and (b) all material claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become a

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
Lien (other than a Permitted Encumbrance) on any of its assets; provided, however, no payment of Taxes or claims shall be required if (i) the amount, applicability or validity thereof is currently being contested in good faith by appropriate action promptly initiated and diligently conducted in accordance with good business practices and no material part of the property or assets of Borrower or any of its Subsidiaries are subject to levy or execution, (ii) Borrower, as and to the extent required in accordance with generally accepted accounting principles, shall have set aside on its books, reserves (segregated to the extent required by generally accepted accounting practices) deemed by it to be adequate with respect thereto, and (iii) Borrower has notified Administrative Agent of such circumstances, in detail satisfactory to Administrative Agent.

     SECTION 8.8. COMPLIANCE WITH LAWS AND DOCUMENTS. Borrower will, and will cause each of its Subsidiaries to, comply with all laws, their respective articles and certificates of incorporation, bylaws, partnership agreements, regulations and similar organizational documents and all Material Agreements to which Borrower or any Subsidiary of Borrower is a party, if a violation, alone or when combined with all other such violations, could have a material adverse effect on the financial condition or operations of Borrower or any of its Restricted Subsidiaries individually or Borrower and its Restricted Subsidiaries taken as a whole.

     SECTION 8.9. OPERATION OF PROPERTIES AND EQUIPMENT. (a) Borrower will, and will cause each of its Subsidiaries to, maintain, develop and operate their respective oil and gas properties and Related Assets in a good and workmanlike manner, and observe and comply with all of the terms and provisions, express or implied, of all oil and gas leases relating to such properties so long as such oil and gas leases are capable of producing hydrocarbons and accompanying elements in paying quantities, to the extent that the failure to so observe and comply could have a material adverse effect on the financial condition or operations of Borrower individually or Borrower and its Subsidiaries taken as a whole.

     (b) Borrower will, and will cause each of its Subsidiaries to, comply in all respects with all contracts and agreements applicable to or relating to their respective oil and gas properties or the production and sale of hydrocarbons and accompanying elements therefrom, except to the extent a failure to so comply could not have a material adverse effect on the financial condition or operations of Borrower individually or Borrower and its Subsidiaries taken as a whole.

     (c) Borrower will, and will cause each of its Subsidiaries at all times to, maintain, preserve and keep all operating equipment used with respect to the oil and gas properties of Borrower in proper repair, working order and condition, and make all necessary or appropriate repairs, renewals, replacements, additions and improvements thereto so that the efficiency of such operating equipment shall at all times be properly preserved and maintained, provided that no item of operating equipment need be so repaired, renewed, replaced, added to or improved, if Borrower shall in good faith determine that such action is not necessary or desirable for the continued efficient and profitable operation of the business of Borrower and its Subsidiaries.

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     (d)  With  respect  to the oil  and  gas  properties  of  Borrower  and its
Subsidiaries which are operated by operators other than Borrower or one of its Subsidiaries, Borrower and its Subsidiaries shall not be obligated to directly perform any undertakings contemplated by the covenants and agreements contained in this SECTION 8.9 which are performable only by such operators and are beyond the control of Borrower, but shall be obligated to seek to enforce such operators' contractual obligations to maintain, develop and operate the oil and gas properties subject to such operating agreements.

     SECTION 8.10. FURTHER ASSURANCES. Borrower will execute and deliver or cause to be executed and delivered such other and further instruments or documents and take such further action as in the judgment of Administrative Agent may be required to carry out the provisions and purposes of the Loan Papers including without limitation to create, preserve, protect and perfect the Liens of the Administrative Agent for the ratable benefit of the Banks as required by SECTION 5.1.

     SECTION 8.11. ENVIRONMENTAL LAW COMPLIANCE AND INDEMNITY. Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all Applicable Environmental Laws, including, without limitation, (a) all licensing, permitting, notification and similar requirements of Applicable Environmental Laws, and (b) all provisions of Applicable Environmental Law regarding storage, discharge, release, transportation, treatment and disposal of hazardous substances, petroleum, solid waste or other contaminants. Borrower will, and will cause each of its Subsidiaries to, promptly pay and discharge when due all debts, claims, liabilities and obligations with respect to any clean-up or remediation measures necessary to comply with Applicable Environmental Laws. Borrower hereby indemnifies and agrees to defend and hold Banks and their successors and assigns harmless from and against any and all claims, demands, causes of action, loss, damage, liabilities, costs and expenses (including reasonable attorneys' fees and court costs) of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by any of the Banks at any time and from time to time including, without limitation, those asserted or arising subsequent to the payment or other satisfaction of the Loan, by reason of or arising out of the ownership, construction, occupancy, operation, use and maintenance of any of the collateral for the Loan, including matters arising out of the negligence of Banks; provided, however, this indemnity shall not apply with respect to matters caused by or arising out of (i) the gross negligence or willful misconduct of Banks (IT BEING THE EXPRESS INTENTION HEREBY THAT BANKS SHALL BE INDEMNIFIED FROM THE CONSEQUENCES OF THEIR NEGLIGENCE); and (ii) the construction, occupancy, operation, use and maintenance of the collateral for the Loan by any owner, lessee or party in possession of the collateral for the Loan subsequent to the ownership of the collateral for the Loan by Borrower or any of its Subsidiaries (as applicable), provided further, however, that this subclause (ii) shall not exclude from the foregoing indemnity and agreement, liability, claims, demands, causes of action, loss, damage, costs and expenses imposed by reason of the ownership of the collateral for the Loan by Banks after purchase by Banks at any foreclosure sale or transfer in lieu thereof from Borrower or any Restricted Subsidiary in partial or entire satisfaction of the Loan (unless the same shall be solely attributable to the subsequent use of the collateral by Banks during their ownership thereof). The foregoing indemnity and agreement applies to the violation of any Applicable Environmental Law prior to the payment or other satisfaction of the

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
Loan and any act, omission, event or circumstance existing or occurring on or about the collateral for the Loan (including without limitation the presence on the collateral for the Loan or release from the collateral for the Loan of asbestos or other hazardous substances or solid waste disposed of or otherwise present in or released prior to the payment or other satisfaction of the Loan). It shall not be a defense to the covenant of Borrower to indemnify that the act, omission, event or circumstance did not constitute a violation of any Applicable Environmental Law at the time of its existence or occurrence. The provisions of this SECTION 8.11 shall survive the repayment of the Loan and shall continue thereafter in full force and effect. In the event of the transfer of the Loan or any portion thereof, Banks or any prior holder of the Loan and any participants shall continue to be benefitted by this indemnity and agreement with respect to the period of such holding of the Loan.

                                   ARTICLE IX

                               NEGATIVE COVENANTS

     Borrower agrees that, so long as any Bank has any commitment to lend or participate in Letter of Credit Exposure hereunder or any amount payable under any Note remains unpaid or any Letter of Credit remains outstanding:

     SECTION 9.1. DEBT OF BORROWER AND ITS RESTRICTED SUBSIDIARIES. Neither Borrower nor any Restricted Subsidiary of Borrower will incur, become or remain liable for any Debt other than (a) Debt secured by Permitted Encumbrances described in subpart (k) of the definition of Permitted Encumbrances, (b) Nonrecourse Debt, (c) the Loan, (d) the Subordinate Notes, (e) Debt outstanding on the Closing Date described on SCHEDULE 6 hereto, and (f) Guarantees by Borrower or a Restricted Subsidiary of Borrower of Debt and other liabilities of Borrower or other Restricted Subsidiaries of Borrower provided that such Debt and other liabilities are permitted pursuant to this Agreement; PROVIDED, that the Debt permitted pursuant to SECTION 9.1(A) and (B) incurred by Borrower and its Restricted Subsidiaries shall not exceed $1,000,000 in the aggregate.

     SECTION 9.2. RESTRICTED PAYMENTS. Neither Borrower nor any Restricted Subsidiary of Borrower will declare or make any Restricted Payment; provided, that, so long as no Default, Event of Default or Borrowing Base Deficiency then exists, and provided that no Default or Event of Default would result therefrom Borrower shall be permitted to (a) declare and pay accrued dividends on the Preferred Stock, (b) repurchase any of its Common Stock or Preferred Stock or warrants, options or other rights to acquire such Common Stock or Preferred Stock, and (c) repurchase, redeem or defease Subordinate Notes, so long as, at any date, the sum of (x) the aggregate amount of all such dividends declared and paid pursuant to clause (a) above during the period commencing on the Closing Date to and including such date, plus (y) the aggregate amount paid by Borrower and the Restricted Subsidiaries in respect of the repurchase of all such Common Stock or Preferred Stock or warrants, options or other rights to acquire such Common Stock or Preferred Stock pursuant to clause (b) above, plus (z) an amount equal to the excess of the aggregate repurchase, redemption or defeasance price paid by Borrower for all Subordinate Notes repurchased, redeemed or defeased by Borrower subsequent to the Closing Date over the sum of (i) 101% of the aggregate principal

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
balance of all such Subordinate Notes on the date of repurchase, redemption or defeasance, plus (ii) accrued but unpaid interest on all such Subordinate Notes redeemed, repurchased or defeased on the date of redemption, repurchase or defeasance, shall not exceed the Restricted Payment Limit in effect at such date.

     SECTION  9.3.   NEGATIVE  PLEDGE.   Neither  Borrower  nor  any  Restricted
Subsidiary will create, assume or suffer to exist any Lien on any asset owned by it (other than Permitted Encumbrances).

     SECTION 9.4. CONSOLIDATIONS AND MERGERS. Neither Borrower nor any Subsidiary of Borrower will consolidate or merge with or into any other Person; provided, that so long as no Default or Event of Default exists or will result
(a) Borrower may merge or consolidate with another Person so long as Borrower is the surviving corporation, (b) any Restricted Subsidiary of Borrower may merge or consolidate with or into another Restricted Subsidiary of Borrower, (c) any Unrestricted Subsidiary may merge with or into another Unrestricted Subsidiary,
(d) any Unrestricted Subsidiary may merge with any other Person other than a Restricted Subsidiary so long as such Unrestricted Subsidiary is the surviving corporation, and (e) any Restricted Subsidiary may merge with any other Person so long as such Restricted Subsidiary is the surviving corporation and is a wholly owned Subsidiary of Borrower after giving effect thereto.

     SECTION 9.5. ASSET DISPOSITIONS. Except as provided in this SECTION 9.5, neither Borrower nor any Restricted Subsidiary shall sell, lease, abandon or otherwise transfer any of its assets to any other Person other than pursuant to an Exempt Transfer. Borrower and its Restricted Subsidiaries shall be permitted to sell or otherwise dispose of any asset other than (a) oil and gas properties,
(b) Related Assets, (c) debt and equity securities issued by any Restricted Subsidiary, and (d) accounts (as such term is defined in the Uniform Commercial
Code). Borrower and its Restricted Subsidiaries shall be permitted to sell oil and gas properties and Related Assets; provided that the aggregate value of all oil and gas properties and Related Assets sold by Borrower and its Restricted Subsidiaries during any period between Periodic Determinations shall not exceed the greater of (i) $5,000,000, or (ii) five percent (5%) of the Borrowing Base then in effect.

     SECTION 9.6. AMENDMENTS TO MATERIAL DOCUMENTS. Borrower will not, nor will Borrower permit any of its Restricted Subsidiaries to, (a) enter into any material modification or amendment of, grant any material consent under, or waive any material right or obligation of any Person under (i) its certificate or articles of incorporation, bylaws, partnership agreement, regulations or other organizational documents, or (ii) any of the Merger Documents, or (b) enter into any modification or amendment of, grant any consent under, or waive any right or obligation of any Person under (i) the Indenture, or (ii) the Subordinate Notes.

     SECTION 9.7. USE OF PROCEEDS. The proceeds of Borrowings under the Commitment will not be used for any purpose other than (a) working capital, (b) to finance the acquisition, exploration and development of oil and gas properties and Related Assets and the transportation, processing and marketing of hydrocarbons by Borrower and its Restricted Subsidiaries, (c) Restricted Payments

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
permitted pursuant to SECTION 9.2, (d) Investments permitted pursuant to SECTION 9.8, and (e) to refinance the obligations outstanding under the Existing Credit Agreement. None of the proceeds of the Loan nor any Letter of Credit issued hereunder will be used, directly or indirectly, (i) for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, or (ii) in violation of applicable law or regulation (including, without limitation, the Margin Regulations).

     SECTION 9.8. INVESTMENTS. Neither Borrower nor any Restricted Subsidiary of Borrower will, directly or indirectly, make any Investment other than Permitted Investments.

     SECTION 9.9. TRANSACTIONS WITH AFFILIATES. Borrower will not, and Borrower will not permit any of its Subsidiaries to, engage in any material transaction with an affiliated Person (other than, in the case of Borrower and its Restricted Subsidiaries, with each other) unless such transaction is generally as favorable to Borrower or such Subsidiary as could be obtained in an arm's length transaction with an unaffiliated Person in accordance with prevailing industry customs and practices.

     SECTION 9.10. PLANS. Borrower will not, and Borrower will not permit any of its Subsidiaries to, create, adopt or become bound by any Plan.

     SECTION 9.11. OIL AND GAS HEDGE TRANSACTIONS. Borrower will not, and Borrower will not permit any of its Restricted Subsidiaries to, enter into Oil and Gas Hedge Transactions which would cause the volume of (a) (i) the aggregate notional volume of oil which is the subject of oil Oil and Gas Hedge Transactions in existence at any time to exceed seventy-five percent (75%) of Borrower's and its Restricted Subsidiaries' anticipated production of oil from proved, developed producing reserves during the entire term of such existing Oil and Gas Hedge Transactions, and (ii) the notional volume of oil with respect to which a settlement is required on a particular settlement date under such Oil and Gas Hedge Transactions to exceed seventy-five percent (75%) of Borrower's and its Restricted Subsidiaries' anticipated production of oil from proved, developed producing reserves for the period (a "SETTLEMENT PERIOD") from the immediately preceding settlement date under any oil Oil and Gas Hedge Transaction (or the commencement of such Oil and Gas Hedge Transactions in the event there is no prior settlement date) to such settlement date, and (b) (i) the aggregate notional volume of gas which is the subject of gas Oil and Hedge Transactions in existence at any time to exceed seventy-five percent (75%) of Borrower's and its Restricted Subsidiaries' anticipated production of gas from proved, developed producing reserves during the entire term of such existing Oil and Gas Hedge Transactions, and (ii) the notional volume of gas with respect to which a settlement is required on a particular settlement date under such gas Oil and Gas Hedge Transactions to exceed seventy-five percent (75%) of Borrower's and its Restricted Subsidiaries' anticipated production of gas from proved, developed producing reserves for any Settlement Period.

     SECTION 9.12. OBLIGATIONS OF UNRESTRICTED SUBSIDIARIES. Except as expressly permitted by SECTION 9.2, Borrower will not, nor will Borrower permit any of its Restricted Subsidiaries to, incur any liability or obligation to any Unrestricted Subsidiary of Borrower of any nature, or have any

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liability (whether by operation of law or otherwise) for any liability,  Debt or obligation of any Unrestricted Subsidiary.

     SECTION 9.13. ACQUISITIONS. Borrower will not, nor will Borrower permit any of its Restricted Subsidiaries to, acquire, in a single transaction or a series of related transactions, all or substantially all of the assets or capital stock (or other outstanding equity interests of any Person) or all or substantially all of the assets comprising a division of any Person; provided, that nothing contained in this SECTION 9.13 shall prohibit Borrower or any Restricted Subsidiary of Borrower from making any acquisition of assets consisting of oil and gas properties or any other acquisition which is also a Permitted Investment.

     SECTION 9.14. OPERATING LEASES. Borrower will not, nor will Borrower permit any of its Subsidiaries to, incur, become, or remain liable under any Operating Lease which would cause the aggregate amount of all Rentals payable by Borrower and its Restricted Subsidiaries in any Fiscal Year to be greater than $1,500,000.

     SECTION 9.15. SPECULATIVE HEDGE TRANSACTIONS. Borrower will not, nor will Borrower permit any of its Restricted Subsidiaries to, enter into any commodity, interest rate, currency or other swap, option, collar or other derivative transaction pursuant to which Borrower or such Restricted Subsidiary speculates on the movement of commodity prices, securities prices, interest rates, financial markets, currency markets or other items; provided, that nothing contained in this SECTION 9.15 shall prohibit Borrower from (a) entering into interest rate swaps or other interest rate hedge transactions pursuant to which Borrower hedges interest rate risk with respect to the interest reasonably anticipated to be incurred pursuant to this Agreement, (b) entering into Oil and Gas Hedge Transactions permitted by SECTION 9.11 hereof, or (c) making Permitted Investments.

                                    ARTICLE X

                               FINANCIAL COVENANTS

     Borrower agrees that, so long as any Bank has any commitment to lend or participate in Letter of Credit Exposure hereunder or any amount payable under any Note remains unpaid or any Letter of Credit remains outstanding:

     (a) Borrower will not permit its ratio of Consolidated Current Assets to its Consolidated Current Liabilities as of the end of any Fiscal Quarter to be less than 1 to 1.

     (b) Borrower will not permit its ratio of Consolidated Funded Debt to Consolidated Total Capital as of (i) the end of any Fiscal Quarter during the Fiscal Year ending December 31, 1997, to exceed .55 to 1, and (ii) the end of any Fiscal Quarter ending on or after March 31, 1998, to exceed .50 to 1.

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     (c)  Borrower  will not permit  its Ratio of  Consolidated  Funded  Debt to
Adjusted Consolidated EBITDA as of the end of any Fiscal Quarter commencing with the Fiscal Quarter ending March 31, 1997, to exceed 3.5 to 1.

                                   ARTICLE XI

                                    DEFAULTS

     SECTION 11.1. EVENTS OF DEFAULT. If one or more of the following events (collectively "EVENTS OF DEFAULT" and individually an "EVENT OF DEFAULT") shall have occurred and be continuing:

     (a) Borrower shall fail to pay when due any principal of any Note or any reimbursement obligation with respect to any Letters of Credit when due;

     (b) Borrower shall fail to pay any accrued interest due and owing on any Note or any fees or any other amount payable hereunder when due and such failure shall continue for a period of five (5) days;

     (c) Borrower shall fail to observe or perform any covenant or agreement contained in ARTICLE IX or X;

     (d) Borrower or any Restricted Subsidiary shall fail to observe or perform any covenant or agreement contained in this Agreement or the other Loan Papers (other than those covered by SECTIONS 11.1(A), (B) and (C)) for thirty (30) days after written notice thereof has been given to Borrower by Administrative Agent at the request of any Bank, provided, that, as to Defaults under SECTION 8.1(D) and (G), Borrower shall not be entitled to more than one (1) notice and period of cure during each calendar year, and as to each other type of Default, Borrower shall not be entitled to more than two (2) notices and periods of cure during any calendar year;

     (e)  Borrower  shall fail to cause the  financial  statements  described in
SECTION 8.1(A) to be accompanied by the opinion without qualification (except for qualifications required by changes in accounting methods with which Borrower's auditors concur) of the accountants preparing such opinion, that such financial statements were prepared in accordance with generally accepted accounting principles and fairly present the consolidated financial position and results of operations of Borrower;

     (f) any representation, warranty, certification or statement made or deemed to have been made by any Company in this Agreement or by any Company or any other Person on behalf of any Company in any other Loan Paper or any other certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made;

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     (g) any  Company  shall fail to pay any  Material  Debt at  maturity or any event or condition (i) shall occur which results in the acceleration of the maturity of any Material Debt of any Company, or (ii) shall occur and continue for a period of thirty (30) days (or such shorter cure period as is provided pursuant to the terms of such Material Debt) which entitles (or, with the giving of notice or lapse of time or both, would unless cured or waived, entitle) the holder of such Material Debt to accelerate the maturity thereof;

     (h) any Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

     (i) an involuntary case or other proceeding shall be commenced against any Company seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against any Company under the federal bankruptcy laws as now or hereafter in effect;

     (j) one (1) or more judgments or orders for the payment of money aggregating in excess of $1,000,000 shall be rendered against any Company and such judgment or order (i) shall continue unsatisfied and unstayed (unless bonded with a supersedeas bond at least equal to such judgment or order) for a period of thirty (30) days or (ii) is not fully paid and satisfied at least ten
(10) days prior to the date on which any of its assets may be lawfully sold to satisfy such judgment or order;

     (k) one (1) or more judgments or orders for the payment of money aggregating in excess of the sum of (i) ten percent (10%) of the Borrowing Base then in effect, PLUS (ii) (A) the amount of such judgment which is covered by insurance to the satisfaction of Administrative Agent and its counsel, and (B) any amounts which Borrower or any of its Restricted Subsidiaries has deposited with Administrative Agent to be held by Administrative Agent as security for the payment of such judgment shall be rendered against Borrower or any of its Subsidiaries, whether or not otherwise bonded or stayed;

     (l) an Event of Default shall occur under and as defined in the Indenture;

     (m) any Company shall incur Environmental Liabilities which, individually or when considered in the aggregate for all Companies, exceeds $10,000,000;

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     (n) this  Agreement or any other Loan Paper shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by Borrower or any Restricted Subsidiary of Borrower, or Borrower or any Restricted Subsidiary of Borrower shall deny that it has any further liability or obligation under any of the Loan Papers, or any Lien created by the Loan Papers shall for any reason (other than the release thereof in accordance with the Loan Papers) cease to be a valid, first priority, perfected Lien upon any of the property purported to be covered thereby;

     (o) any Person or group (as defined in Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) shall become the direct or indirect beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of more than 30% of the total voting power of all classes of capital stock then outstanding of SOCO entitled (without regard to the occurrence of any contingency) to vote in elections of directors of SOCO;

     (p) at any date, more than fifty percent (50%) of the Person's comprising SOCO's board of directors are Persons who were not directors of SOCO one year prior to such date; or

     (q) SOCO shall cease, for any reason, to be the legal and beneficial owner of more than fifty percent (50%) of the total voting power of all classes of capital stock then outstanding of Borrower entitled (without regard to the occurrence of any contingency) to vote in elections of directors of Borrower;

then, and in every such event, Administrative Agent shall without presentment, notice or demand (unless expressly provided for herein) of any kind (including, without limitation, notice of intention to accelerate and acceleration), all of which are hereby waived, (a) if requested by Required Banks, terminate the Commitment and it shall thereupon terminate, and (b) if requested by Required Banks, take such other actions as may be permitted by the Loan Papers including, declaring the Notes, or any of them, (together with accrued interest thereon) to be, and the Notes, or any of them, shall thereupon become, immediately due and payable; PROVIDED THAT (c) in the case of any of the Events of Default specified in SECTION 11.1(H) or (I), without any notice to Borrower or any other act by Administrative Agent or Banks, the Commitment shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable.

                                   ARTICLE XII

                                     AGENTS

     SECTION 12.1. APPOINTMENT AND AUTHORIZATION. Each Bank irrevocably appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the Notes and the other Loan Papers as are delegated to such Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto, PROVIDED THAT, as between and among Banks and Agents, no Agent will prosecute, settle or compromise any claim

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against Borrower or release or institute  enforcement  proceedings,  except with the consent of Required Banks. Each Bank and Borrower agree that none of the Agents are a fiduciary for Banks or for Borrower but each simply is acting in the capacity described herein to alleviate administrative burdens for both Borrower and Banks and that no Agent has any duties or responsibilities to Banks or Borrower except those expressly set forth herein.

     SECTION 12.2. AGENTS AND AFFILIATES. Each Agent in its individual capacity and not as Agent hereunder shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not an Agent hereunder and each Agent in its individual capacity and not as Agent hereunder may accept deposits from, lend money to, and generally engage in any kind of business with Borrower and its Subsidiaries and Affiliates as if such parties were not Agents hereunder.

     SECTION 12.3. ACTION BY AGENTS. The obligations of Agents hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, no Agent shall be required to take any action with respect to any Default or Event of Default, except as expressly provided in ARTICLE XI. Notwithstanding the administrative authority delegated to Agents, no Agent shall without the prior written approval of all Banks cause or permit any modification of the Loan Papers which would (a) increase the Commitment of any Bank or subject any Bank to any additional obligations, (b) forgive any of the principal or reduce the rate of interest on the Loan or any fees hereunder, (c) postpone the date fixed for payment of principal of or interest on the Loan or any fees hereunder including the Termination Date, (d) change the percentage of the Total Commitment, or the number of Banks which shall be required for Banks or any of them to take any action under SECTION 14.5 or any other provision of this Agreement, (e) permit Borrower to assign any of its rights hereunder, (f) amend or waive any of the provisions of ARTICLE IV or of the definitions contained in
SECTION 1.1 applicable thereto, or (g) provide for the release or substitution of collateral for the Loan other than releases required pursuant to sales of collateral which are expressly permitted under SECTION 9.5. Subject to the foregoing, each Agent shall make such requests or take such actions in respect of Borrower as the Required Banks shall direct. Further, subject to the foregoing, each Agent shall grant such waivers, consents or approvals in favor of Borrower as the Required Banks shall direct.

     SECTION 12.4. CONSULTATION WITH EXPERTS. Each Agent may consult with legal counsel (who may be counsel for Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     SECTION 12.5. LIABILITY OF AGENTS. None of the Agents nor any of their respective directors, officers, agents, or employees shall be liable for any action taken or not taken by such Agent in connection herewith (a) with the consent or at the request of Required Banks, or (b) in the absence of its own gross negligence or willful misconduct, IT BEING THE INTENTION OF BANKS THAT SUCH PARTIES SHALL NOT BE LIABLE FOR THE CONSEQUENCES OF THEIR ORDINARY NEGLIGENCE. None of the Agents nor any of their respective officers,

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directors,  agents or  employees  shall be  responsible  for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder, (ii) the performance or observance of any of the covenants or agreements of Borrower,
(iii) the satisfaction of any condition specified in ARTICLE VI, except receipt of items required to be delivered to Administrative Agent, or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. No Agent shall incur any
liability  by  acting  in  reliance  upon  any  notice,  consent,   certificate,
statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties or upon any oral notice which Agent believes will be confirmed in writing by the proper party or parties. If any Agent fails to take any action required to be taken by it under the Loan Papers after the occurrence of an Event of Default and within a reasonable time after being requested to do so by any Bank (after such requesting Bank has obtained the approval of such other Banks as required), such Agent shall not suffer or incur any liability as a result thereof, but such requesting Bank may request such Agent to resign, whereupon such Agent shall so resign pursuant to SECTION 12.9.

     SECTION 12.6. DELEGATION OF DUTIES. Each Agent may execute any of its duties hereunder by or through officers, directors, employees, attorneys, or agents.

     SECTION 12.7. INDEMNIFICATION. Each Bank shall, ratably in accordance with its Commitment Percentage, indemnify each Agent (to the extent not reimbursed by Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such Agent's gross negligence or willful misconduct) that such Agent may suffer or incur in connection with this Agreement or any action taken or omitted by such Agent hereunder, including without limitation, matters arising out of such Agent's own negligence. IT BEING THE INTENTION OF EACH BANK THAT EACH AGENT SHALL BE INDEMNIFIED FOR THE CONSEQUENCES OF ITS ORDINARY NEGLIGENCE.

     SECTION 12.8. CREDIT DECISION. Each Bank acknowledges that it has, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

     SECTION 12.9. SUCCESSOR AGENT. Each Agent may resign at any time by giving written notice thereof to Banks and Borrower. In addition, Borrower may, prior to a Default, request the designation by Banks of a successor Agent. Upon any such request by Borrower or resignation by an Agent, Required Banks shall have the right to appoint a successor Agent, which shall be one of Banks. If no successor Agent shall have been so appointed by Required Banks and accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation or Borrower's request for a successor Agent, then the retiring Agent may, on behalf of Banks, appoint a successor Agent (as applicable), which shall (a) be a commercial bank organized under the laws

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of the United  States of America or of any State  thereof  and having a combined capital and surplus of at least $500,000,000 and (b) unless the successor Agent is a Bank, be reasonably acceptable to Borrower. Upon the acceptance of its appointment as a successor Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any Agent's resignation hereunder, the provisions of this SECTION 12.9 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent hereunder. Borrower shall be entitled to recommend a successor Agent at the time of designation of any
successor   Agent   pursuant  to  this  SECTION  12.9.   Banks  shall  give  due
consideration to the successor nominated by Borrower, but shall have no obligation to approve such nominee.

                                  ARTICLE XIII

                       PROTECTION OF YIELD; CHANGE IN LAWS

     SECTION 13.1. BASIS FOR DETERMINING INTEREST RATE APPLICABLE TO EURODOLLAR TRANCHES INADEQUATE. If on or prior to the first day of any Interest Period with respect to a Borrowing:

     (a) Administrative Agent is advised by any Bank that deposits in dollars (in the applicable amounts) are not being offered to such Bank(s) in the relevant market for such Interest Period, or

     (b) Banks having fifty percent (50%) or more of the aggregate amount of the Total Commitment advise Administrative Agent that the Adjusted Eurodollar Rate as determined by Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding their respective shares of the requested Borrowing which will be subject to a Eurodollar Tranche for such Interest Period, Administrative Agent shall give notice thereof to Borrower and Banks, whereupon the obligations of Banks to allow interest to be computed by reference to the Adjusted Eurodollar Rate shall be suspended until Administrative Agent notifies Borrower that the circumstances giving rise to such suspension no longer exist. Unless Borrower notifies Administrative Agent at least two (2) Domestic Business Days before the date of any Borrowing for which a Request for Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as an Adjusted Base Rate Borrowing.

     SECTION 13.2. ILLEGALITY OF EURODOLLAR LOANS. (a) If, after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Eurodollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Eurodollar Lending Office) to make, maintain or fund any portion of the Loan subject to a Eurodollar Tranche and such Bank shall so notify Administrative Agent, Administrative

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Agent shall forthwith give notice thereof to the other Banks and Borrower. Until such Bank notifies Borrower and Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to maintain or fund any portion of the Loan subject to a Eurodollar Tranche shall be suspended. Before giving any notice to Administrative Agent pursuant to this
SECTION 13.2, such Bank shall designate a different Eurodollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any portion of the Loan outstanding subject to a Eurodollar Tranche to maturity and shall so specify in such notice, Borrower shall immediately convert the principal amount of the Loan which is subject to a Eurodollar Tranche to an Adjusted Base Rate Tranche of an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the unaffected Eurodollar Tranches of the other Banks).

     (b) No Bank shall be required to make the Loan (or any portion thereof) hereunder if the making of the Loan (or any portion thereof) would be in violation of any law applicable to such Bank.

     SECTION 13.3. INCREASED COST OF EURODOLLAR TRANCHE. If after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

     (a) shall subject any Bank (or its Lending Office) to any tax, duty or other charge with respect to maintaining or funding any portion of the Loan subject to a Eurodollar Tranche, its Note or its obligation to allow interest to be computed by reference to the Adjusted Eurodollar Rate shall change the basis of taxation of payments to any Bank (or its Lending Office) of the principal of or interest on any portion of the Loan which is subject to any Eurodollar Tranche or any other amounts due under this Agreement in respect of any portion of the Loan which is subsequent to any Eurodollar Tranche or its obligation to allow interest to be computed by reference to the Adjusted Eurodollar Rate (except for changes in the rate of Tax on the overall net income of such Bank or its Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Lending Office is located); or

     (b) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Eurodollar Tranche any such requirement included in an applicable Eurodollar Reserve Percentage) against assets of, deposits with or for the account of or credit extended by, any Bank's Lending Office or shall impose on any Bank (or its Lending Office) or the applicable interbank Eurodollar market or any other condition affecting Eurodollar Tranches, its Note or its obligation to allow interest to be computed by reference to the Adjusted Eurodollar Rate;

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and the result of any of the  foregoing is to increase the cost to such Bank (or its Lending Office) of funding or maintaining any portion of the Loan subject to a Eurodollar Tranche, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within five (5) days after demand by such Bank (with a copy to the Administrative Agent), Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction. Each Bank will promptly notify Borrower and Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this SECTION 13.3 and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this SECTION 13.3 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

     SECTION 13.4. ADJUSTED BASE RATE TRANCHE SUBSTITUTED FOR AFFECTED EURODOLLAR TRANCHE. If (a) the obligation of any Bank to fund or maintain any portion of the Loan subject to a Eurodollar Tranche has been suspended pursuant to SECTION 13.2, or (b) any Bank has demanded compensation under SECTION 13.3 and Borrower shall, by at least five (5) Eurodollar Business Days prior notice to such Bank through the Administrative Agent, have elected that the provisions of this SECTION 13.4 shall apply to such Bank, then, unless and until such Bank notifies Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

     (a) any Tranche which would otherwise be characterized by such Bank as a Eurodollar Tranche shall instead be deemed an Adjusted Base Rate Tranche (on which interest and principal shall be payable contemporaneously with the unaffected Eurodollar Tranches of the other Banks); and

     (b) after all of its Eurodollar Tranches have been repaid, all payments of principal which would otherwise be applied to repay Eurodollar Tranches shall be applied to repay its Adjusted Base Rate Tranches instead.

     SECTION 13.5. CAPITAL ADEQUACY. If after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof, by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law), shall:

     (a) impose, modify or deem applicable any reserve, special deposit, compensatory loan, deposit insurance, capital adequacy, minimum capital, capital ratio or similar requirement against all or any assets held by, deposits or accounts with, credit extended by or to, or commitments to extend credit or any other acquisition of funds by any Bank (or its Lending Office), or impose on

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any Bank (or its  Lending  Office)  any other  condition,  with  respect  to the maintenance by such Bank of all or any part of its Commitment; or

     (b) subject any Bank (or its Lending Office) to, or cause the termination or reduction of a previously granted exemption with respect to, any Tax with respect to the maintenance by such Bank of all or any part of its Commitment (other than Taxes assessed against such Bank's overall net income); and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of maintaining its Commitment or to reduce the amount of any sums received or receivable by it (or its Lending Office) under this Agreement or any other Loan Paper, or to reduce the rate of return on such Bank's equity in connection with this Agreement, as the case may be, by an amount which such Bank deems material then, in any such case, within five (5) days of demand by such Bank (or its Lending Office) (with a copy to Administrative Agent), Borrower shall pay to such Bank (or its Lending Office) such additional amount or amounts as will compensate such Bank for any additional cost, reduced benefit, reduced amount received or reduced rate of return. Each Bank will promptly notify Borrower and Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this SECTION 13.5. A certificate of any Bank claiming compensation under this SECTION 13.5 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

     Without limiting the foregoing, in the event any event or condition described in this SECTION 13.5 shall occur or arise which relates to the maintenance by any Bank of that part of its Commitment which is in excess of its Commitment Percentage of the Borrowing Base then in effect (such excess portion of such Commitment of any Bank is hereinafter referred to as its "SURPLUS COMMITMENT"), such Bank shall notify Administrative Agent and Borrower of the occurrence of such event or the existence of such condition and of the amount of a fee (to be computed on a per annum basis with respect to such Bank's Surplus Commitment) which such Bank determines in good faith will compensate such Bank for such additional cost, reduced benefit, reduced amount received or reduced rate of return. Within five (5) Domestic Business Days following receipt of such notice, Borrower shall notify such Bank whether it accepts or rejects such fee (if Borrower fails to timely respond to such notice it will be deemed to have accepted such fee). If Borrower rejects such fee, the applicable Commitment of each Bank will be automatically and permanently reduced to the Borrowing Base applicable to such Commitment and then in effect. If Borrower accepts such fee, such fee shall accrue from and after the date of such Bank's notice and shall be payable in arrears (based on the daily average balance of such Bank's Surplus Commitment) on the last day of each Fiscal Quarter and on the Termination Date. Such fee shall be in lieu of any amounts to which such Bank would otherwise be entitled in respect of its Surplus Commitment pursuant to the other provisions of this SECTION 13.5 for the period on and after the date of such notice unless such Bank determines that such fee is not adequate to fully compensate such Bank for any additional cost, reduced benefit, reduced amount received or reduced rate of return such Bank may thereafter incur in respect of such Bank's Surplus Commitment. In that event such Bank shall be entitled to such additional compensation to which such Bank is otherwise entitled pursuant to this SECTION 13.5.

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     SECTION 13.6.  TAXES. All amounts payable by Borrower under the Loan Papers
(whether principal, interest, fees, expenses, or otherwise) to or for the account of each Bank shall be paid in full, free of any deductions or withholdings for or on account of any Taxes. If Borrower is prohibited by law from paying any such amount free of any such deductions and withholdings, then (at the same time and in the same manner that such original amount is otherwise due under the Loan Papers) Borrower shall pay to or for the account of such Bank such additional amount as may be necessary in order that the actual amount received by such Bank after deduction and/or withholding (and after payment of any additional Taxes due as a consequence of the payment of such additional amount, and so on) will equal the amount such Bank would have received if such deduction or withholding were not made.

     SECTION 13.7. DISCRETION OF BANKS AS TO MANNER OF FUNDING. Notwithstanding any provisions of this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of its Commitment in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Bank had actually funded and maintained the Loan (or any portion thereof) subject to a Eurodollar Tranche during the Interest Period for the Loan (or any portion thereof) through the purchase of deposits having a maturity corresponding to the last day of such Interest Period and bearing an interest rate equal to the Adjusted Eurodollar Rate for such Interest Period.

                                   ARTICLE XIV

                                  MISCELLANEOUS

     SECTION 14.1. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telecopy or similar writing) and shall be given (a) if to Agent or any Bank, to such party at its address, telex or telecopy number set forth on SCHEDULE 1 hereof, or (b) if to Borrower or any of its Subsidiaries, at the address, telex or telecopy number for Borrower set forth on the signature page hereto or such other address, telex or telecopy number as such party may hereafter specify for the purpose by notice to Administrative Agent and Borrower, as the case may be. Each such notice, request or other communication shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this SECTION 14.1 and the appropriate answerback is received or receipt is otherwise confirmed, (b) if given by mail, one (1) Domestic Business Day after deposit in the mails with first class postage prepaid, addressed as aforesaid, or (c) if given by any other means, when delivered at the address specified in this SECTION 14.1; PROVIDED THAT notices to Administrative Agent under ARTICLE II or XIII shall not be effective until received.

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     SECTION 14.2.  NO WAIVERS.  No failure or delay by any Agent or any Bank in exercising any right, power or privilege hereunder or under any Note or other Loan Paper shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law or in any of the other Loan Papers.

     SECTION 14.3. EXPENSES; DOCUMENTARY TAXES; INDEMNIFICATION. (a) Borrower shall pay (i) all out-of-pocket expenses of Administrative Agent, including reasonable fees and disbursements of special counsel for Administrative Agent, in connection with the preparation of this Agreement and the other Loan Papers and, if appropriate, the recordation of the Loan Papers, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder, and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by each Agent and each Bank, including fees and disbursements of counsel in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom, fees of auditors and consultants incurred in connection therewith and investigation expenses incurred by each Agent and each Bank in connection therewith. Borrower shall indemnify each Bank against any Taxes imposed by reason of the execution and delivery of this Agreement or the Notes.

     (b) Borrower agrees to indemnify each Agent and each Bank and hold each Agent and each Bank harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of counsel for each Agent and each Bank in connection with any investigative, administrative or judicial proceeding, whether or not such Bank shall be designated a party thereto) which may be incurred by any Agent or any Bank relating to or arising out of this Agreement or any actual or proposed use of proceeds of the Loan; PROVIDED THAT no Bank shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct, IT BEING THE INTENTION HEREBY THAT EACH BANK AND EACH AGENT SHALL BE INDEMNIFIED FOR THE CONSEQUENCES OF ITS OWN ORDINARY NEGLIGENCE.

     SECTION 14.4. RIGHT AND SHARING OF SET-OFFS. (a) Upon the occurrence and during the continuance of any Event of Default, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of Borrower against any and all of the obligations of Borrower now or hereafter existing under this Agreement and any Note held by such Bank, irrespective of whether or not such Bank shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Bank agrees promptly to notify Borrower after any such setoff and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Bank under this SECTION 14.4(A) are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Bank may have.

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     (b) Each Bank agrees that if it shall, by exercising any right of setoff or counterclaim or otherwise, receive payment after the occurrence and during the continuance of an Event of Default of a proportion of the aggregate amount of principal and interest due with respect to the Loan which is greater than the proportion received by any other Bank in respect of the Loan, the Bank receiving such proportionately greater payment shall purchase such participations in the interests in the Loan held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loan held by Banks shall be shared by Banks ratably in accordance with their respective Commitment Percentages; PROVIDED THAT nothing in this SECTION 14.4 shall impair the right of any Bank to exercise any right of setoff or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of Borrower other than its indebtedness under the Loan. Borrower agrees, to the fullest extent it may effectively do so under applicable law, that Participants may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of Borrower in the amount of such participation.

     SECTION 14.5. AMENDMENTS AND WAIVERS. Any provision of this Agreement, the Notes or the other Loan Papers may be amended or waived if, but only if such amendment or waiver is in writing and is signed by Borrower and Required Banks (and, if the rights or duties of any Agent are affected thereby, by such Agent); PROVIDED THAT no such amendment or waiver shall, unless signed by all Banks, (a) increase the Commitment of any Bank or subject any Bank to any additional obligation, (b) forgive any of the principal of or reduce the rate of interest on the Loan or any fees hereunder, (c) postpone the date fixed for any payment of principal of or interest on the Loan or any fees hereunder including the Termination Date, (d) change the percentages of the Total Commitment, or the number of Banks which shall be required for the Banks or any of them to take any action under this SECTION 14.5 or any other provision of this Agreement, (e) permit Borrower to assign any of its rights hereunder, (f) amend or waive any of the provisions of ARTICLE IV or the definitions contained in SECTION 1.1 applicable thereto, or (g) provide for release or substitution of collateral for the Obligations or any part thereof other than releases required pursuant to sales of collateral which are expressly permitted by SECTION 9.5 hereof. Borrower, Agent and each Bank further acknowledge that any decision by any Agent or any Bank to enter into any amendment, waiver or consent pursuant hereto shall be made by such Bank or Agent in its sole discretion, and in making any such decision each such Agent and each such Bank shall be permitted to give due consideration to any credit or other relationship any such Agent or any such
Bank may have with Borrower, any Affiliate of Borrower, or any other Unrestricted Subsidiary of Borrower.

     SECTION 14.6. SURVIVAL. All representations, warranties and covenants made by Borrower herein or in any certificate or other instrument delivered by it or in its behalf under the Loan Papers shall be considered to have been relied upon by Banks and shall survive the delivery to Banks of such Loan Papers or the extension of the Loan (or any part thereof), regardless of any investigation made by or on behalf of Banks.

     SECTION 14.7. LIMITATION ON INTEREST. Regardless of any provision contained in the Loan Papers, Banks shall never be entitled to receive, collect, or apply, as interest on the Loan, any

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amount  in excess of the  Maximum  Lawful  Rate,  and in the  event  Banks  ever receive, collect or apply as interest any such excess, such amount which would be deemed excessive interest shall be deemed a partial prepayment of principal and treated hereunder as such; and if the Loan is paid in full, any remaining excess shall promptly be paid to Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Lawful Rate, Borrower and Banks shall, to the extent permitted under applicable law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof and (c) amortize, prorate, allocate and spread, in equal parts, the total amount of the interest throughout the entire contemplated term of the applicable Notes, so that the interest rate is the Maximum Lawful Rate throughout the entire term of the Notes; PROVIDED, HOWEVER, that if the unpaid principal balance thereof is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Lawful Rate, Banks shall refund to Borrower the amount of such excess and, in such event, Banks shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Lawful Rate.

     SECTION 14.8. INVALID PROVISIONS. If any provision of the Loan Papers is held to be illegal, invalid, or unenforceable under present or future laws effective during the term thereof, such provision shall be fully severable, the Loan Papers shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of the Loan Papers a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

     SECTION 14.9. WAIVER OF CONSUMER CREDIT LAWS. Pursuant to Article 15.10(b) of Chapter 15, Subtitle 79, Revised Civil Statutes of Texas, 1925, as amended, Borrower agrees that such Chapter 15 shall not govern or in any manner apply to the Loan.

     SECTION 14.10. SUCCESSORS AND ASSIGNS. (a) Each Loan Paper binds and inures to the parties to it, any intended beneficiary of it, and each of their respective successors and permitted assigns. No Company may assign or transfer any rights or obligations under any Loan Paper without first obtaining all Banks' consent, and any purported assignment or transfer without all Banks' consent is void. No Bank may transfer, pledge, assign, sell any participation in, or otherwise encumber its portion of the Obligations except as permitted by clauses (b) or (c) below.

     (b) Any Bank may (subject to the provisions of this section, in accordance with applicable law, in the ordinary course of its business, and at any time) sell to one or more Persons (each a "PARTICIPANT") participating interests in its portion of the Obligations. The selling Bank remains a "Bank" under the Loan Papers, the Participant does not become a "Bank" under the Loan Papers, and the selling Bank's obligations under the Loan Papers remain unchanged. The selling Bank remains solely responsible for the performance of its obligations and remains the holder of its

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share of the outstanding  Loan for all purposes under the Loan Papers.  Borrower and each Agent shall continue to deal solely and directly with the selling Bank in connection with that Bank's rights and obligations under the Loan Papers, and each Bank must retain the sole right and responsibility to enforce due obligations of the Companies. Participants have no rights under the Loan Papers except certain voting rights as provided below. Subject to the following, each Bank may obtain (on behalf of its Participants) the benefits of ARTICLE XIII with respect to all participations in its part of the Obligations outstanding from time to time so long as Borrower is not obligated to pay any amount in excess of the amount that would be due to that Bank under ARTICLE XIII calculated as though no participations have been made. No Bank may sell any participating interest under which the Participant has any rights to approve any amendment, modification, or waiver of any Loan Paper except as to matters in SECTIONS 14.5(A) through 14.5(G).

     (c) Each Bank may make assignments to the Federal Reserve Bank. Each Bank may also assign to one or more assignees (each an "ASSIGNEE") all or any part of its rights and obligations under the Loan Papers so long as (i) the assignor Bank and Assignee execute and deliver to each Agent and Borrower for their consent and acceptance (that may not be unreasonably withheld) an assignment and assumption agreement in substantially the form of EXHIBIT G (an "ASSIGNMENT AND ASSUMPTION AGREEMENT") and pay to Administrative Agent a processing fee of $2,500, (ii) the Assignee acquires an identical percentage interest in the Commitment of the assignor Bank and an identical percentage of the interests in the outstanding Loan held by such assignor Bank, and (iii) the conditions (including, without limitation, minimum amounts of the Total Commitment that may be assigned or that must be retained) for that assignment set forth in the applicable Assignment and Assumption Agreement are satisfied. The "Effective Date" in each Assignment and Assumption Agreement must (unless a shorter period is agreeable to Borrower and Administrative Agent) be at least five (5) Domestic Business Days after it is executed and delivered by the assignor Bank and Assignee to Administrative Agent and Borrower for acceptance. Once that Assignment and Assumption Agreement is accepted by Administrative Agent and Borrower, then, from and after the Effective Date stated in it (i) Assignee automatically becomes a party to this Agreement and, to the extent provided in that Assignment and Assumption Agreement, has the rights and obligations of a Bank under the Loan Papers, (ii) the assignor Bank, to the extent provided in that Assignment and Assumption Agreement, is released from its obligations to fund Borrowings under this Agreement and its reimbursement obligations under this Agreement and, in the case of an Assignment and Assumption Agreement covering all of the remaining portion of the assignor Bank's rights and obligations under the Loan Papers, that Bank ceases to be a party to the Loan Papers, (iii) Borrower shall execute and deliver to the assignor Bank and Assignee the appropriate Notes in accordance with this Agreement following the transfer, (iv) upon delivery of the Notes under clause (iii) preceding, the assignor Bank shall return to Borrower all Notes previously delivered to that Bank under this Agreement, and (v) SCHEDULE 1 is automatically deemed to be amended to reflect the name, address, telecopy number, and Commitment of Assignee and the remaining Commitment (if any) of the assignor Bank, and Administrative Agent shall prepare and circulate to Borrower and Banks an amended SCHEDULE 1 reflecting those changes.

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     SECTION  14.11.  TEXAS LAW.  THIS  AGREEMENT,  EACH NOTE AND THE OTHER LOAN
PAPERS HAVE BEEN EXECUTED AND DELIVERED IN THE STATE OF TEXAS AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES OF AMERICA, EXCEPT TO THE EXTENT THAT THE LAWS OF ANY STATE IN WHICH ANY PROPERTY INTENDED AS SECURITY FOR THE OBLIGATIONS IS LOCATED NECESSARILY GOVERN (A) THE PERFECTION AND PRIORITY OF THE LIENS IN FAVOR OF AGENT AND BANKS WITH RESPECT TO SUCH PROPERTY, AND (B) THE EXERCISE OF ANY REMEDIES (INCLUDING FORECLOSURE) WITH RESPECT TO SUCH PROPERTY.

     SECTION 14.12. CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES. (a) Borrower hereby irrevocably submits to the jurisdiction of any Texas State or Federal court sitting in the Northern District of Texas over any action or proceeding arising out of or relating to this Agreement or any other Loan Papers, and Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Texas State or Federal court. Borrower hereby irrevocably appoints The Corporation Company (the "PROCESS
AGENT"), with an office on the date hereof at 1675 Broadway, Denver, Colorado 80202, as its agent to receive on behalf of Borrower proper service of copies of the summons and complaint and any other process which may be made by mailing or delivering a copy of such process to Borrower (as applicable) in care of the Process Agent at the Process Agent's above address, and Borrower hereby irrevocably authorizes and directs the Process Agent to accept such service on their behalf. As an alternative method of service, Borrower also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to Borrower at its address specified in
SECTION 14.1. Borrower agrees that a final judgment on any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     (b) Nothing in this SECTION 14.12 shall affect any right of Banks to serve legal process in any other manner permitted by law or affect the right of any Bank to bring any action or proceeding against Borrower or any of its Subsidiaries or their properties in the courts of any other jurisdictions.

     (c) To the extent that Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Borrower hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the other Loan Papers.

     SECTION 14.13. COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when Administrative Agent shall have received counterparts hereof signed by all of the parties hereto or, in the case of any Bank as to which an executed counterpart shall not have been received,

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Administrative   Agent  shall  have  received   telegraphic   or  other  written
confirmation from such Bank of execution of a counterpart hereof by such Bank.

     SECTION 14.14. NO THIRD PARTY BENEFICIARIES. It is expressly intended that there shall be no third party beneficiaries of the covenants, agreements, representations or warranties herein contained other than Participants and Assignees permitted pursuant to SECTION 14.10 and Affiliates of any Bank which hold any part of the Obligations.

     SECTION 14.15. COMPLETE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN PAPERS COLLECTIVELY REPRESENT THE FINAL AGREEMENT BY AND AMONG BANKS, AGENTS AND BORROWER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF BANKS, AGENTS AND BORROWER. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG BANKS, AGENTS AND BORROWER.

     SECTION 14.16. WAIVER OF JURY TRIAL. BORROWER, AGENTS AND BANKS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN PAPERS AND FOR ANY COUNTERCLAIM THEREIN.

                  [Remainder of page intentionally left blank]

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
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective Authorized Officers effective as of the day and year first above written.

BORROWER:

PATINA OIL & GAS CORPORATION,

a Delaware corporation

By:     /S/ DAVID J. KORNDER
           David J. Kornder,
           Vice President

          1625 Broadway
          Denver, Colorado 80202
          Attn:  David J. Kornder

Telecopy No.:  (303) 592-8600

with a copy to:

Thomas J. Edelman
595 Madison Avenue
27th Floor

New York, New York 10022
Telecopy No.:  212-888-6877

BANKS:

TEXAS COMMERCE BANK NATIONAL ASSOCIATION

By:     /S/ DALE S. HURD
            Dale S. Hurd, Senior Vice President

NATIONSBANK OF TEXAS, N.A.

By:     /S/ J. SCOTT FOWLER
            J. Scott Fowler, Vice President

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
CIBC, Inc.

By:     /S/ ALEKSANDRA K. DYMANUS
            Aleksandra K. Dymanus, Authorized Signatory

CREDIT LYONNAIS NEW YORK BRANCH

By:     /S/ PASCAL POUPELLE
            Pascal Poupelle, Senior Vice President

WELLS FARGO BANK, N.A.

By:     /S/ GREGORY J. PETRUSKA
            Gregory J. Petruska, Vice President

BANK ONE, TEXAS, N.A.

By:     /S/ BRAD BARTEK
            Brad Bartek, Vice President

ADMINISTRATIVE AGENT:

TEXAS COMMERCE BANK NATIONAL ASSOCIATION

By:     /S/ DALE S. HURD
           Dale S. Hurd, Senior Vice President

DOCUMENTARY AGENT:

NATIONSBANK OF TEXAS, N.A.

By:     /S/ J. SCOTT FOWLER
            J. Scott Fowler, Vice President

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
CO-AGENTS:

CIBC, INC.

By:     /S/ ALEKSANDRA K. DYMANUS
            Aleksandra K. Dymanus, Authorized Signatory

CREDIT LYONNAIS NEW YORK BRANCH

By:     /S/ PASCAL POUPELLE
            Pascal Poupelle, Senior Vice President

WELLS FARGO BANK, N.A.

By:     /S/ GREGORY J. PETRUSKA
            Gregory J. Petruska, Vice President

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
                                    EXHIBIT A

                                      NOTE

$_______________        Houston, Texas                             April 1, 1997


        FOR VALUE RECEIVED, the undersigned, Patina Oil & Gas Corporation, a Delaware corporation ("MAKER"), promises to pay to the order of [NAME OF BANK OR LENDING OFFICE] ("PAYEE"), at the offices of Texas Commerce Bank National Association, as Administrative Agent (herein so called), at 1111 Fannin, 9th Floor, Houston, Texas 77002, for Payee and the other Banks hereinafter described, the principal sum of [AMOUNT OF SUCH BANK'S COMMITMENT] ($___________), or so much thereof as may be advanced and outstanding, together with interest, as hereinafter described.

        This Note has been executed and delivered pursuant to, and is subject to and governed by, the terms of that certain Amended and Restated Credit Agreement dated effective as of April 1, 1997 (as hereafter renewed, extended, amended, or supplemented, the "AGREEMENT") among Maker, Payee, Administrative Agent, NationsBank of Texas, N.A., as Documentary Agent, Wells Fargo Bank, N.A., CIBC, Inc. and Credit Lyonnais New York Branch, as Co-Agents, and the other Banks named therein and is one of the "NOTES" referred to therein. Unless otherwise defined herein or unless the context hereof otherwise requires, each term used herein with its initial letter capitalized has the meaning given to such term in the Agreement.

        Maker also promises to pay interest on the unpaid principal amount hereof in like money at the offices of Administrative Agent above referenced from the date hereof at the rates applicable to amounts outstanding under the Loan provided in the Agreement.

        Accrued interest shall be due and payable on the expiration of each Interest Period with respect to any part of the principal outstanding hereunder which is subject to a Eurodollar Tranche with an Interest Period then expiring. The principal balance of this Note shall be paid at the times and in the amounts required by the Agreement. The entire outstanding principal balance hereof and all accrued but unpaid interest thereon shall be due and payable in full on the Termination Date.

        Upon and subject to the terms and conditions of the Agreement, Maker shall be entitled to prepay the principal of or interest on this Note from time to time and at any time, in whole or in part.

        Upon the occurrence and continuance of an Event of Default, and upon the conditions stated in the Agreement, Administrative Agent may, at its option, and shall, to the extent required in accordance with the terms of the Agreement, declare the entire unpaid principal of and accrued interest on this Note immediately due and payable (provided that, upon the occurrence of certain Events of Default, and upon the conditions stated in the Agreement, such acceleration shall be automatic), without notice (except as otherwise required by the Agreement), demand, or

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
presentment, all of which are hereby waived, and the holder hereof shall have the right to offset against this Note any sum or sums owed by the holder hereof to Maker. All past-due principal of and, to the extent permitted by law, accrued interest on this Note shall, at the option of the holder hereof, bear interest at the lesser of (a) the Maximum Lawful Rate or (b) the Adjusted Base Rate plus 2% until paid.

        Notwithstanding the foregoing, if at any time, any rate of interest calculated under SECTION 2.5 of the Agreement (the "CONTRACT RATE") exceeds the Maximum Lawful Rate, the rate of interest hereunder shall be limited to the Maximum Lawful Rate, but any subsequent reductions in the Contract Rate shall not reduce the rate of interest on this Note below the Maximum Lawful Rate until the total amount of interest accrued equals the amount of interest which would have accrued (including the amount of interest which would have accrued prior to the payment or prepayment of any portion of this Note) if the Contract Rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of this Note, the total amount of interest paid or accrued on this Note is less than the amount of interest which would have accrued if the Contract Rate had at all times been in effect with respect thereto, then at such time the Maker shall pay to the holder of this Note an amount equal to the difference between (a) the lesser of the amount of interest which would have accrued if the Contract Rate had at all times been in effect and the amount of interest which would have accrued if the Maximum Lawful Rate had at all times been in effect, and (b) the amount of interest actually paid or accrued on this Note.

                          PATINA OIL & GAS CORPORATION,

                                            a Delaware corporation

                                            By:    /S/ DAVID J. KORNDER
                                                       David J. Kornder,
                                            Its:   Vice President

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

                                           LOANS, MATURITIES, AND
                                      PAYMENTS OF PRINCIPAL AND INTEREST

                   Payee's
                  Commitment   Expiration of Rate of Interest                                  Unpaid
   Borrowing    Percentage of    Interest     Applicable to      Amount of     Amount of      Principal    Notation Made
     Date         Borrowing       Period         Tranche     Principal Paid  Interest Paid     Balance           By
=============== ============== ============= ================  ============= =============  ============= ================



















=============== ============== ============= ================  ============= =============  ============= ================





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
                                    EXHIBIT B

                                PLEDGE AGREEMENT

        THIS PLEDGE AGREEMENT (this "Pledge Agreement") is dated as of the 1st day of April, 1997, by and between PATINA OIL & GAS CORPORATION, a Delaware corporation ("PLEDGOR"), and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Banks (as defined herein) (Texas Commerce Bank National Association in its capacity as Administrative Agent for the Banks is hereinafter referred to as "PLEDGEE").

                                     W I T N E S S E T H:

        WHEREAS, Pledgor, Pledgee, NationsBank of Texas, N.A., as Documentary Agent, Wells Fargo Bank, N.A., CIBC, Inc., and Credit Lyonnais, as Co-Agents, Texas Commerce Bank National Association, individually, NationsBank of Texas,
N.A.,  individually,   Wells  Fargo  Bank,  N.A.,   individually,   CIBC,  Inc.,
individually, Credit Lyonnais New York Branch, individually, and Bank One, Texas, N.A., individually (Texas Commerce Bank National Association, individually, NationsBank of Texas, N.A., individually, Wells Fargo Bank, N.A., individually, CIBC, Inc., individually, Credit Lyonnais New York Branch, individually, and Bank One, Texas, N.A., individually are herein collectively referred to as "BANKS") are parties to that certain Amended and Restated Credit Agreement (the "CREDIT AGREEMENT") dated effective as of April 1, 1997, pursuant to which Banks have agreed to (i) make a revolving credit loan to Pledgor, and
(ii) issue and participate in Letters of Credit for the account of Pledgor and its Restricted Subsidiaries (unless otherwise defined herein, all terms used herein with their initial letter capitalized shall have the meaning given such terms in the Credit Agreement); and

        WHEREAS, it is a condition to the agreement of Banks to make the Loan and issue and participate in Letters of Credit and Letter of Credit Exposure under the Credit Agreement that Pledgor execute and deliver this Pledge Agreement in favor of Pledgee.

        NOW, THEREFORE, for valuable consideration, receipt of which is hereby acknowledged and confessed, Pledgor agrees with Pledgee as follows:

     1. PLEDGE. Upon the terms hereof, Pledgor hereby grants to Pledgee, for the ratable benefit of each Bank and any holder from time to time of the Notes, a security interest in and to the rights, titles and interests of Pledgor in and to all of the following rights, interests and property: (a) all of the issued and outstanding shares of capital stock and other investment property issued by SOCO Wattenberg Corporation, a Delaware corporation, and any other Restricted Subsidiary of Pledgor, now owned or hereafter acquired, (collectively, the "RESTRICTED SUBSIDIARIES" and individually, a "RESTRICTED SUBSIDIARY"), including, without limitation, the shares of the Restricted

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
Subsidiaries owned by Pledgor on the date hereof (the "PLEDGED SHARES"); and (b) any and all proceeds or other sums arising from or by virtue of, and all dividends and distributions (cash or otherwise) payable and/or distributable with respect to, all or any of the Pledged Shares described in clause (a) preceding (the rights, interests and property described in clauses (a) and (b) preceding are collectively referred to herein as the "COLLATERAL").

     2. SECURED OBLIGATION. The security interest herein granted (the "SECURITY INTEREST") shall secure payment and performance of the Obligations.

     3. REPRESENTATIONS AND WARRANTIES; RELATED COVENANTS. Pledgor represents, warrants, covenants and agrees to and with Administrative Agent, for the benefit of each Bank, that: (a) Pledgor is the legal and beneficial owner of the Pledged Shares issued by the Restricted Subsidiaries; (b) the Pledged Shares are duly authorized and issued, fully paid and non-assessable, and all documentary, stamp or other taxes or fees owing in connection with the issuance, transfer and/or pledge thereof hereunder have been paid; (c) no dispute, right of setoff, counterclaim or defense exists with respect to all or any part of the Collateral; (d) the Collateral is free and clear of all Liens, options, warrants, puts, calls or other rights of third persons, and restrictions, other than (i) those Liens arising under this Pledge Agreement or any other of the Loan Papers and Liens for Taxes not yet due and payable, and (ii) restrictions on transferability imposed by applicable state and federal securities laws; (e) Pledgor has full right and authority to pledge the Pledged Shares and other Collateral for the purposes and upon the terms set out herein; (f) certificates representing the Pledged Shares have been delivered to Pledgee, together with a duly executed blank stock power with signatures guaranteed, for each certificate; (g) the Pledged Shares constitute all of the issued and outstanding capital stock of the Restricted Subsidiaries of every class; and (h) the Restricted Subsidiaries have not issued, and there are not outstanding, any options, warrants or other rights to acquire capital stock of the Restricted Subsidiaries.

     4.  COVENANTS.  (a)  Pledgor  covenants  and agrees to,  from time to time, promptly execute and deliver to Pledgee all such other assignments, certificates, supplemental writings and financing statements as Pledgee reasonably requests in order to perfect or evidence the Security Interest. Pledgor further agrees that if Pledgor shall at any time acquire any additional shares of the capital stock or other investment property issued by any Restricted Subsidiary, and whether such acquisition shall be by purchase, exchange, reclassification, dividend, or otherwise, Pledgor shall forthwith (and without the necessity for any request or demand by Pledgee) deliver the certificates representing such capital stock or investment property to Pledgee, in the same manner and with the same effect as described in paragraphs 1 and 3 hereof. Such capital stock or investment property shall constitute "PLEDGED SHARES" and "COLLATERAL" and shall be subject to the Liens herein created, for the purposes and upon the terms and conditions set forth in this Pledge Agreement and the other Loan Papers. Pledgor further covenants and agrees that, without the prior written consent of all Banks, Pledgor shall not (i) transfer any of Pledgor's rights, titles or interests in and to the Collateral or any part thereof; or (ii) create any other Lien or otherwise encumber any of the Collateral, or permit any of the Collateral to ever be or become subject to any Lien, attachment, execution, sequestration, other legal or equitable process or any Lien or encumbrance of any kind, except the Security Interest.

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     (b) Pledgor will promptly  execute and deliver,  or cause the execution and
delivery  of,  all   applications,   certificates,   instruments,   registration
statements, and all other documents and papers Pledgee may reasonably request in
connection   with  the  obtaining  of  any  consent,   approval,   registration,
qualification, or authorization of any other Person necessary or appropriate for the effective exercise of any rights under this Pledge Agreement. Without limiting the generality of the foregoing, Pledgor agrees that in the event Pledgee shall exercise any rights to sell, transfer, or otherwise dispose of, or vote, consent, or take any other action in connection with any of the Collateral pursuant to this Pledge Agreement, Pledgor shall execute and deliver all applications, certificates, and other documents as Pledgee may reasonably request and shall otherwise promptly, fully and diligently cooperate with Pledgee and any other necessary Persons, in making any application for the prior consent or approval of any other Person to the exercise by Pledgee of any rights relating to all or any of the Collateral. Furthermore, because Pledgor agrees that Pledgee's remedies at law for failure of Pledgor to comply with the provisions of this paragraph 4(b) would be inadequate and that such failure would not be adequately compensable in damages, Pledgor agrees that the covenants of this paragraph 4(b) may be specifically enforced.

     (c) Pledgor will preserve, warrant, and defend the Liens created hereby in the Collateral against the claims of all Persons whomsoever; will maintain and preserve such Liens at all times as contemplated by the Loan Papers; will not at any time assign, transfer, or otherwise dispose of its right, title and interest in and to any of the Collateral; will not at any time directly or indirectly create, assume, or suffer to exist any Lien, warrant, put, option, or other rights of third Persons and restrictions, other than the Liens created by this Pledge Agreement in and to the Collateral or any part thereof; and will not do or suffer any matter or thing whereby the Liens created by this Pledge Agreement in and to the Collateral might or could be impaired.

     5. CONVERSIONS; ETC. Should the Collateral, or any part thereof, ever be in any manner converted by any Restricted Subsidiary into another property of the same or another type or any money or other proceeds ever be paid or delivered to Pledgor as a result of Pledgor's rights in the Collateral, then, in any such event (except as otherwise provided herein), all such property, money and other proceeds shall be and/or become part of the Collateral, and Pledgor covenants forthwith to pay or deliver to Pledgee (as pledgeholder for the pro rata benefit of each Bank as provided above) all of the same which is susceptible of delivery; and at the same time, if any Bank deems it necessary and so requests, Pledgor will properly endorse or assign the same to Pledgee (as pledgeholder for the pro rata benefit of each Bank as provided above). Without limiting the generality of the foregoing, Pledgor hereby agrees that the shares of capital stock or other investment property of the surviving corporation in any merger or consolidation involving any Restricted Subsidiary shall be deemed to constitute the same property as the Collateral. With respect to any such property of a kind requiring an additional security agreement, financing statement or other writing to perfect a security interest therein in favor of Pledgee (as pledgeholder for the pro rata benefit of each Bank as provided above), Pledgor will forthwith execute and deliver to Pledgee whatever any Bank shall deem necessary or proper for such purpose.

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
     6. NO DUTY TO FIX OR PRESERVE RIGHTS. Neither Pledgee nor any Bank shall have any duty to fix or preserve rights against prior parties to the Collateral or shall ever be liable for failure to use diligence to collect any amount payable with respect to the Pledged Shares, or any part thereof, but shall be liable only to account to Pledgor for what such Bank may actually collect or receive thereon.

     7. RIGHTS OF PARTIES BEFORE AND AFTER THE OCCURRENCE OF A DEFAULT.

     (a) EXERCISING SHAREHOLDER RIGHTS PRIOR TO A DEFAULT. Unless and until a Default shall occur,

     (i) Pledgor shall be entitled to receive all cash dividends paid out of net income on a current basis to Pledgor in respect of or attributable to the Pledged Shares or other Collateral. Notwithstanding the foregoing, Pledgee shall be entitled to receive, whether or not a Default has occurred, (A) any and all other Distributions, including, but not limited to, stock dividends, liquidating Distributions or other Distributions in property made on or with respect to the Pledged Shares or any other Collateral and any proceeds of Collateral, whether resulting from subdivision, combination, or reclassification of the outstanding capital stock or other investment property issued by any Restricted Subsidiary or as a result of any merger, consolidation, acquisition, or other exchange of assets (whether or not permitted by any Loan Paper), or to which any Restricted Subsidiary is a party, and
          (B) all sums paid on any Collateral upon liquidation or dissolution or reduction of capital, repurchase, retirement, or redemption. All such sums, dividends, distributions, proceeds, or other property described in clauses (A) and (B) preceding shall, if received by any Person other than Pledgee, be held in trust for the benefit of Pledgee and shall forthwith be delivered to Pledgee (accompanied by proper instruments of assignment and/or stock and/or bond powers executed by Pledgor in accordance with Pledgee's instructions) to be held subject to the terms of this Pledge Agreement. Any cash proceeds of the Collateral, other than cash dividends which Pledgor is then permitted to receive and retain under the Loan Papers, which come into the possession of Pledgee may, at Pledgee's option, be applied in whole or in part to the Obligations (to the extent then due), be released in whole or in part to or on the written instructions of Pledgor for any general or specific purpose otherwise permitted by the Loan Papers, or be retained in whole or in part by Pledgee as additional security for the payment and performance of the Obligations. All interest and other amounts earned from any investment of such proceeds may be dealt with by Pledgee in the same manner as other cash proceeds; and

     (ii) Pledgor shall have the right to vote and give consents with respect to all of the Collateral and to consent to, ratify, or waive notice of any and all meetings; PROVIDED THAT such right shall in no case be exercised for any

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
          purpose contrary to, or in violation of, any of the terms or the provisions of this Pledge Agreement, the Credit Agreement, or any other Loan Paper.

     (b) EXERCISING SHAREHOLDER RIGHTS AFTER THE OCCURRENCE OF A DEFAULT. Upon the occurrence of a Default, Pledgee, without the consent of Pledgor, may:

          (i) At any time vote or consent in respect of any of the Pledged Shares and authorize any Collateral to be voted and such consents to be given, ratify and waive notice of any and all meetings, and take such other action as shall seem desirable to Pledgee, in its discretion, to protect or further the interests of Banks and Pledgee in respect of any of the Pledged Shares as though it were the outright owner thereof, and Pledgor hereby irrevocably constitutes and appoints Pledgee its sole proxy and attorney-in-fact, with full power of substitution to vote and act with respect to any and all Pledged Shares standing in the name of Pledgor or with respect to which Pledgor is entitled to vote and act. The proxy and power of attorney herein granted are coupled with interests, are irrevocable, and shall continue throughout the term of this Pledge Agreement;

          (ii) In respect of any Pledged Shares, join in and become a party to any plan of recapitalization, reorganization, or readjustment (whether voluntary or involuntary) as shall seem desirable to Pledgee in respect of any such Pledged Shares, and deposit any such Pledged Shares under any such plan; make any exchange, substitution, cancellation, or surrender of such Pledged Shares required by any such plan and take such action with respect to any such Pledged Shares as may be required by any such plan or for the accomplishment thereof; and no such disposition, exchange, substitution, cancellation, or surrender shall be deemed to constitute a release of Pledged Shares from the Lien of this Pledge Agreement;

          (iii)Receive all payments of whatever kind made upon or with respect to any

               Collateral; and

          (vi) Transfer into its name, or into the name or names of its nominee or nominees, all or any of the Collateral.

     (c) RIGHT OF SALE AFTER THE OCCURRENCE OF A DEFAULT. Upon the occurrence of a Default, Pledgee may sell, without recourse to judicial proceedings, with the right (except at private sale) to bid for and buy, free from any right of redemption, the Pledged Shares or any part thereof, upon five (5) days' notice (which notice is agreed to be reasonable notice for the purposes hereof) to Pledgor of the time and place of sale, for cash, upon credit or for future delivery, at Pledgee's option and in Pledgee's complete discretion:

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          (i)  At  public  sale,  including  a sale  at any  broker's  board  or exchange;

          (ii) At private sale in any manner which will not require the Pledged Shares, or any part thereof, to be registered in accordance with The Securities Act of 1933 (as amended, the "ACT") or the rules and regulations promulgated --- thereunder, or any other law or regulation, at the best price reasonably obtainable by Pledgee at any such private sale or other disposition in the manner mentioned above. Pledgee is also hereby authorized, but not obligated, to take such actions, give such notices, obtain such consents, and do such other things as Pledgee may deem required or appropriate in the event of sale or disposition of any of the Pledged Shares. Pledgor understands that Pledgee may in its discretion approach a restricted number of potential purchasers and that a sale under such circumstances may yield a lower price for the Pledged Shares, or any portion thereof, than would otherwise be obtainable if the same were registered and sold in the open market. Pledgor agrees (a) that in the event Pledgee shall so sell the Pledged Shares, or any portion thereof, at such private sale or sales, Pledgee shall have the right to rely upon the advice and opinion of any member firm of a national securities exchange as to the best price reasonably obtainable upon such a private sale thereof (any expense borne by Pledgee in obtaining such advice to be paid by Pledgor as an expense related to the exercise by Pledgee of its rights hereunder), and (B) that such reliance shall be conclusive evidence that Pledgee handled such matter in a commercially reasonable manner.

     In case of any sale by the Pledgee of the Pledged Shares on credit or for future delivery, the Pledged Shares sold may be retained by Pledgee until the selling price is paid by the purchaser, but Pledgee shall incur no liability in case of failure of the purchaser to take up and pay for the Pledged Shares so sold. In case of any such failure, such Pledged Shares so sold may be again similarly sold.

     In connection with the sale of the Pledged Shares, Pledgee is authorized, but not obligated, to limit prospective purchasers to the extent deemed necessary or desirable by Pledgee to render such sale exempt from the registration requirements of the Act, and any applicable state securities laws, and no sale so made in good faith by Pledgee shall be deemed not to be "commercially reasonable" because so made. If Pledgee determines to exercise its right to sell all or any of the Pledged Shares, and if in the opinion of Gardere & Wynne, L.L.P. or such other reputable law firm selected by Pledgee ("LAW FIRM"), it is necessary or advisable to have such securities registered under the provisions of such Act, or any similar law relating to the registration of securities, Pledgor agrees, at its own expense, to (i) execute and deliver all such instruments and documents, and to do or cause to be done other such acts and things as may be necessary or, in the opinion of Law Firm, advisable to register such securities under the provisions of such Act or any applicable similar law relating to the registration of securities, and Pledgor will use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for such period as Pledgee shall

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reasonably  request,  and to make all  amendments  thereof and/or to the related prospectus which, in the opinion of Law Firm, are necessary or desirable, all in conformity with the requirements of such Act and the rules and regulations of the Securities and Exchange Commission applicable thereto; (ii) use its best efforts to qualify such securities under state "blue sky" or securities laws and to obtain the necessary approval of any Tribunal (as hereinafter defined) to the sale of such securities, all as reasonably requested by Pledgee; and (iii) at the request of Pledgee, indemnify and hold harmless, and to cause the Restricted Subsidiaries to agree to indemnify and hold harmless, Pledgee, each Bank, any underwriters (and any Person controlling any of the foregoing), and their
respective   employees,    officers,    agents,   attorneys,   and   accountants
(collectively, the "INDEMNIFIED PARTIES") from and against any loss, liability, claim, damage and expense (including without limitation, reasonable fees of counsel incurred in connection therewith) under such Act or otherwise, insofar as such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under such Act or other securities laws, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon any omission or any alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, such indemnification to remain operative regardless of any investigation made by or on behalf of any Indemnified Party; provided that Pledgor shall not be liable in any case to the extent that any such loss, liability, claim, damage, or expense arises out of or is based upon any untrue statement or alleged untrue statement or an omission or an alleged omission made in reliance upon and in conformity with written information furnished to Pledgor and/or the Restricted Subsidiaries by an Indemnified Party. As used in this Paragraph 9(c) and in Paragraph 15(a), the term "TRIBUNAL" means any court or governmental department, commission, board, bureau, agency or instrumentality of the United State or of a state, commonwealth, nation, territory, possession, county, parish, or municipality, whether now or hereinafter constituted or existing.

     (d) OTHER RIGHTS AFTER A DEFAULT. Upon the occurrence of a Default, Pledgee, at its election (but subject to the terms and conditions of the Credit Agreement) may exercise any and all rights available to a secured party under the Uniform Commercial Code as enacted in the State of Texas or other applicable jurisdiction, as amended, in addition to any and all other rights afforded by the Loan Papers, at law, in equity, or otherwise.

     (e) APPLICATION OF PROCEEDS. Pledgee shall apply the proceeds of any sale or other disposition of the Pledged Shares in the manner provided in the Credit Agreement.

     8. NOTICES. Whenever this Pledge Agreement requires or permits any consent, approval, notice, request, or demand from one party to another, the consent, approval, notice, request, or demand must be given in the manner provided in
Section 14.1 of the Credit Agreement.

     9. RIGHT TO FILE AS FINANCING STATEMENT. Pledgee or any Bank shall have the right at any time to execute and file this Pledge Agreement as a financing statement, but the failure of Pledgee or any Bank to do so shall not impair the validity or enforceability of this Pledge Agreement.

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     10. WAIVER OF CERTAIN  RIGHTS.  (a) To the full extent that it may lawfully so agree,  Pledgor agrees that it will not at any time plead,  claim or take the
benefit  of  any  appraisement,   valuation,  stay,  extension,   moratorium  or
redemption law now or hereafter in force in order to prevent or delay the enforcement of this Pledge Agreement, or the absolute sale of all or any part of the Pledges Shares or the possession thereof by any purchaser at any sale hereunder, and Pledgor hereby waives the benefit of all such laws to the extent it lawfully may. Each right, power and remedy of Pledgee provided for in this Pledge Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Pledge Agreement or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Pledgee of any one or more of such rights, power or remedies shall not preclude the simultaneous or later exercise by Pledgee of any or all such other rights, powers or remedies. No failure or delay on the part of Pledgee to exercise any such right, power or remedy and no notice or demand which may be given to or made upon Pledgor by Pledgee with respect to any such remedies shall operate as a waiver thereof, or limit or impair Pledgee's right to take any action or to exercise any power or remedy hereunder, without notice or demand, or prejudice its rights as against Pledgor in any respect.

     (b) Except to the extent required under the Credit Agreement or any other Loan Paper, Pledgor hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever in respect of the Notes as well as any requirement that the Pledgee or any holder of any of the Notes exhausts any right or remedy or takes any action in connection with the Notes or the Loan Papers before exercising any right or remedy under this Pledge Agreement. The obligations of Pledgor hereunder shall not be affected or impaired by reason of the happening from time to time of any of the following, although without notice to or the consent of Pledgor:

          (i) the waiver by Pledgee or any of the holders of the Notes of the performance or observance by Pledgor or any other Borrower of any of its agreements, covenants, terms or conditions contained in the Loan Papers or in any Note;

          (ii) the voluntary or involuntary liquidation, dissolution, sale of all or substantially all of the assets, marshaling of assets and liabilities, receivership, conservatorship, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, winding up, or other similar proceedings affecting Pledgor, the Restricted Subsidiaries or any Borrower;

          (iii)the release by operation of law of Pledgor or any other Borrower from the performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Papers; or

          (iv) the release of any security for the Notes, whether under this Pledge Agreement or any of the Loan Papers.

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     11. AMENDMENTS.  This Pledge Agreement may be amended only by an instrument in writing executed jointly by Pledgor and Pledgee (subject to the approval of the requisite Banks as provided in the Credit Agreement) and supplemented only by documents delivered or to be delivered in accordance with the express terms hereof.

     12. MULTIPLE COUNTERPARTS. This Pledge Agreement may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which shall constitute, collectively, one agreement; but, in making proof of this Pledge Agreement, it shall not be necessary to produce or account for more than one such counterpart.

     13. PARTIES BOUND; ASSIGNMENT. This Pledge Agreement shall be binding on Pledgor and Pledgor's successors and assigns and shall inure to the benefit of Pledgee and Pledgee's successor and assigns.

     14. INVALID PROVISIONS. If any provision of this Pledge Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable, this Pledge Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of this Pledge Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

     15. COMPLETE AGREEMENT. THIS PLEDGE AGREEMENT AND THE OTHER LOAN PAPERS COLLECTIVELY REPRESENT THE FINAL AGREEMENT BY AND AMONG PLEDGEE AND PLEDGOR AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF PLEDGOR AND PLEDGEE. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN PLEDGOR AND PLEDGEE.

     16. WAIVER OF JURY TRIAL. PLEDGOR, FOR ITSELF, ITS SUCCESSORS AND ASSIGNS, AND THE PLEDGEE HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THEIR RIGHT TO A JURY TRIAL IN ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THIS PLEDGE AGREEMENT OR ANY OF THE OTHER LOAN PAPERS AND FOR ANY COUNTERCLAIM THEREIN.

     17. TEXAS LAW. THIS PLEDGE AGREEMENT AND THE OTHER LOAN PAPERS HAVE BEEN EXECUTED AND DELIVERED IN THE STATE OF TEXAS AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES OF AMERICA, EXCEPT TO THE EXTENT THAT THE LAWS OF ANY STATE IN WHICH ANY PROPERTY INTENDED AS SECURITY FOR THE OBLIGATIONS IS LOCATED NECESSARILY GOVERN (A) THE

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PERFECTION  AND  PRIORITY OF THE LIENS IN FAVOR OF PLEDGEE  WITH RESPECT TO SUCH
PROPERTY, AND (B) THE EXERCISE OF ANY REMEDIES (INCLUDING FORECLOSURE) WITH RESPECT TO SUCH PROPERTY.

        EXECUTED as of April 1, 1997.

                                    PLEDGOR:

                                    PATINA OIL & GAS CORPORATION,

                                    a Delaware corporation

                                    By:     /S/ DAVID J. KORNDER
                                               David J. Kornder,
                                               Vice President

ACCEPTED AND AGREED as of the
1st day of April, 1997,

TEXAS COMMERCE BANK NATIONAL ASSOCIATION,

as Administrative Agent for the Banks

By:     /S/ DALE S. HURD
            Dale S. Hurd,
            Senior Vice President

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                                    EXHIBIT C

                                    GUARANTY

        THIS GUARANTY (this "GUARANTY") is dated as of the 1st day of April, 1997, by SOCO Wattenberg Corporation, a Delaware corporation ("GUARANTOR"), in favor of TEXAS COMMERCE BANK NATIONAL ASSOCIATION, NATIONSBANK OF TEXAS, N.A., CIBC, INC., CREDIT LYONNAIS NEW YORK BRANCH, WELLS FARGO BANK, N.A., and BANK ONE, TEXAS, N.A. and each of their successors and assigns as permitted pursuant to Section 14.10 of the Credit Agreement (Texas Commerce Bank National
Association [acting as Bank but not as Administrative Agent], NationsBank of Texas, N.A. [acting as a Bank but not as Documentary Agent], CIBC, Inc., Credit Lyonnais New York Branch and Wells Fargo Bank, N.A. [each acting as a Bank but not as Co-Agents] and Bank One, Texas, N.A. acting as a Bank, and each of their successors and assigns are collectively referred to herein as "Noteholders").

                              W I T N E S S E T H:

        WHEREAS, Patina Oil & Gas Corporation, a Delaware corporation ("BORROWER"), Noteholders, Texas Commerce Bank National Association, as Administrative Agent ("ADMINISTRATIVE AGENT"), NationsBank of Texas, N.A., as Documentary Agent and CIBC, Inc., Credit Lyonnais and Wells Fargo Bank, N.A., as Co-Agents are parties to that certain Amended and Restated Credit Agreement (the "CREDIT AGREEMENT") dated effective as of April 1, 1997, pursuant to which Noteholders have agreed to (i) make a revolving credit loan to Patina, and (ii) issue and participate in Letters of Credit issued on behalf of Borrower and certain of its Restricted Subsidiaries (unless otherwise defined herein, all terms used herein with their initial letter capitalized shall have the meaning given such terms in the Credit Agreement); and

        WHEREAS, Noteholders have required, as a condition to making the Loan under the Credit Agreement, that Guarantor execute and deliver this Guaranty; and

        WHEREAS, Guarantor has determined that valuable benefits will be derived by it as a result of the Credit Agreement and the Loan to be made by Banks thereunder; and

        WHEREAS, Guarantor has further determined that the benefits accruing to it from the Credit Agreement exceed Guarantor's anticipated liability under this Guaranty.

        NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Guarantor hereby covenants and agrees as follows:

        1. Guarantor hereby absolutely and unconditionally guarantees the prompt, complete and full payment when due, no matter how such shall become due, of the Obligations, and further guarantees that Borrower will properly and timely perform the Obligations. Notwithstanding any contrary provision in this Guaranty, however, Guarantor's maximum liability under this Guaranty

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is limited, to the extent, if any, required so that its liability is not subject to avoidance under applicable Debtor Relief Laws (as such term is defined in Paragraph 8 hereof).

        2. If Guarantor is or becomes liable for any indebtedness owing by Borrower to Noteholders by endorsement or otherwise than under this Guaranty, such liability shall not be in any manner impaired or affected hereby, and the rights of Noteholders hereunder shall be cumulative of any and all other rights that Noteholders may ever have against Guarantor. The exercise by Noteholders of any right or remedy hereunder or under any other instrument, at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

        3. In the event of default by Borrower in payment of the Obligations, or any part thereof, when such Obligations become due, either by their terms or as the result of the exercise of any power to accelerate, Guarantor shall, on demand, and without further notice of dishonor and without any notice having been given to Guarantor previous to such demand of the acceptance by Noteholders of this Guaranty, and without any notice having been given to such Guarantor previous to such demand of the creating or incurring of such Obligations, pay the amount due thereon to Noteholders at the Administrative Agent's office as set forth in the Credit Agreement, and it shall not be necessary for any Noteholder, in order to enforce such payment by Guarantor, first, to institute suit or exhaust its remedies against Borrower or others liable on such Obligations, to have Borrower joined with Guarantor in any suit brought under this Guaranty or to enforce their rights against any security which shall ever have been given to secure such indebtedness; provided, however, that in the event Noteholders elect to enforce and/or exercise any remedies they may possess with respect to any security for the Obligations prior to demanding payment from Guarantor, Guarantor shall nevertheless be obligated hereunder for any and all sums still owing to Noteholders on the Obligations and not repaid or recovered incident to the exercise of such remedies.

        4. Notice to Guarantor of the acceptance of this Guaranty and of the making, renewing or assignment of the Obligations and each item thereof, are hereby expressly waived by Guarantor.

        5. Each payment on the Obligations shall be deemed to have been made by Borrower unless express written notice is given to Administrative Agent at the time of such payment that such payment is made by Guarantor as specified in such notice.

        6. If all or any part of the Obligations at any time are secured, Guarantor agrees that Noteholders may at any time and from time to time, at their discretion and with or without valuable consideration, allow substitution or withdrawal of collateral or other security and release collateral or other security or compromise or settle any amount due or owing under the Credit Agreement or amend or modify in whole or in part the Credit Agreement or any Loan Papers executed in connection with same without impairing or diminishing the obligations of Guarantor hereunder. Guarantor further agrees that if Borrower executes in favor of Noteholders any collateral agreement, mortgage or other security instrument, the exercise by Noteholders of any right or remedy thereby conferred on Noteholders shall be wholly discretionary with Noteholders, and that the exercise or failure to exercise any such right or remedy shall in no way impair or diminish the obligation of Guarantor hereunder. Guarantor further agrees that Noteholders and Administrative Agent shall not be liable for their failure to use diligence in the collection of the Obligations or in preserving the

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liability of any person liable for the Obligations,  and Guarantor hereby waives presentment for payment, notice of nonpayment, protest and notice thereof (including, notice of acceleration), and diligence in bringing suits against any Person liable on the Obligations, or any part thereof.

        7. Guarantor agrees that Noteholders, in their discretion, may (i) bring suit against all guarantors (including, without limitation, Guarantor hereunder) of the Obligations jointly and severally or against any one or more of them,
(ii) compound or settle with any one or more of such guarantors for such consideration as the Noteholders may deem proper, and (iii) release one or more of such guarantors from liability hereunder, and that no such action shall impair the rights of Noteholders to collect the Obligations (or the unpaid balance thereof) from other such guarantors of the Obligations, or any of them, not so sued, settled with or released. Guarantor agrees, however, that nothing contained in this paragraph, and no action by Noteholders permitted under this paragraph, shall in any way affect or impair the rights or obligations of such guarantors among themselves.

        8. Guarantor represents and warrants to Noteholders that (i) Guarantor is a corporation duly organized and validly existing under the laws of the State of Delaware; and (ii) Guarantor possesses all requisite authority and power to authorize, execute, deliver and comply with the terms of this Guaranty; this Guaranty has been duly authorized and approved by all necessary action on the part of Guarantor and constitutes a valid and binding obligation of Guarantor enforceable in accordance with its terms, except as the enforcement thereof may be limited by applicable Debtor Relief Laws; and no approval or consent of any court or governmental entity is required for the authorization, execution, delivery or compliance with this Guaranty which has not been obtained (and copies thereof delivered to Noteholders). As used in this Paragraph 8, "DEBTOR RELIEF LAWS" means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

        9. Guarantor covenants and agrees that until the Obligations are paid and performed in full, except as otherwise provided in the Credit Agreement or unless Noteholders give their prior written consent to any deviation therefrom, it will (i) at all times maintain its existence and authority to transact business in any State where Guarantor has assets and operations; and (ii) promptly deliver to Noteholders and to Administrative Agent such information respecting its business affairs, assets and liabilities as Noteholders may reasonably request. The failure of Guarantor to comply with the terms of this paragraph shall be a Default under the Credit Agreement.

        10. This Guaranty is for the benefit of the Noteholders, their successors and assigns, and in the event of an assignment by Noteholders (or their successors or assigns) of the Obligations, or any part thereof, the rights and benefits hereunder, to the extent applicable to the Obligations so assigned, may be transferred with such Obligations. Subject to the preceding paragraph hereof, this Guaranty is binding, not only on Guarantor, but on the legal representatives, successors and assigns of Guarantor.

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
        11. No modification, consent, amendment or waiver of any provision of this Guaranty, nor consent to any departure by Guarantor therefrom, shall be effective unless the same shall be in writing and signed by Required Banks, and then shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Guarantor in any case shall, of itself, entitle Guarantor to any other or further notice or demand in similar or other circumstances. No delay or omission by Noteholders in exercising any power or right hereunder shall impair any such right or power or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such power preclude other or further exercise thereof, or the exercise of any other right or power hereunder. All rights and remedies of Noteholders hereunder are cumulative of each other and of every other right or remedy which Noteholders may otherwise have at law or in equity or under any other contract or document, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

        12. No provision herein or in any promissory note, instrument or any other Loan Paper executed by Borrower or Guarantor evidencing the Obligations shall require the payment or permit the collection of interest in excess of the Maximum Lawful Rate. If any excess of interest in such respect is provided for herein or in any such promissory note, instrument, or any other Loan Paper, the provisions of this paragraph shall govern, and neither Borrower nor Guarantor shall be obligated to pay the amount of such interest to the extent that it is in excess of the amount permitted by law. The intention of the parties being to conform strictly to any applicable federal or state usury laws now in force, all promissory notes, instruments and other Loan Papers executed by Borrower or Guarantor evidencing the Obligations shall be held subject to reduction to the amount allowed under said usury laws as now or hereafter construed by the courts having jurisdiction.

        13. If Guarantor should breach or fail to perform any provision of this Guaranty, Guarantor agrees to pay Noteholders all costs and expenses (including court costs and reasonable attorneys fees) incurred by Noteholders in the enforcement hereof.

        14. The liability of Guarantor under this Guaranty shall in no manner be impaired, affected or released by the insolvency, bankruptcy, making of an assignment for the benefit of creditors, arrangement, compensation, composition or readjustment of Borrower, or any proceedings affecting the status, existence or assets of Borrower or other similar proceedings instituted by or against Borrower and affecting the assets of Borrower.

        15. Guarantor understands and agrees that any amounts of Guarantor on account with Noteholders may be offset to satisfy the obligations of Guarantor hereunder.

        16. Guarantor hereby subordinates and makes inferior any and all indebtedness now or at any time hereafter owed by Borrower to Guarantor to the Obligations evidenced by the Credit Agreement and agrees after the occurrence of a Default under the Credit Agreement, or any event which with notice, lapse of time, or both, would constitute a Default under the Credit Agreement, not to permit Borrower to repay, or to accept payment from Borrower of, such indebtedness or any part thereof without the prior written consent of Noteholders.

GUARANTY (SWAT) - Page 86

        17. Guarantor hereby waives any and all rights of subrogation to which Guarantor may otherwise be entitled against Borrower, or any other guarantor of the Obligations, as a result of any payment made by Guarantor pursuant to this Guaranty.

        18. As of the date hereof, the fair saleable value of the property of Guarantor is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of Guarantor, and Guarantor is able to pay all of its liabilities as such liabilities mature and Guarantor does not have unreasonably small capital within the meaning of Section 548, Title 11, United States Code, as amended. In computing the amount of contingent or liquidated liabilities, such liabilities have been computed at the amount which, in light of all the facts and circumstances existing as of the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability.

        19. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable, such provision shall be fully severable; this Guaranty shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of this Guaranty a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

        20. (a) Except to the extent required for the exercise of the remedies provided in the other security instruments, Guarantor hereby irrevocably submits to the nonexclusive jurisdiction of any Texas state or federal court over any action or proceeding arising out of or relating to this Guaranty or any other Loan Paper, and Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Texas state or federal court. Guarantor hereby irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of venue of any Litigation arising out of or in connection with this Guaranty or any of the Loan Papers brought in district courts of Dallas County, Texas, or in the United States District Court for the Northern District of Texas, Dallas Division. Guarantor hereby irrevocably waives any claim that any Litigation brought in any such court has been brought in an inconvenient forum. Guarantor hereby agrees to designate and maintain an agent for service of process in Dallas, Texas in connection with any such Litigation and to deliver to Noteholders evidence thereof. Guarantor hereby irrevocably consents to the service of process out of any of the aforementioned courts in any such Litigation by the mailing of copies thereof by certified mail, return receipt requested, postage prepaid, to Guarantor's office at 1625 Broadway Blvd., Suite 2200, Denver, Colorado 80202. Guarantor irrevocably agrees that any legal proceeding against Noteholders shall be brought in the district courts of Dallas County, Texas, or in the United States District Court for the Northern District of Texas, Dallas Division. Nothing herein shall affect the right of Noteholders to commence legal proceedings or otherwise proceed against Guarantor in any jurisdiction or to serve process in any manner permitted by applicable law. As used herein, the term "LITIGATION" means any proceeding, claim, lawsuit or investigation (i) conducted or threatened by or before any court or governmental department, commission, board, bureau, agency or instrumentality of the United States or of any state, commonwealth, nation, territory, possession,

GUARANTY (SWAT) - Page 87
county, parish, or municipality, whether now or hereafter constituted or existing, or (ii) pending before any public or private arbitration board or panel.

               (b) Nothing in this PARAGRAPH 20 shall affect any right of the Noteholders to serve legal process in any other manner permitted by law or affect the right of any Noteholder to bring any action or proceeding against Guarantor either jointly or severally in the courts of any other jurisdictions.

               (c) To the extent that Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Guarantor hereby irrevocably waives such immunity in respect of its obligations under this Guaranty and the other Loan Papers.

        21. THIS GUARANTY AND THE OTHER LOAN PAPERS COLLECTIVELY REPRESENT THE FINAL AGREEMENT BY AND AMONG THE NOTEHOLDERS, THE ADMINISTRATIVE AGENT AND THE GUARANTOR AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE NOTEHOLDERS, THE ADMINISTRATIVE AGENT AND THE GUARANTOR. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE NOTEHOLDERS, THE ADMINISTRATIVE AGENT AND THE GUARANTOR.

        22. GUARANTOR, FOR ITSELF, ITS SUCCESSORS AND ASSIGNS, AND THE NOTEHOLDERS HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THEIR RIGHT TO A JURY TRIAL, IN ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY OR ANY OF THE OTHER LOAN PAPERS.

        23. THIS GUARANTY AND THE OTHER LOAN PAPERS HAVE BEEN EXECUTED AND DELIVERED IN THE STATE OF TEXAS AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES OF AMERICA, EXCEPT TO THE EXTENT THAT THE LAWS OF ANY STATE IN WHICH ANY PROPERTY INTENDED AS SECURITY FOR THE OBLIGATIONS IS LOCATED NECESSARILY GOVERN (A) THE PERFECTION AND PRIORITY OF THE LIENS IN FAVOR OF ADMINISTRATIVE AGENT AND BANKS WITH RESPECT TO SUCH PROPERTY, AND (B) THE EXERCISE OF ANY REMEDIES (INCLUDING FORECLOSURE) WITH RESPECT TO SUCH PROPERTY.

        EXECUTED effective as of the date first above written.

                                                   GUARANTOR:

                                                   SOCO WATTENBERG CORPORATION,

                                                   a Delaware corporation

GUARANTY (SWAT) - Page 88

                                                By:    /S/ DAVID J. KORNDER
                                                           David J. Kornder,
                                                           Vice President

                                    EXHIBIT D

                              REQUEST FOR BORROWING

        Reference is made to that certain Amended and Restated Credit Agreement dated effective as of April 1, 1997 (as from time to time amended, the "AGREEMENT") by and among Patina Oil & Gas Corporation ("PATINA"), Texas Commerce Bank National Association, as Administrative Agent, NationsBank of Texas, N.A., as Documentary Agent, Wells Fargo Bank, N.A., CIBC, Inc. and Credit Lyonnais New York Branch, as Co-Agents, and certain Banks as named and defined therein. Terms which are defined in the Agreement and which are used but not defined herein are used herein with the meanings given them in the Agreement. Pursuant to the terms of the Agreement, Patina hereby requests a Borrowing in the amount of $_____________ to be advanced on , .

        Patina requests that the Borrowing to be made hereunder shall be [AN ADJUSTED BASE RATE BORROWING] [A EURODOLLAR BORROWING] and shall have the Interest Periods all as set forth below:

TYPE OF BORROWING            AGGREGATE AMOUNT                    INTEREST PERIOD

        Patina and the Authorized Officer of Patina signing this instrument hereby certify that:

               (a) Such officer is the duly elected, qualified and acting officer of Patina as indicated below such officer's signature hereto.

               (b) The representations and warranties of Patina set forth in the Agreement and the Loan Papers delivered to Administrative Agent and Banks are true and correct on and as of the date hereof, with the same effect as though such representations and warranties had been made on and as of the date hereof or, if such representations and warranties are expressly limited to particular dates, as of such particular dates. No material changes have occurred in the financial condition of Patina or any of its Subsidiaries since the date of the last financial reports delivered to Banks pursuant to SECTION 8.1 of the Agreement.

               (c) There does not exist on the date hereof, any condition or event which constitutes a Default or Event of Default, nor will any such Default or Event of Default exist upon Patina's receipt and application of the proceeds requested hereby. Patina will use the proceeds hereby requested in compliance with the applicable provisions of the Agreement.

               (d) Patina has performed and complied with all agreements and conditions in the Agreement required to be performed or complied with by Patina on or prior to the date hereof, and each of the conditions precedent to the Borrowing contained in the Agreement remain satisfied in all material respects.

               (e) After giving effect to the Borrowing requested hereby, (i) the Outstanding Credit will not be in excess of the Borrowing Base on the date requested for the making of such Borrowing.

       IN  WITNESS   WHEREOF,   this   instrument   is   executed   as  of ----,
     ----------------------- 19-- .


                          PATINA OIL & GAS CORPORATION,

                                            a Delaware corporation

                                            By:    /S/ DAVID J. KORNDER
                                                       David J. Kornder,
                                            Its:       Vice President

                                    EXHIBIT E

                          REQUEST FOR LETTER OF CREDIT

        Reference is made to that certain Amended and Restated Credit Agreement dated effective as of April 1, 1997 (as from time to time amended, the "AGREEMENT"), by and among Patina Oil & Gas Corporation ("PATINA"), Texas Commerce Bank National Association, as Administrative Agent, NationsBank of Texas, N.A., as Documentary Agent, Wells Fargo Bank, N.A., CIBC, Inc., and Credit Lyonnais New York Branch, as Co-Agents, and certain other Banks as named and defined therein. Terms which are defined in the Agreement and which are used but not defined herein are used herein with the meanings given them in the Agreement.

        Pursuant to the terms of the Agreement, Patina hereby requests ________________ ("ISSUER") to issue a Letter of Credit for the account of Patina or _______________________, a Restricted Subsidiary of Patina, as follows:

               TYPE OF COMMITMENT:

               Requested Amount                    $
               Requested Date of Issuance
               Requested Expiration Date
               Summary of Terms
               (provide a brief description
               of conditions under which the
               drafts under such Letter of
               Credit are to be available)
               Beneficiary (Name/Address)




        Such Letter of Credit is more particularly described in the Letter of Credit Application and Agreement of Issuer which is attached hereto.

        Patina and the Authorized Officer of Patina signing this instrument hereby certify that:

               (a) Such officer is the duly elected, qualified and acting officer of Patina as indicated below such officer's signature hereto.

               (b) The representations and warranties of Patina set forth in the Agreement and the other Loan Papers delivered to Administrative Agent and Banks are true and correct on and as of the date hereof, with the same effect as though such representations and warranties had been made on and as of the date hereof, or if such representations and warranties are expressly limited to particular dates, as of such particular dates. No material changes have occurred in the financial condition of Patina since the date of the last financial reports delivered to Banks pursuant to Section 8.1 of the Agreement.

               (c) There does not exist on the date hereof any condition or event which constitutes a Default or Event of Default, nor will any such Default or Event of Default exist upon the issuance of the Letter of Credit requested hereby. Patina will use the Letter of Credit solely for purposes permitted by the Agreement.

               (d) Patina has performed and complied with all agreements and conditions in the Agreement required to be performed or complied with by Patina on or prior to the date hereof, and each of the conditions precedent to the issuance of Letters of Credit contained in the Agreement remain satisfied in all material respects.

               (e) After the issuance of the Letter of Credit requested hereby, the sum of (A) the outstanding principal balance of the Loan, plus (B) the Letter of Credit Exposure, will not be in excess of the Borrowing Base in effect on the date requested for the issuance of such Letter of Credit.

        IN WITNESS WHEREOF, this instrument is executed as of ________________, 19__.

                                            PATINA OIL & GAS CORPORATION

                                            a Delaware corporation

                                            By:    /S/ DAVID J. KORNDER
                                                       David J. Kornder,
                                            Its:       Vice President

                                    EXHIBIT F

                                 ROLLOVER NOTICE

        Reference is made to that certain Amended and Restated Credit Agreement dated effective as of April 1, 1997 (as from time to time amended, the "AGREEMENT"), by and among Patina Oil & Gas Corporation ("PATINA"), Texas Commerce Bank National Association, as Administrative Agent, NationsBank of Texas, N.A., as Documentary Agent, Wells Fargo Bank, N.A., CIBC, Inc. and Credit Lyonnais, as Co-Agents, and certain Banks as named and defined therein. Terms which are defined in the Agreement and which are used but not defined herein are used herein with the meanings given them in the Agreement.

        o Reference is hereby made to the existing Eurodollar Tranche outstanding under the Loan in the amount of $________ which is subject to an Interest Period expiring on _________________, 199__. Patina hereby requests that on the expiration of such Interest Period the portion of the principal of the Loan which is subject to such Tranche be made the subject of o an Adjusted Base Rate Tranche or o a Eurodollar Tranche having an Interest Period of ____ months.

        o Patina hereby requests that on __________________, 199__, a portion of the principal of the Loan in the amount of $______ which is currently the subject of an Adjusted Base Rate Tranche be made the subject of a Eurodollar Tranche having an Interest Period of _____ months.

        Patina and the Authorized Officer of Patina signing this instrument hereby certify that:

               (a) Such officer is the duly elected, qualified and acting officer of Patina as indicated below such officer's signature hereto;

               (b) There does not exist on the date hereof any condition or event which constitutes a Default or Event of Default; and

               (c) The representations and warranties of Patina set forth in the Agreement and the Loan Papers delivered to Administrative Agent and Banks are true and correct on and as of the date hereof, with the same effect as though such representations and warranties had been made on and as of the date hereof or, if such representations and warranties are expressly limited to particular dates, as of such particular dates.

   IN WITNESS WHEREOF, this instrument is executed as of              , 19    .
                                                        ---------------    ----

                                                   PATINA OIL & GAS CORPORATION

                             a Delaware corporation

                                                   By:    /S/ DAVID J. KORNDER
                                                          David J. Kornder,

                                                   Its:   Vice President

                                    EXHIBIT G

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

        THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "AGREEMENT") is dated _____________________, 199__, among __________________________ ("ASSIGNOR") and
______________________________ ("ASSIGNEE") and Texas Commerce Bank National Association, as Administrative Agent for the Banks ("ADMINISTRATIVE AGENT").

                                   BACKGROUND.

        A. Reference is made to that certain Amended and Restated Credit Agreement dated effective as of April 1, 1997 (as it may hereafter be amended or otherwise modified from time to time, being referred to as the "CREDIT AGREEMENT") among Patina Oil & Gas Corporation, (the "BORROWER"), the financial institutions parties thereto as Banks thereunder, Administrative Agent, NationsBank of Texas, N.A., as Documentary Agent, and Wells Fargo Bank, N.A., CIBC, Inc. and Credit Lyonnais, as Co-Agents. Unless otherwise defined, terms are used herein as defined in the Credit Agreement.

        B.     This Agreement is made with reference to the following facts:

               (i) Assignor is a Bank under and as defined in the Credit Agreement and, as such, presently holds a percentage of the rights and obligations of Banks under the Credit Agreement.

               (ii) As of the date hereof, the Total Commitment is $__________, Assignor's Commitment is $______________, and Assignor's Commitment Percentage is _______%.

               (iii) As of the date hereof, Assignor's Commitment Percentage of the outstanding principal balance of the Loan is $_______________.

               (iv) On the terms and conditions set forth below, Assignor desires to sell and assign to Assignee, and Assignee desires to purchase and assume from Assignor, as of the Effective Date (as defined below) ___________ percent (_______%) (the "ASSIGNED PERCENTAGE") of the Total Commitment (such Assigned Percentage constitutes percent ( %) of Assignor's Commitment).

                                   AGREEMENT.

        NOW, THEREFORE, Assignor and Assignee hereby agree as follows:

        1. By this Agreement, and effective as of _____________, 199_ (which must be at least five (5) Domestic Business Days after the execution and delivery of this Agreement to Borrower and each Agent for acceptance), Assignor hereby sells and assigns to Assignee, without recourse and, except as provided in PARAGRAPH 2 of this Agreement, without representation and warranty, and Assignee hereby purchases and assumes from Assignor, Assignor's rights and obligations under the Credit Agreement, to the extent of the Assigned Percentage of the Loan, the Letter of Credit Exposure, and the Commitment as in effect on the Effective Date.

        2. Assignor (a) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties  or  representations  made  in  or  in  connection  with  the  Credit
Agreement, any other Loan Paper or any other instrument or document furnished pursuant thereto, or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Loan Paper or any other instrument or document furnished pursuant thereto; and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or any Person or the performance or observance by Borrower or any Person of any of its obligations under the Loan Papers or any other instrument or document furnished pursuant thereto.

        3.  Assignee  (a)  confirms  that it has  received  a copy of the Credit
Agreement, together with copies of the most recent financial statements delivered to Assignor pursuant to SECTION 8 of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (b) agrees that it will, independently and without reliance upon the Administrative Agent, Documentary Agent, Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Loan Papers; (c) appoints and authorizes Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Papers as are delegated to Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (d) agrees that it will perform in accordance with their terms all of the obligations which, by the terms of the Credit Agreement and the other Loan Papers, are required to be performed by it as a Bank; (e) specifies, as its address for notice and Domestic Lending Office and Eurodollar Lending Office, the offices set forth beneath its name on the signature pages hereof, and (f) if Assignee is not organized under the laws of the United States of America or one of its states, Assignee (a) represents and warrants to Assignor, Administrative Agent and Borrower that (i) no Taxes are required to be withheld by Administrative Agent or Borrower with respect to any payments to be made to Assignee in respect of the Obligations and (ii) Assignee has furnished to Administrative Agent and Borrower two (2) duly completed copies of either U.S. Internal Revenue Service Form 4224, Form 1001, Form W-8, or other form acceptable to Administrative Agent that entitles Assignee to exemption from U.S. federal withholding Tax on all interest payments under the Loan Papers, (b) covenants to
(i) provide Administrative Agent and Borrower a new form 4224, Form 1001, Form W-8, or other form acceptable to Administrative Agent upon the expiration or obsolescence of any previously delivered form according to applicable laws and regulations, duly executed and completed by Assignee, and (ii) comply from time to time with all applicable laws and regulations with regard to the withholding Tax exemption, and (c) agrees that if any of the foregoing is not true or the applicable forms are not provided, then Borrower and Administrative Agent (without duplication) may deduct and withhold from interest payments under the Loan Papers any United States federal income Tax at the maximum rate under the Code.

        4. Borrower acknowledges its obligations under the Credit Agreement, and agrees, within five (5) Domestic Business Days after receiving an executed copy of this Agreement to execute and deliver to Administrative Agent, in exchange for the Note or Notes originally delivered to Assignor, new Notes to the order of Assignor and Assignee in amounts equal to their respective amounts of the Commitments.

        5. As of the Effective Date, (a) Assignee shall be a party to the Credit Agreement and, to the extent provided in this Agreement, have the rights and obligations of a Bank thereunder, (b) Assignor shall, to the extent provided in this Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and other Loan Papers, and (c) Assignor's Commitment Percentage shall be ______%, and Assignee's Commitment Percentage shall be --%.

        6. From and after the Effective Date, Administrative Agent shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest, fees and other amounts with respect thereto) to Assignee. Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.

        7. This Agreement shall not become effective until (a) counterparts of this Agreement are executed and delivered by Assignor and Assignee to Borrower, Administrative Agent and each Bank, (b) Borrower, each Agent and each Bank execute such counterparts, and (c) Administrative Agent receives a processing fee of $2,500 from Assignor or Assignee.

     8. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without reference to principles of conflict of laws.

                                            ASSIGNOR:

                                            By:
                                            Its:

                                            ASSIGNEE:

ADDRESS FOR NOTICE:

                                            By:    /S/ DAVID J. KORNDER
                                                       David J. Kornder,
                                            Its:       Vice President

Attn:
Tel:
Fax:

DOMESTIC LENDING OFFICE:

EURODOLLAR LENDING OFFICE:

Attn:
Tel:
Fax:

                              ADMINISTRATIVE AGENT:

                               TEXAS COMMERCE BANK

                              NATIONAL ASSOCIATION,

                                            as Administrative Agent

                                            By:    /S/ DALE S. HURD
                                                       Dale S Hurd,
                                            Its:   Senior Vice President

BORROWER:

Accepted and approved this ____ day of ________________________, 199_:

Patina Oil & Gas Corporation

By:     /S/ DAVID J. KORNDER
            David J. Kornder,
Its:        Vice President

                                    EXHIBIT H

                        CERTIFICATE OF OWNERSHIP INTEREST

        This Certificate of Ownership Interest (this "CERTIFICATE") is executed and delivered pursuant to that certain Amended and Restated Credit Agreement dated effective as of April 1, 1997 (as amended from time to time, the "AGREEMENT"), by and among Patina Oil & Gas Corporation ("PATINA"), Texas Commerce Bank National Association, as Administrative Agent, NationsBank of Texas, N.A., as Documentary Agent, Wells Fargo Bank, N.A., CIBC, Inc., and Credit Lyonnais, as Co-Agents, and certain Banks as named and defined therein. Unless otherwise defined herein, all capitalized terms shall have the meanings given such terms in the Agreement.

        In order to induce each Bank to enter into the Agreement and to make the Loan thereunder, Patina hereby represents and warrants to each Bank that after giving effect to the Merger, Patina holds good and valid title, beneficially and of record, subject only to Permitted Encumbrances, to the working interests and net revenue interests in and to all material oil and gas properties which are set forth in the Current Reserve Report.

        Patina acknowledges and agrees that each Bank is relying on this Certificate and the representations and warranties herein contained in entering into the Agreement and committing to make Loan thereunder, and but for Patina's execution and delivery of this Certificate, Banks would not enter into the Agreement and commit to extend credit thereunder.

        Executed effective as of the 1st day of April, 1997.

                                                   PATINA OIL & GAS CORPORATION,

                                                   a Delaware corporation

                                                   By:    /S/ DAVID J. KORNDER
                                                              David J. Kornder,
                                                   Its:       Vice President

                                   SCHEDULE 1

                             FINANCIAL INSTITUTIONS

               BANKS                  Commitment Amount    Commitment Percentage
Texas Commerce Bank National             $27,500,000              19.643%
Association
NationsBank of Texas, N.A.               $25,000,000              17.857%
CIBC, Inc.                               $22,500,000              16.071%
Credit Lyonnais New York Branch          $22,500,000              16.071%
Wells Fargo Bank, N.A.                   $22,500,000              16.071%
Bank One, Texas, N.A.                    $20,000,000              14.287%
Totals:                                 $140,000,000                100%
================================   =====================  ======================


 BANKS                    DOMESTIC LENDING OFFICE   EURODOLLAR LENDING OFFICE      ADDRESS FOR NOTICE
Texas Commerce Bank       2200 Ross Avenue,          2200 Ross Avenue,           2200 Ross Avenue,
                          3rd Floor                  3rd Floor                   3rd Floor
National Association      Dallas, Texas 75201        Dallas, Texas 75201         Dallas, Texas 75201
                          Fax No. (214) 965-2389     Fax No. (214) 965-2389      Fax No. (214) 965-2389

NationsBank of Texas,     901 Main Street,           901 Main Street,            901 Main Street, 64th Floor
N.A.                      64th Floor                 64th Floor                  64th Floor
                          Dallas, Texas 75202        Dallas, Texas 75202         Dallas, Texas 75202
                          Fax No. (214) 508-1285     Fax No. (214) 508-1285      Fax No. (214) 508-1285

CIBC, Inc.                2727 Paces Ferry Road,     2727 Paces Ferry Road,      909 Fannin,
                          Suite 1200                 Suite 1200                  Suite 1200
                          Atlanta, GA 30339          Atlanta, GA 30339           Houston, Texas 77010
                          Fax No. (770) 319-4950     Fax No. (770) 319-4950      Fax No. (713) 650-3727

Credit Lyonnais New York  1000 Louisiana,            1000 Louisiana,            1000 Louisiana,
Branch                    Suite 5360                 Suite 5360                  Suite 5360
                          Houston, Texas 77002       Houston, Texas 77002        Houston, Texas 77002
                          Fax No. (713) 751-0307     Fax No. (713) 751-0307      Fax No. (713) 751-0307

Wells Fargo Bank, N.A.    633 Seventeenth Street,    633 Seventeenth Street,     633 Seventeenth Street,
                          3rd Floor, North Tower     3rd Floor, North Tower      3rd Floor, North Tower
                          Denver, Colorado 80270     Denver, Colorado 80270      Denver, Colorado 80270
                          Fax No. (303) 293-5120     Fax No. (303) 293-5120      Fax No. (303) 293-5120

Bank One, Texas, N.A.     500 Throckmorton,          Throckmorton,               500 Throckmorton,
                          10th Floor                 10th Floor                  10th Floor
                          Ft. Worth, Texas 76102     Ft. Worth, Texas 76102      Ft. Worth, Texas 76102
                          Fax No. (817) 884-5622     Fax No. (817) 884-5622      Fax No. (817) 884-5622

========================  ========================== ==========================  ==========================

Administrative Agent - Address:

1111 Fannin, 9th Floor   with a copy to: 2200 Ross Avenue, 3rd Floor
Houston, Texas 77002                     Dallas, Texas 75201
Attn: Gale Manning                       Attn: Tim Perry
Fax: (713) 750-3810                      Fax: (214) 965-2389

Documentary Agent - Address:

901 Main Street, 64th Floor
Dallas, Texas 75202
Fax: (214) 508-1285

                                   SCHEDULE 2

                                   INVESTMENTS

                                      None

                                   SCHEDULE 3

                                      TAXES

1. Audit of federal income tax return for 1993. The claimed deficiency, which Borrower will contest vigorously, is approximately $1,064,000.

2. Audit of Colorado income tax return for 1992. A notice of deficiency for taxes of $136,760 has been received, which Borrower is appealing. Borrower has established reserves for this deficiency, plus interest.

3. Audit of Colorado sales and use taxes for 1990 through 1993. A notice of deficiency has been received, which Borrower is appealing. Borrower has established a reserve of $50,000.

4. Audit of Colorado severance tax returns for 1991 through 1993. A notice of deficiency for taxes of $478,363 has been received, which Borrower is protesting. Borrower has established a reserve of $511,000.

                                   SCHEDULE 4

                                  SUBSIDIARIES

Name and                    Qualified                Issued and Outstanding         Options,
State of Incorporation      Jurisdictions            Stock and Holder               Warrants, Etc.
----------------------      -------------            ----------------               --------------
SOCO Wattenberg             Colorado                 1,000                          None
Corporation                 Nebraska                 Common
Delaware                                             Patina Oil & Gas Corporation

Patina Well Services, Inc.  Colorado                 100                            None
Colorado                                             Patina Oil & Gas Corporation

                                   SCHEDULE 5

                                   OBLIGATIONS

                                      None

                                   SCHEDULE 6

                                      DEBT

                                                          3/31/97

                                                          (000's)
               Senior Bank Debt                              87,450

               Senior Subordinated Notes                     99,891

               Total Debt                                   187,341
                                                            =======